UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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COLFAX CORPORATION

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colfax

Proxy Statement
and
Notice of Annual Meeting

May 21, 2020 at 3 pm

Notice of 2020 Annual Meeting of Stockholders

Thursday, May 21, 2020

3:00 p.m. Local Time

Maryland Conference Center, 2720 Technology Drive, Annapolis Junction, Maryland 20701

To Our Stockholders:

Notice is hereby given that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Colfax Corporation will be held at the Maryland Conference Center located at 2720 Technology Drive, Annapolis Junction, Maryland 20701* on Thursday, May 21, 2020 at 3:00 p.m., local time, for the following purposes:

1.	To elect the ten members of the Board of Directors named in the attached proxy statement;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve the compensation of our named executive officers on an advisory basis (“say-on-pay”);
4.	To approve the Colfax Corporation 2020 Omnibus Incentive Plan; and
5.	To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement describes the matters to be considered at the Annual Meeting. Only stockholders of record at the close of business on April 2, 2020 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide our stockholders with the information that they need more quickly while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

As a stockholder of Colfax, your vote is important. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience and thank you for your continued support of Colfax Corporation.

Dated: April 9, 2020

By Order of the Board of Directors

Bradley J. Tandy

Secretary

*	We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments, and related agencies, have issued and may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our press releases, available at http://ir.colfaxcorp.com, and our filings with the SEC for updated information. If you are planning to attend our Annual Meeting, please check http://ir.colfaxcorp.com the week of the meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

Annual Meeting of Stockholders

Date and Time:	Thursday, May 21, 2020 at 3:00 pm EDT
Location:	2720 Technology Drive, Annapolis Junction, Maryland 20701
Record Date:	April 2, 2020

Availability of Proxy Materials – Use of Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 21, 2020: Our Annual Report to Stockholders and this Proxy Statement are available at www.proxyvote.com.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials primarily over the Internet. Accordingly, on or about April 9, 2020, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to vote at the Annual Meeting as of the close of business on April 2, 2020, the record date of the meeting. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who May Vote

You may vote if you were a stockholder of record at the close of business on the April 2, 2020, the record date.

How to Cast Your Vote

You can vote by any of the following methods:

Via the internet (www.proxyvote.com) through May 20, 2020;

By telephone (1-800-690-6903) through May 20, 2020;

By completing, signing and returning your proxy by mail in the envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NJ 11717 by May 20, 2020; or

Via in person attendance and voting at the Annual Meeting. If you are a stockholder of record, your admission card will serve as proof of ownership. If you hold your shares through a bank, broker or other nominee, you must bring proof of ownership and, to vote, a valid legal proxy from a stockholder of record.

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Voting Matters

We are asking you to vote on the following proposals at the Annual Meeting:

Proposal	Board Vote Recommendation	Page Reference
Proposal 1 – Election of Directors	FOR each director nominee	11
Proposal 2 – Approval of Auditor	FOR	23
Proposal 3 – Say-on-Pay	FOR	52
Proposal 4 – Approval of Colfax Corporation 2020 Omnibus Incentive Plan	FOR	54

Board and Governance Highlights

Balanced Board tenure with three new independent directors appointed since 2016
80% independent Board with two female directors
Stock ownership requirements for officers and directors
Anti-hedging, anti-pledging, and clawback policies

Board Nominees (page 12)

The following table provides summary information about each director nominee:

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Boards
Mitchell P. Rales	63	1995	Chairman of the Board, Colfax Corporation Chairman of the Executive Committee, Danaher Corporation		N/A	Danaher Corporation; Fortive Corporation
Matthew L. Trerotola	52	2015	President and Chief Executive Officer, Colfax Corporation		N/A	None
Patrick W. Allender	73	2008	Former Executive Vice President and Chief Financial Officer, Danaher Corporation		Nominating (Chair) Audit	Brady Corporation; Diebold Nixdorf, Inc.
Thomas S. Gayner	58	2008	Co-Chief Executive Officer, Markel Corporation		Audit	Markel Corporation; Cable One, Inc.; Graham Holdings, Inc.
Rhonda L. Jordan	62	2009	Former President, Kraft Foods Inc.		Compensation (Chair) Nominating	Ingredion, Inc.
Liam J. Kelly	53	2020	President and CEO of Teleflex Incorporated		N/A	Teleflex Incorporated
A. Clayton Perfall	61	2010	Operating Executive, Tailwind Capital		Audit (Chair)	None
Didier Teirlinck	63	2017	Former Executive Vice President, Climate Segment, Ingersoll Rand		Audit	None
Rajiv Vinnakota	49	2008	President, Woodrow Wilson National Fellowship Foundation		Compensation Nominating	None
Sharon Wienbar	58	2016	Former Venture Partner, Scale Venture Partners		Compensation	Resideo Technologies, Inc.

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Of our 10 director nominees:

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the Chairman of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

Corporate Social Responsibility and Sustainability

Our corporate sustainability program is organized around identifying, assessing and managing on an ongoing basis the environmental, social and governance (“ESG”) factors that are relevant to our long-term financial performance. Our sustainability program takes into account the interests of our key stakeholder constituencies, including employees, customers, our communities and our shareholders. ESG issues that we focus on across the Company include workplace health and safety, energy efficiency, waste management, climate risk, human capital management, diversity and inclusion, supply chain management, business ethics and compliance, and data privacy and protection. Selected aspects of our program are discussed below.

Governance We take ESG-related risks and opportunities into account in our strategic decision-making, both by the Board and management.

ESG matters are managed and monitored by senior management throughout the year. The Board exercises oversight over ESG matters at the full Board level and through our relevant committees.
In furtherance of our focus on long-term business sustainability, in 2019, we enhanced our oversight process by amending our Nominating and Corporate Governance Committee charter to expressly task the Committee with reviewing the Company’s undertakings with respect to ESG matters, including our role as a corporate citizen and policies and programs relating to health, safety and sustainability matters. The Nominating and Corporate Governance Committee will continue to coordinate with other Board committees on these matters as appropriate.

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Health, Safety and Environment The protection of human health, personal safety and environmental quality rank at the highest level of importance to Colfax.

Recent and ongoing initiatives to reduce incidents and promote human health and personal safety include the following:
–	Reporting for major injuries, dangerous occurrences (which are a leading indicator of major injuries) and near misses and enhancing our related data collection processes, trend analysis and incident response capabilities.
–	Developing and implementing a Fire Safety checklist in all global plants.
–	Instituting a summer of safety campaign.
–	Rolling out a new driver safety policy, metrics and communication program.
–	Establishing monthly EHS leader calls and quarterly all-hands global safety reviews.
–	Enhancing our focus on additional high hazards, specifically ergonomics (hoists, cranes, lifting and hand safety), electrical and flammable metals.
–	Introducing additional sustainability metrics and enhancing our environmental management strategy.
Many of our business units have set objectives for key environmental aspects, such as lowering energy and water use, and eliminating hazardous substances.

Labor Principles, Human Rights and Business Partners and Supply Chain As an equal opportunity employer‚ we are committed to a diverse workforce.

We also are reviewing our gender pay equity across our businesses and are committed to addressing any issues identified.
We have publicly stated our commitment to respecting human rights across all of our business operations in accordance with the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights and the ILO Declaration on Fundamental Principles and Rights at Work.

Without limiting the foregoing, we do not utilize or permit: Child labor, Forced labor, or Other abusive or unsafe working conditions.

We have adopted a Code of Conduct for Business Partners that sets out the expectations and standards that apply to any agents, distributors, dealers, contractors, intermediaries, joint venture partners, suppliers and other business partners doing business with Colfax. Among other things, the Code of Conduct for Business Partners addresses compliance with law, labor and human rights and health, safety and the environment.
We recently enhanced our website to include additional information on our corporate social responsibility program, employee benefits and supply chain practices.

In 2020, we intend to undertake a review of our ESG priorities and programs in connection with a project for the development of a comprehensive business sustainability model.

We will be reviewing selected ESG-related policies and procedures, with a focus in part on life-cycle impacts for our products, climate-linked emissions, and resource sustainability. As part of this review and project, we expect to produce and periodically update additional information on our ESG programs, objectives, and accomplishments.

We recognize the need for investors to have comparable, decision-useful information on financially material ESG factors. In 2020, the Company intends to enhance its sustainability reporting. Enhancements are expected to continue into 2021 and beyond, as ESG integration by investors and reporting framework continue to evolve. Our sustainability reporting will be informed by the Sustainability Accounting Standards Board standards and the recommendations of the Task Force on Climate-related Financial Disclosures.

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Auditor Ratification (page 23)

We ask our stockholders to approve the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. Below is summary information about fees paid to Ernst & Young LLP for services provided in 2019 and 2018:

Fee Category (fees in thousands)	2019	2018
Audit Fees	$7,417	$5,827
Audit-Related Fees	1,628	—
Tax Fees	1,023	1,146
All Other Fees	4	2
TOTAL	$10,072	$6,975

Executive Compensation (page 26)

We strive to create a compensation program for our associates, including our executives, that provides a compelling and engaging opportunity to attract, retain and motivate the best talent. We believe this results in performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Our compensation program includes the following key features:

We link rewards to performance and foster a team-based approach by setting clear objectives that, if achieved, we believe will contribute to our overall success;
We emphasize long-term stockholder value creation by using stock options and performance-based restricted stock units, in combination with a stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results;
We set Annual Incentive Plan operational and financial performance targets based on the results of our Board’s strategic planning process and corporate budget, and provide payouts that vary significantly from year-to-year based on the achievement of those targets; and
We believe the design of our overall compensation program, as well as our internal controls and policies, serve to limit excessive risk-taking behavior, as described further on page 37.

Say-on-Pay: Advisory Vote to Approve the Compensation of our Named Executive Officers (page 52)

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. We believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders.

Proxy Statement for Annual Meeting of Stockholders

2020 Annual Meeting

We are furnishing this Proxy Statement (the “Proxy Statement”) in connection with the solicitation by the Board of Directors (the “Board”) of Colfax Corporation (hereinafter, “Colfax,” “we,” “us” and the “Company”) of proxies for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020, at 3:00 p.m. local time, and at any adjournments or postponements thereof. The Board has made this Proxy Statement and the accompanying Notice of Annual Meeting available on the Internet. We first made these materials available to the Company’s stockholders entitled to vote at the Annual Meeting on or about April 9, 2020.

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About Colfax Corporation

Colfax Corporation is a leading diversified technology company that provides orthopedic and fabrication technology products and services to customers around the world principally under the DJO and ESAB brands. Our business has been built through a series of acquisitions, as well as organic growth, since its founding in 1995.

Our January 2012 acquisition of Charter International plc transformed Colfax from a fluid handling business into a diversified industrial enterprise with a broad global footprint that encompassed fabrication technology (operating primarily under the ESAB brand name), fluid handling products, and air & gas handling products (operating principally under the Howden brand name). In the years following that acquisition, we completed 24 acquisitions to grow and strengthen our business across our three major business lines. In December 2017, we completed the divestiture of our fluid handling business. This represented a strategic milestone in the development and transformation of our business portfolio and strengthened our balance sheet, providing more flexibility to execute our strategic growth strategy. In November 2018, we entered into a definitive agreement to acquire DJO Global Inc. (“DJO”) for $3.2 billion in cash and this acquisition was completed in February 2019. DJO is a global leader in orthopedic solutions, providing orthopedic devices, reconstructive implants, software and services spanning the full continuum of patient care, from injury prevention to rehabilitation. The acquisition is expected to evolve the Company to higher margins, faster growth, and lower cyclicality, while providing opportunities for significant bolt-on and adjacent acquisitions over time. In May 2019, we signed a purchase agreement to sell our Air & Gas Handling business for an attractive valuation. We completed the divestiture in September 2019 and used the proceeds to pay-down our debt and position us to pursue strategic bolt-on acquisitions for our remaining businesses.

As discussed in our annual report on Form 10-K, we seek to build an enduring premier global enterprise by applying the Colfax Business System (“CBS”) to pursue growth in revenues and improvements in profit and cash flow. CBS is our business management system. It is a repeatable, teachable process that we use to create superior value for our customers, stockholders, and associates. Rooted in our core values, it is our culture. CBS provides the tools and techniques to ensure that we are continuously improving our ability to meet or exceed customer requirements on a consistent basis.

Our principal executive office is located at 420 National Business Parkway, 5th Floor, Annapolis Junction, MD, 20701. Our telephone number is (301) 323-9000 and our website is located at www.colfaxcorp.com. Our common stock trades on the New York Stock Exchange (NYSE) under the symbol CFX.

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Proposal 1  Election of Directors

Ten director nominees will be elected at the Annual Meeting, each to serve until the next annual meeting of the Company and until his or her successor is duly elected and qualified. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 21, 2020: Mitchell P. Rales, Matthew L. Trerotola, Patrick W. Allender, Thomas S. Gayner, Rhonda L. Jordan, Liam J. Kelly, A. Clayton Perfall, Didier Teirlinck, Rajiv Vinnakota, and Sharon Wienbar. All nominees are currently serving on the Board.

Director Qualifications

Nominating Committee Criteria for Board Members

The Nominating and Corporate Governance Committee considers, among other things, the following criteria in selecting and reviewing director nominees:

personal and professional integrity;
skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;
the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings;
the interest, capacity and willingness to serve the long-term interests of the Company and its stockholders; and
the lack of any personal or professional relationships that would adversely affect a candidate’s ability to serve the best interests of the Company and its stockholders.

Pursuant to its charter, the Nominating and Corporate Governance Committee also reviews, among other qualifications, the perspective, broad business judgment and leadership, business creativity and vision, and diversity of potential directors, all in the context of the needs of the Board at that time. We believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and ethnicity, and we seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.

The charter of the Nominating and Corporate Governance Committee affirmatively recognizes diversity as one of the criteria for consideration in the selection of director nominees, and in its deliberations and discussions concerning potential director appointments the Nominating and Corporate Governance Committee has paid particular attention to diversity together with all other qualifying attributes. In addition, the Nominating and Corporate Governance Committee annually considers its effectiveness in achieving these objectives as a part of its assessment of the overall composition of the Board and as part of the annual Board evaluation process described further below, which includes a director skills matrix to identify areas of director knowledge and experience that may benefit the Board in the future. That information is used as a part of the director search and nomination process. The Nominating and Corporate Governance Committee looks for candidates with the expertise, skills, knowledge and experience that, when taken together with that of other members of the Board, will lead to a Board that is effective, collegial and responsive to the needs of the Company. As further discussed below, certain members of our Board have experience with the business systems that are an integral part of our Company culture. In addition, we feel that the familiarity of certain Board members with our business system from their work experiences at Danaher Corporation and at our Company, combined with strong input from varied and sophisticated business backgrounds, provides us with a Board that is both functional and collegial while able to draw on a broad range of expertise in the consideration of complex issues.

Board Member Service

The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that the Nominating and Corporate Governance Committee and the Board considered in determining that the person should serve as a director of the Company. The Board has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

In determining to nominate Mr. Gayner for re-election, the Nominating and Corporate Governance Committee and the Board carefully evaluated and took into account that Mr. Gayner serves as an executive officer at Markel Corporation and serves on the boards of Markel Corporation, Graham Holdings Co. and Cable One Inc. (which was a wholly-owned subsidiary of Graham Holdings

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until July 2015). The Nominating and Corporate Governance Committee determined, and the Board concurred, that Mr. Gayner is a valuable, productive and fully engaged director who should be re-elected to the Board. In reaching this conclusion, the Nominating and Corporate Governance Committee took note of Mr. Gayner’s valuable role on the Board and stellar attendance record. As a result of his experience as an executive officer at Markel Corporation, Mr. Gayner provides the Board with substantial knowledge regarding business operations strategy, as well as valuable financial and investment expertise. Moreover, Mr. Gayner has continued to be an active participant in all Colfax Board matters and is well-prepared for Board and Committee meetings, and played an important role in the Audit Committee’s discussions and decision-making regarding Colfax’s acquisition of DJO and sale of the Air & Gas Handling business. During the last three years, Mr. Gayner has attended all of the meetings of the Board and the Committees on which he served, except for one Board of Directors meeting and one Audit Committee meeting. Based on these factors, Mr. Gayner was unanimously recommended and re-nominated for election to our Board of Directors.

Nominees for Director

The names of the nominees for director, their ages as of April 9, 2020, principal occupations, employment and other public company board service during at least the last five years, periods of service as a director of the Company, and the experiences, qualifications, attributes and skills of each nominee are set forth below:

MITCHELL P. RALES
Age 63 Director since: 1995 CHAIRMAN OF THE BOARD Committees: • None	Mitchell P. Rales is a co-founder of Colfax and has served as a director of the Company since its founding in 1995. He is the Chairman of our Board of Directors. Mr. Rales is a co-founder and has served as a member of the board of directors of Danaher Corporation, a global science and technology company, since 1983 and as Chairman of Danaher’s Executive Committee since 1984, and is also a member of the Fortive Corporation board of directors, which is a diversified industrial growth company that was spun-off from Danaher in 2016. He has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded securities for over 25 years. Mr. Rales was instrumental in the founding of our Company and has played a key leadership role on our Board since that time. He helped create the Danaher Business System, on which the Colfax Business System is modeled, and has provided critical strategic guidance to the Company during its development and growth. In addition, as a result of Mr. Rales’ substantial ownership stake in our Company, he is well-positioned to understand, articulate and advocate for the rights and interests of the Company’s stockholders.

MATTHEW L. TREROTOLA
Age 52 Director since: 2015 Committees: • None	Matthew L. Trerotola has been our President and Chief Executive Office and has served as a director of the Company since July 2015. Prior to joining Colfax, Mr. Trerotola was an Executive Vice President and a member of DuPont’s Office of the Chief Executive, responsible for DuPont’s Electronics & Communications and Safety & Protection segments. Mr. Trerotola also had corporate responsibility for DuPont’s Asia-Pacific business. Many of Mr. Trerotola’s roles at DuPont, a global chemical company that is now part of DowDupont, involved applying innovation to improve margins and accelerate organic growth in global businesses. Prior to rejoining DuPont in 2013, Mr. Trerotola had served in leadership roles at Danaher since 2007, and was most recently Vice President and Group Executive for Life Sciences. Previously, Mr. Trerotola was Group Executive for Product Identification from 2009 to 2012, and President of the Videojet business from 2007 to 2009. While at McKinsey & Company from 1995 to 1999, Mr. Trerotola focused primarily on helping industrial companies accelerate growth. Mr. Trerotola’s day-to-day leadership of Colfax, combined with his significant international business experience and familiarity with the Danaher Business System, gives the Board an invaluable Company-focused perspective supplemented by his global operational expertise.

PATRICK W. ALLENDER
Age 73 Director since: 2008 INDEPENDENT Committees: • Audit • Nominating and Corporate Governance (Chair)	Patrick W. Allender has served as a director of the Company since May 13, 2008. He is the former Executive Vice President and Chief Financial Officer of Danaher Corporation, where he served from 1987 until his retirement in 2007. Prior to joining Danaher, Mr. Allender was an audit partner with a large international accounting firm. Mr. Allender is a director of Brady Corporation, where he is a member of the audit and corporate governance committees and the chairman of the finance committee, and a director of Diebold Nixdorf, Inc., where he is a member of the board finance committee and chairman of the audit committee. Mr. Allender’s prior experience as the Chief Financial Officer of a publicly traded company provides him with substantial expertise in financial reporting and risk management. In addition, his familiarity with the Danaher Business System provides targeted insight on the nature of the Company’s operations to the Board.

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THOMAS S. GAYNER
Age 58 Director since: 2008 INDEPENDENT Committees: • Audit	Thomas S. Gayner has served as a director of the Company since May 13, 2008. He is Co-Chief Executive Officer of Markel Corporation, a financial holding company whose principal business markets and underwrites specialty insurance products. Since 1990, Mr. Gayner has served as President of Markel Gayner Asset Management, Inc. Mr. Gayner has served as a director of Markel Corporation since August 2016 and previously served on the Markel Corporation board from 1998 to 2003. Mr. Gayner also currently serves on the board of directors of Graham Holdings Company and Cable One, Inc., as well as a director of The Davis Series Funds. Through his experience and investment knowledge with the Markel Corporation as well as his service on the boards and committees of other publicly traded companies, Mr. Gayner brings extensive leadership, financial acumen and public company expertise to our Board.

RHONDA L. JORDAN
Age 62 Director since: 2009 INDEPENDENT Committees: • Nominating and Corporate Governance • Compensation (Chair)	Rhonda L. Jordan has served as a director of the Company since February 17, 2009. She served as President, Global Health & Wellness, and Sustainability for Kraft Foods Inc. until 2012 and in that role led the development of Kraft’s health & wellness and sustainability strategies and plans for the company, including marketing, product development, technology, alliances and acquisitions. Prior to being named President, Health & Wellness in 2010, she was the President of the Cheese and Dairy business unit of Kraft. From 2006 to 2008 she served as the President of the Grocery business unit of Kraft and from 2004 to 2005 she was the Senior Vice President, Global Marketing of Kraft Cheese and Dairy. Ms. Jordan is a director of Ingredion Incorporated, where she is chair of the compensation committee, and the private companies Bush Brothers & Company and G&L Holdings. Ms. Jordan’s management and operations experience within a large, global corporation gives her an important strategic voice in Board deliberations, and her knowledge and decision making with respect to business unit development and sustainable top-line performance makes her a valued member of our Board.

LIAM J. KELLY
Age 53 Director since: 2020 INDEPENDENT Committees: • None	Liam J. Kelly has served as a director of the Company since January 1, 2020. Mr. Kelly has served as the President and Chief Executive Officer of Teleflex Incorporated, a global provider of medical technology products, since January 1, 2018. Since joining Teleflex in 2009, Mr. Kelly has held a variety of senior leadership roles. From May 2016 to December 2017, Mr. Kelly served as Teleflex’s President and Chief Operating Officer and from April 2015 to April 2016, he served as Executive Vice President and Chief Operating Officer. Prior to joining Teleflex, Mr. Kelly held various senior level positions with Hill-Rom Holdings, Inc., a medical device company, from October 2002 to April 2009, serving as its Vice President of International Marketing and R&D from August 2006 to February 2009. As a result of his significant experience in the medical technology industry, Mr. Kelly brings a valuable perspective to our Board, particularly in light of our acquisition of DJO.

A. CLAYTON PERFALL
Age 61 Director since: 2010 INDEPENDENT Committees: • Audit (Chair)	A. Clayton Perfall has served as a director of the Company since September 21, 2010. He is currently an Operating Executive of Tailwind Capital, a private equity fund manager focused on growing middle market companies in the Healthcare, Business Services and Industrial services sectors. He previously served as the Chairman and Chief Executive Officer of Archway Marketing Services, Inc., a provider of marketing logistics and fulfillment services, from 2008 through 2013. From 2001 until 2008 Mr. Perfall served as the Chief Executive Officer and as a member of the board of directors of AHL Services, Inc. Mr. Perfall also served as the Chief Executive Officer of Union Street Acquisition Corp. from 2006 until 2008. He served as the Chief Financial Officer of Snyder Communications, Inc. from 1996 until 2000 and was previously a partner with a large international accounting firm. Mr. Perfall currently serves on the board of directors of the private company Distinct Holdings Group, LLC and previously served on the boards of directors of Comstock Holding Companies, Inc. from 2004 to 2018, Tailwind Premier Holdings, LLC from 2015 until 2019, Archway Marketing Services, Inc. from 2008 until 2013, RT Acquisition Corp. from 2012 until 2015 and inVentiv Health, Inc. from 1999 to 2010. He served as the audit committee chairman for Comstock Holding Companies, Inc. and InVentiv Health during his time on those boards. Mr. Perfall’s significant financial expertise and experience as an audit committee chairman and public company Chief Financial Officer, combined with his substantial executive leadership background, are assets to both our Board and our Audit Committee.

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DIDIER TEIRLINCK
Age 63 Director since: 2017 INDEPENDENT Committees: • Audit	Didier Teirlinck has served as a director of the Company since September 18, 2017. He retired from Ingersoll Rand, a diversified industrial manufacturing company, in September 2018. He has been a strategic advisor to the CEO of Ingersoll Rand since 2017, and previously served from November 2013 as executive vice president for Ingersoll Rand’s Climate segment, overseeing climate businesses around the world and enhancing competitive position and market share. After joining Ingersoll Rand in 2005, Mr. Teirlinck served as president of Climate Control in Europe before becoming President of the global Climate Solutions sector in 2009. Before joining Ingersoll Rand, he was President of Volvo Construction Equipment’s Compact Business Line worldwide and was previously general manager of DANISCO Flexible Group for southern Europe. Mr. Teirlinck’s international operating history and wealth of knowledge in the climate sector brings key geographic and market experience to our Board.

RAJIV VINNAKOTA
Age 49 Director since: 2008 INDEPENDENT Committees: • Nominating and Corporate Governance • Compensation	Rajiv Vinnakota has served as a director of the Company since May 13, 2008. He currently serves as the President of the Woodrow Wilson National Fellowship Foundation, a non-profit foundation that administers programs that support leadership development, a position he has held since July 2019. From 2015 to September 2018 he was an Executive Vice-President at the Aspen Institute, leading a division focused on youth and engagement. Prior to this role, Mr. Vinnakota was the Co-Founder and Chief Executive Officer of The SEED Foundation, a non-profit educational organization, at which he served from 1997 to 2015. Mr. Vinnakota was the chairman of The SEED Foundation board from 1997 until 2006. Prior to co-founding SEED, Mr. Vinnakota was an associate at Mercer Management Consulting. He was also a trustee of Princeton University from 2004 until 2007 and a member of the Executive Committee of the Princeton University board of directors from 2006 to 2007, and he served as the national chairman of Annual Giving at Princeton from 2007 until 2009. Mr. Vinnakota’s management experience, combined with his experience in the non-profit sector, brings a valuable perspective to our Board.

SHARON WIENBAR
Age 58 Director since: 2016 INDEPENDENT Committees: • Compensation	Sharon Wienbar has served as a director of the Company since June 15, 2016. She was previously with Scale Venture Partners, a venture capital firm, from 2001 to 2018, where she led investments in technology companies and served on the board of numerous portfolio businesses. She was also a strategy consultant to Capella Education Company after it acquired Hackbright Academy, a leading software engineering training company for women, where she was the CEO from 2015 to 2016. Ms. Wienbar currently serves on the boards of Resideo Technology, a New York Stock Exchange-listed public company, and True Anthem, a privately held software provider. She previously served on other public and private boards, including the board of Everyday Health, Inc., a New York Stock Exchange-listed public company, until its acquisition in December 2016. Prior to her venture capital career, Ms. Wienbar was an executive in several software companies and a consultant at Bain & Company. Ms. Wienbar’s leadership of technology investments, deep understanding of innovation drivers, and business acumen bring an important perspective to our Board.

Vote Required

The affirmative vote of the holders of a majority of the votes cast is required for election of each director.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the election of each of the nominees for director listed above.

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CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a majority of our Board members be “independent” under the NYSE’s listing standards. In addition, the respective charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee require that each member of these committees be “independent” under the NYSE’s listing standards and, with respect to the Audit Committee, under the applicable SEC rules. In order for a director to qualify as “independent,” our Board must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. Our Board undertook its annual review of director independence in February 2020. The Board has determined that Mr. Allender, Mr. Gayner, Ms. Jordan, Mr. Kelly, Mr. Perfall, Mr. Teirlinck, Mr. Vinnakota, and Ms. Wienbar each qualify as “independent” under the NYSE’s listing standards. In reaching a determination on these directors’ independence, the Board considered that during fiscal 2019, Mr. Kelly was the chief executive officer of Teleflex, which does business with Colfax. The amount received by Colfax or Teleflex in each of the last three fiscal years did not exceed the greater of $1 million or 1% of either Colfax’s or Teleflex’s consolidated gross revenues. None of the other independent directors nor their immediate family members have within the past three years had any direct or indirect business or professional relationships with the Company other than in their capacity as directors.

The independent members of our Board must hold at least two “executive session” meetings each year without the presence of management. If the Chair of the Board is not an independent director, the independent directors select an independent director to serve as Chairperson for each executive session. In general, the meetings of independent directors are intended to be used as a forum to discuss such topics as they deem necessary or appropriate. Mr. Allender serves as the presiding director of the independent director executive sessions and as such leads the independent directors during these sessions.

Board of Directors and its Committees

The Board and its committees meet regularly throughout the year, and may also hold special meetings and act by written consent from time to time. The Board held a total of five meetings during the year ended December 31, 2019. In aggregate, during this time our directors attended over 95% of our Board meetings and meetings of the committees of the Board on which such directors served. During 2019, no director attended fewer than 75% of the total number of meetings of the Board and committees of the Board on which such director served. Our Corporate Governance Guidelines request Board members to make every effort to attend our annual meeting of stockholders. Eight of the nine directors then serving attended our annual meeting of stockholders in 2019.

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the Company’s website at www.colfaxcorp.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701. The Board committees review their respective charters on an annual basis. The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board and each committee’s operations and performance.

	Audit	Nominating and Corporate	Compensation
Name	Committee	Governance Committee	Committee
Mitchell P. Rales
Matthew L. Trerotola
Patrick W. Allender
Thomas S. Gayner
Rhonda L. Jordan
Llam J. Kelly
A. Clayton Perfall
Didier Teirlinck
Rajiv Vinnakota
Sharon Wienbar

Chair
Member

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Audit Committee

Our Audit Committee met 13 times during the year ended December 31, 2019. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our Audit Committee are Mr. Perfall, Chair, Mr. Allender, Mr. Gayner, and Mr. Teirlinck. The Board has determined that each of Mr. Perfall and Mr. Allender qualify as an “audit committee financial expert,” as that term is defined under the SEC rules. The Board has determined that each member of our Audit Committee is independent and financially literate under the NYSE’s listing standards and that each member of our Audit Committee is independent under the standards of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee met six times during the year ended December 31, 2019. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board. In making its recommendations, the committee will review a candidate’s qualifications and any potential conflicts of interest and assess contributions of current directors in connection with his or her renomination. The committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including Board size and membership qualifications, new director orientation, committee structure and membership, related person transactions, and communications with stockholders and other interested parties. The Nominating and Corporate Governance Committee is also responsible for reviewing the Company’s undertakings with respect to environmental, social, and governance matters, including the Company’s role as a corporate citizen and the Company’s policies and programs relating to health, safety and sustainability matters. The members of our Nominating and Corporate Governance Committee are Mr. Allender, Chair, Ms. Jordan and Mr. Vinnakota. The Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the NYSE’s listing standards.

Compensation Committee

Our Compensation Committee met six times during the year ended December 31, 2019. The Compensation Committee is responsible, among its other duties and responsibilities, for determining and approving the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations and adopting and administering our equity and incentive plans. The members of our Compensation Committee are Ms. Jordan, Chair, Mr. Vinnakota, and Ms. Wienbar. The Board has determined that each member of our Compensation Committee is a “non-employee director” within the meaning of SEC Rule 16b-3, and is independent under the NYSE’s listing standards for directors and compensation committee members.

The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and objectives, and determines his compensation level based on that analysis. The Compensation Committee also annually reviews and approves all elements of the compensation of our other executive officers. Our Chief Executive Officer plays a significant role in developing and assessing achievement against the goals and objectives for other executive officers and makes compensation recommendations to the Compensation Committee based on these evaluations. The Compensation Committee also administers all of the Company’s incentive compensation plans and equity-based compensation plans. The Compensation Committee makes recommendations to the Board regarding compensation of all executive officer hires, all elements of director compensation, and the adoption of certain amendments to incentive or equity-based compensation plans. The Compensation Committee also assists the Board in its oversight of risk related to the Company’s compensation policies and practices applicable to all Colfax associates. Additionally, the Compensation Committee periodically reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention. For further information on our compensation practices, including a description of our processes and procedures for determining compensation, the scope of the Compensation Committee’s authority and management’s role in compensation determinations, please see the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 26.

Since April 2009, our Compensation Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant to, among other things, formulate an appropriate peer group to be used by the Compensation Committee and to provide competitive comparison data and for other compensation consulting services as requested by the Compensation Committee. Additional information on the nature of the information and services provided by this independent compensation consultant can be found below in the Compensation Discussion and Analysis.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an officer or an employee of the Company or any of its subsidiaries, and no Compensation Committee member has any interlocking or insider relationship with the Company which is required to be reported under the rules of the SEC.

Identification of Director Candidates and Director Nomination Process

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. The Nominating and Corporate Governance Committee may also use outside consultants to assist in identifying candidates and during 2019 used third-party recruiters to identify and provide background information on possible candidates. Mr. Kelly was first recommended to the Nominating and Corporate Governance Committee by a third-party recruiter. The Nominating and Corporate Governance Committee is responsible for assessing whether a candidate may qualify as an independent director. Each possible candidate is discussed and evaluated in detail before being recommended to the Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may nominate persons to be elected as directors and, as noted above, may suggest candidates for consideration by the Nominating and Corporate Governance Committee. If a stockholder wishes to suggest a person to the Nominating and Corporate Governance Committee for consideration as a director candidate, he or she must provide the same information as required of a stockholder who intends to nominate a director pursuant to the procedures contained in Section 3.3 of our Bylaws, in accordance with the same deadlines applicable to director nominations, as described below under “General Matters—Stockholder Proposals and Nominations.”

Board Leadership Structure

Our Corporate Governance Guidelines specify that the positions of Chairman of the Board and Chief Executive Officer shall be held by separate persons. We believe that this structure is appropriate given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of our Board, among other responsibilities, provides guidance to the Chief Executive Officer, takes an active role in setting the agenda for Board meetings and presides over meetings of the full Board. Our current Chairman, Mr. Rales, is not an independent director and, as noted above in “Director Independence,” Mr. Allender serves as the presiding director for independent director executive sessions and as such leads the independent directors during these sessions.

Board Evaluation Process

The Board and its Committees conduct self-assessments annually at their February meetings. The Chair of the Nominating and Governance Committee oversees the process. The annual evaluation procedure is summarized below.

Action and Timeframe	Description
Preparation – November/December	Each director receives draft materials for the annual evaluation of (i) the Board’s performance and (ii) the performance of his or her committee(s). The materials include the Board and committee self-assessment questionnaires. In advance of the assessment, questions are revised and supplemented based on the input received from the Board members and, prior to distribution, the Chair of the Nominating Committee leads a final review in the December Board and committee meetings.
Assessment – December/January	Each director is asked to consider a list of questions to assist with the evaluation of the Board and its committees, covering topics such as Board composition, the conduct and effectiveness of meetings, quality of discussions, roles and responsibilities, quality and quantity of information provided, and other opportunities for improvement.
Review and Discussion – February	The Board and the committees thereof receive a report summarizing the annual evaluations as well as a year-over-year comparison. The reports are distributed for consideration in advance of and discussed at the February Board meeting. The committee chairs report to the Board on their respective committee evaluations, noting any actionable items. Past evaluations have addressed a wide range of topics such as Board materials, director education and on-boarding, and allocation of meeting times.
Actionable Items and Follow-Up – Ongoing	The Board and committees address any actionable items throughout the year, including a mid-year check-in and end of year assessment against the actionable items identified in February.

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Board’s Role in Risk Oversight

The Board maintains responsibility for oversight of risks that may affect the Company. The Board discharges this duty primarily through its standing committees and also considers risk in its strategic planning for the Company and in its consideration of acquisitions. The Board engages in discussions about risk at each quarterly meeting, where it receives reports from its committees, as applicable, about the risk oversight activities within their respective areas of responsibility. Specifically, the Audit Committee (i) receives reports from and discusses with management, our internal audit team, and our independent registered public accounting firm all major risk exposures (whether financial, operating or otherwise), (ii) reviews the Company’s policies with respect to risk assessment and enterprise risk management, including with respect to cybersecurity risks, and (iii) oversees compliance with legal and regulatory requirements and our ethics program, including our Code of Business Conduct and Ethics. In addition, the Nominating and Corporate Governance Committee oversees the corporate governance principles and governance structures that contribute to successful risk oversight and management. The Compensation Committee oversees certain risks associated with compensation policies and practices, as discussed below.

The Audit, Nominating and Corporate Governance and Compensation Committees each make full reports to the Board of Directors at each regularly scheduled meeting regarding each committee’s considerations and actions, and risk considerations are presented to and discussed with the Board by management as part of strategic planning sessions and when considering potential acquisitions.

Standards of Conduct

Corporate Governance Guidelines and Pledging

The Board has adopted Corporate Governance Guidelines, which set forth a framework to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines cover, among other things, the composition and certain functions of the Board and its committees, executive sessions, Board responsibilities, expectations for directors, director orientation and continuing education, and our policy prohibiting pledging.

In February 2014, the Board amended the Corporate Governance Guidelines to prohibit any future pledging of Colfax’s common stock as security under any obligation by our directors and executive officers. The Board excepted from the policy shares of Colfax common stock that were already pledged at the time the policy was adopted, but any additional share pledges are prohibited. Pledged shares of Colfax common stock do not count toward our stock ownership requirements.

Certain shares of common stock owned by Mitchell Rales, Chairman of our Board, that were pledged at the time that the policy was adopted were grandfathered from the policy. Notwithstanding that the existing pledge was grandfathered under our policy, as part of its risk oversight function the Audit Committee of the Board reviews Mr. Rales’ share pledges on a quarterly basis to assess whether such pledging poses an undue risk to the Company. In evaluating Mr. Rales’ pledge of Colfax shares, the Audit Committee considered that Mr. Rales acquired these shares with his own funds in connection with founding the Company and did not receive them as compensation from Colfax; that, as a founder of Colfax and dedicated long-term stockholder, he has (as with many institutional stockholders) pledged a portion of his shares instead of selling shares for liquidity; and that Mr. Rales, as a founder or significant investor in other public companies (including Danaher Corporation and Fortive Corporation), has significant personal assets. In addition to taking into account the number of shares and percentage of outstanding shares pledged, the Audit Committee has also considered the degree of overcollateralization (the amount by which the market value of the shares pledged as collateral exceeds the amount of secured indebtedness), as the Committee believes this is a key factor in assessing the degree of risk posed by the pledging arrangements. Based on its evaluation, the Committee has concluded that the existing pledge arrangements do not pose an undue risk to the Company. The Audit Committee will continue to periodically review the shares pledged as part of its risk oversight function.

Code of Business Conduct and Ethics

As part of our system of corporate governance, the Board has also adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which was updated in 2019, that is applicable to all directors, officers and employees of the Company. The Code of Ethics sets forth Company policies, expectations and procedures on a number of topics, including but not limited to conflicts of interest, compliance with laws, rules and regulations (including insider trading laws), honesty and ethical conduct, and quality. The Code of Ethics also sets forth procedures for reporting violations of the Code and investigations thereof. If the Board grants any waivers from our Code of Ethics to any of our directors or executive officers, or if we amend our Code of Ethics, we will, if required, disclose these matters through our website within four business days following such waiver or amendment.

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Policies on Insider Trading, Hedging and Stock Ownership

The Company has a Policy on Insider Trading and Compliance which, in addition to mandating compliance with insider trading laws, prohibits any director, officer or employee of the Company from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities. Further, we have stock ownership policies applicable to our directors and executives to promote alignment of interests between our stockholders, directors and management.

Where to Find Our Key Governance Policies

The Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at www.colfaxcorp.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

We have adopted a written Policy Regarding Related Person Transactions pursuant to which our Nominating and Corporate Governance Committee or a majority of the disinterested members of our Board generally must approve related person transactions in advance. The policy applies to any transaction or series of similar transactions involving more than $120,000 in which the Company is a participant and in which a “related person” has a direct or indirect material interest. “Related persons” include the Company’s directors, nominees for director, executive officers, and greater than 5% stockholders, as well as the immediate family members of the foregoing. In approving or rejecting the proposed transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover related person transactions that have not been approved, the Nominating and Corporate Governance Committee is to be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Set forth below is a summary of certain transactions since January 1, 2019 in which (i) the Company was or is a participant, (ii) any of our directors, executive officers, beneficial owners of more than 5% of our common stock, or the immediate family members of any of the foregoing had or will have a direct or indirect material interest and (iii) the amount involved exceeds or will exceed $120,000:

Transactions with Fortive Corporation

Certain of our subsidiaries purchase products from and sell products to Fortive Corporation (“Fortive”) from time to time in the ordinary course of business and on an arms’-length basis. Such transactions are pre-approved under our Policy Regarding Related Person Transactions. In 2019, our subsidiaries purchased approximately $243,000 of products from, and sold approximately $81,000 of products to, Fortive, which is less than 0.01% of our, and of Fortive’s, gross revenues for 2019. Our subsidiaries intend to purchase products from and sell products to Fortive in the future in the ordinary course of their businesses and on an arms’-length basis. Mitchell P. Rales and Steven M. Rales are each members of Fortive’s Board of Directors, and both are the beneficial owners of at least 5% of Fortive’s outstanding common stock and our outstanding common stock.

Issuance and Sale of Tangible Equity Units

As previously reported, on January 11, 2019, we issued $460 million in 5.75% tangible equity units. Each unit is comprised of (i) a prepaid stock purchase contract issued by us to purchase a number of shares of the Company’s common stock equal to a specified settlement rate and (ii) a senior amortizing note due January 15, 2022. For additional information relating to the terms of the units, please refer to the “Description of

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Securities registered under Section 12 of the Exchange Act” included as an exhibit to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2020. As part of this transaction, one or more entities affiliated with Mitchell P. Rales, Chairman of our Board and a beneficial owner of at least 5% of our outstanding common stock, purchased an aggregate of 400,000 5.75% tangible equity units for an aggregate purchase price of $40.0 million and one or more entities affiliated with Steven M. Rales, a beneficial owner of at least 5% of our outstanding common stock, purchased an aggregate of 100,000 5.75% tangible equity units for an aggregate purchase price of $10.0 million.

Contacting the Board of Directors

The Board of Directors has established a process for stockholders and interested parties to communicate with the Board and to report complaints or concerns relating to our accounting, internal accounting controls or auditing matters. Stockholders and interested parties wishing to communicate with our Board may do so by writing to any of the members of the Board, the Chairman of the Board, or the non-management members of the Board as a group, at:

Colfax Corporation
420 National Business Parkway, 5th Floor
Annapolis Junction, Maryland 20701
Attn: Corporate Secretary

Complaints or concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other correspondence will be referred to the relevant director or group of directors. Our Policy on Stockholder and Interested Party Communications with the Board of Directors (the “Board Communications Policy”) requires that any stockholder communication to members of the Board prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary is copied for our files and promptly forwarded to the addressee. In our Board Communications Policy, the Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from forwarded communications, such as mass mailings and business advertisements. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary maintains a list of each communication subject to this policy that is not forwarded, and on a quarterly basis delivers the list to the Chairman of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Secretary to be frivolous, commercial advertising, irrelevant or similarly unsuitable is nevertheless retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

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DIRECTOR COMPENSATION

Our Board, at the recommendation of our Compensation Committee, sets the compensation program for non-employee directors. The Compensation Committee reviews this program on an episodic basis and recommends director compensation levels based on its evaluation of competitive levels for director compensation, utilizing data drawn from our current list of peer companies and its reasoned business judgment. See “Role of Compensation Consultants and Peer Data Review” on page 36. The compensation program was last revised in 2019.

Our non-employee Board members receive the following:

an annual cash retainer of $85,000;
an annual equity award valued at $130,000, calculated under the same valuation approach applied in determining our annual equity grants as described in “Compensation Discussion and Analysis—Additional Compensation Information—Equity Grant Practice,” and awarded in connection with our annual meeting of stockholders, which consists of 50% director restricted stock units that vest after one year of service on the Board and 50% director stock options, which are fully vested upon grant and exercisable for a seven-year term;
a $20,000 annual retainer for service as the Chair of our Audit Committee and a $15,000 annual retainer for service as Chair of the Compensation Committee or of the Nominating and Corporate Governance Committee; and

As part of the changes made in 2019, Directors no longer receive an initial equity grant, but instead receive a pro-rated portion of the annual equity award.

Our non-executive Chairman of the Board is entitled to receive an annual cash retainer of $1 and does not receive any other cash fees or the initial or annual equity awards described above.

The Board has also approved a stock ownership policy for our directors. Each director is required to own shares of our common stock (including shares issuable upon exercise of stock options and shares underlying restricted stock units) with a value equal to five times the annual cash retainer within five years of joining the Board. All of our directors except for Mr. Teirlinck and Mr. Kelly, who were appointed during 2017 and 2020, respectively, have achieved these ownership targets as of the date of this Proxy Statement.

Further, our Board has adopted a policy prohibiting any director (or executive officer) from pledging as security under any obligation any shares of Colfax common stock that he or she directly or indirectly owns and controls (other than shares already pledged as of February 17, 2014), and providing that pledged shares of Colfax common stock do not count toward our stock ownership requirements.

The Board has adopted a Director Deferred Compensation Plan which permits non-employee directors to receive, at their discretion, deferred stock units, or DSUs, in lieu of their annual cash retainers and committee chairperson retainers. A director who elects to receive DSUs receives a number of units determined by dividing the cash fees earned during, and deferred for, the quarter by the closing price of our common stock on the date of the grant, which is the last trading day of the quarter. A non-employee director also may convert director restricted stock unit grants to DSUs under the plan. DSUs granted to our directors convert to shares of our common stock after termination of service from the Board, based upon a schedule elected by the director in advance. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof) at the dividend payment date.

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services on our Board and the committees thereof and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

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The following table sets forth information regarding compensation paid to our non-employee directors during 2019:

DIRECTOR COMPENSATION FOR 2019

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)	(3)	Option Awards ($)	(5)	Total ($)
Mitchell P. Rales	1		—		—		1
Patrick W. Allender	98,173	(2)	65,010	(4)	65,009		228,192
Thomas S. Gayner	83,173	(2)	65,010	(4)	65,009		213,192
Rhonda L. Jordan	98,173		65,010	(4)	65,009		228,192
A. Clayton Perfall	103,173	(2)	65,010	(4)	65,009		233,192
Didier Teirlinck	83,173	(2)	65,010	(4)	65,009		213,192
Rajiv Vinnakota	83,173		65,010		65,009		213,192
Sharon Wienbar	83,173	(2)	65,010	(4)	65,009		213,192
(1)	Mr. Kelly was appointed to our Board on January 1, 2020. Accordingly, he did not receive any compensation for 2019.
(2)	Messrs. Allender, Gayner, Perfall, Teirlinck and Ms. Wienbar elected to receive DSUs in lieu of their annual cash retainers and committee chairperson retainers. DSUs convert to shares of our common stock after termination of service from the Board, based upon a schedule elected by the director in advance. During 2019, the amount of DSUs received in lieu of annual cash retainers and committee chairperson retainers by these directors was as follows: Mr. Allender— 3,222, Mr. Gayner— 2,729, Mr. Perfall— 3,385, Mr. Teirlinck— 2,729, and Ms. Wienbar— 2,729. DSUs received for these cash retainers are considered “vested” and thus are not reflected in the table below.
(3)	Amounts shown in the “Stock Awards” column represent the grant date fair value for stock awards granted to each director during 2019, as computed pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC Topic 718”). See Note 14 to our consolidated financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2020. The amounts reflect the grant date fair value of the 2019 annual grant of 2,213 restricted stock units made to each director in connection with the 2019 annual meeting of stockholders, which vest in full on May 13, 2020.
(4)	2,213 restricted stock units granted to each of these directors, which were awarded in connection with the 2019 annual meeting of stockholders, were converted into DSUs at the election of each director. DSUs convert to shares of our common stock after termination of service on the Board, based upon a schedule selected by each director in advance. These DSUs will vest in full on May 13, 2020 in accordance with the vesting schedule applicable to the underlying restricted stock units.
(5)	Amounts represent the aggregate grant date fair value for options to purchase 6,938 shares of our common stock granted to each director in connection with the 2019 annual meeting of stockholders, as computed pursuant to FASB ASC Topic 718. See Note 14 to our consolidated financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2020. The director stock options are fully vested upon grant and exercisable for a seven-year term.

As of December 31, 2019, the aggregate number of unvested stock awards and unexercised options outstanding held by each of our non-employee directors was as follows:

Name	Restricted Stock Units	Stock Options
Mitchell P. Rales	—	—
Patrick W. Allender	2,213	27,903
Thomas S. Gayner	2,213	27,903
Rhonda L. Jordan	2,213	27,903
A. Clayton Perfall	2,213	27,903
Didier Teirlinck	4,065	12,240
Rajiv Vinnakota	2,213	27,903
Sharon Wienbar	2,213	16,478

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Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. Ernst & Young LLP has served as our independent auditor since its appointment in 2002. Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. The Board of Directors and the Audit Committee believe that the retention of Ernst & Young LLP as the Company’s independent auditor is in the best interests of the Company and its stockholders.

Representatives for Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees for services rendered by Ernst & Young LLP for the Company for the fiscal years ended December 31, 2019 and 2018:

Fee Category (fees in thousands)	2019	2018
Audit Fees	$7,417	$5,827
Audit-Related Fees	1,628	—
Tax Fees	1,023	1,146
All Other Fees	4	2
TOTAL	$10,072	$6,975

Audit Fees

This category of the table above includes fees for the fiscal years ended December 31, 2019 and 2018 that were for professional services rendered (including reimbursement for out-of-pocket expenses) for the integrated audits of our annual consolidated financial statements, for reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for statutory audits.

Audit-Related Fees

This category of the table above includes the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” For 2019, Audit-Related Fees included fees related to services rendered in connection with audited carve-out financial statements of our Air & Gas Handling business in connection with the disposition of that business in September 2019 and services rendered in connection with the acquisition of DJO. There were no Audit-Related Fees incurred for 2018.

Tax Fees

This category of the table above includes fees billed for tax compliance, tax preparation, tax planning and other tax services. For 2019, Tax Fees included approximately $1,004,038 for tax compliance and tax preparation and approximately $19,000 for tax planning and other tax services. For 2018, Tax Fees included approximately $910,555 for tax compliance and tax preparation and approximately $234,920 for tax planning and other tax services.

All Other Fees

This category of the table above includes fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees. For 2019 and 2018, these included fees incurred for Ernst & Young LLP’s online accounting information tool.

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining the independent registered public accounting firm’s independence and has concluded that such services do not impair its independence.

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Audit Committee’s Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee must pre-approve all auditing services, review and attest services, internal control related services and non-audit services provided to the Company by the independent registered public accounting firm and all fees payable by the Company to the independent registered public accounting firm for such services. The Audit Committee also is responsible for overseeing the audit fee negotiations associated with the retention of Ernst & Young LLP for the audit of our financial statements. The Audit Committee has adopted a pre-approval policy to promote compliance with the NYSE’s listing standards and the applicable SEC rules and regulations relating to auditor independence. In accordance with the Audit Committee charter and the pre-approval policy, the Audit Committee reviews with Ernst & Young LLP and management the plan and scope of Ernst & Young LLP’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young LLP’s compensation, and pre-approves all auditing services, review and attest services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with the pre-approval policy, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. Pre-approval of permitted non-audit services can only be approved by the full Audit Committee.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.

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AUDIT COMMITTEE REPORT

The Audit Committee consists of A. Clayton Perfall, Patrick Allender, Thomas Gayner, and Didier Teirlinck, who are all non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In 2019, the Audit Committee held 13 meetings. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which it annually reviews. The charter, which complies with all current regulatory requirements, is available on the Company’s website at www.colfaxcorp.com on the Investors page under the Corporate Governance tab. During 2019, at each of its regularly scheduled meetings, the Audit Committee met with senior members of the Company’s finance team. Additionally, the Audit Committee has separate private sessions, during its regularly scheduled meetings, with the Company’s independent registered public accounting firm and head of internal audit, respectively. The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm, their evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm each year and determines whether to reengage the current independent registered accounting firm or consider other independent registered accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered accounting firm, the firm’s global capabilities, and the firm’s technical expertise, tenure as the Company’s independent registered accounting firm and knowledge of the Company’s global operations and businesses. In connection with the applicable audit partner rotation requirements, the Audit Committee also is involved in considering the selection of the auditors’ lead engagement partner when rotation is required. Based on this evaluation, the Audit Committee decided to engage Ernst & Young LLP as our independent registered accounting firm for the year ended December 31, 2020. The Audit Committee reviews with the independent registered accounting firm and management the overall audit scope and plans, as well as the results of internal and external audit examinations and evaluations by management and the independent registered accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board ask stockholders, at the Company’s annual meeting, to ratify the appointment of the independent registered accounting firm (see Proposal 2 beginning on page 23).

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2019 with management and with the Company’s independent registered public accounting firm, including a discussion of the quality and suitability of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee are apprised of certifications prepared by the Chief Executive Officer and the Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accounting firm, which is engaged to review the quarterly consolidated financial statements of the Company, and audit and report on the annual consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting as of the Company’s year-end.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

A. Clayton Perfall, Audit Committee Chair

Patrick Allender

Thomas Gayner

Didier Teirlinck

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COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2019 should be read together with the compensation tables and related disclosures set forth under the section heading “Executive Compensation.”

Executive Summary

Named Executive Officers

The following discussion provides details regarding our executive compensation program and the compensation of our named executive officers in 2019. Our named executive officers (“NEOs”) for 2019 are:

Name	Title
Matthew Trerotola	President and Chief Executive Officer
Christopher Hix	EVP, Finance, Chief Financial Officer
Daniel Pryor	EVP, Strategy and Business Development
Shyam Kambeyanda	EVP, Colfax, President and CEO of ESAB
Brady Shirley	Chief Executive Officer of DJO
Ian Brander(1)	Former SVP, Colfax, Howden President

(1)	Mr. Brander stepped down from his position effective as of September 30, 2019, in connection with the completion of the sale of the Air & Gas Handling business.

Our Compensation Philosophy and Guiding Principles

Our executive compensation approach links compensation to Company and individual performance while aligning the long-term interests of management and stockholders. We strive to create a compensation program for our associates, including our executives, that provides a compelling and engaging opportunity to attract, retain and motivate the best talent. We believe that our compensation programs motivate performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Utilizing this philosophy, our executive compensation program has been designed to:

Link rewards to performance and foster a team-based approach	Each executive has clear performance expectations and must contribute to our overall success rather than solely to objectives within his or her primary area of responsibility.
Align the performance responsibilities of executives with the long-term interests of stockholders	Our program emphasizes long-term stockholder value creation by using stock options and performance-based restricted stock units, in combination with a stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results.
Provide transparency through simplicity of design and practices	We provide three main elements in our compensation program–base salary, annual incentive cash bonuses, and long-term incentives–with an appropriate blend of purposes and incentives linked to easily understood objectives, as described further on page 29.

Fiscal 2019 Pay for Performance Alignment and Compensation Overview

Fiscal 2019 was a transformational year for Colfax, as we completed significant transactions that marked a strategic shift to diversify end-market exposure, reduce cyclicality, and increase profitability and cash flow, positioning us for continued growth. In February 2019, we completed the acquisition of DJO Global, Inc. (“DJO”) and related financing. DJO is a global leader in orthopedic solutions, providing orthopedic devices, reconstructive implants, software and services spanning the full continuum of patient care, from injury prevention to rehabilitation. DJO has approximately 5,000 employees across 18 locations around the world. The acquisition is expected to evolve the Company to higher margins, faster growth, and lower cyclicality, while providing opportunities for significant bolt-on and adjacent acquisitions over time.

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In May 2019, we signed a purchase agreement to sell our Air & Gas Handling business for an attractive valuation. We completed the divestiture in September 2019 and used the proceeds to pay-down our debt and position us to pursue strategic bolt-on acquisitions for our remaining businesses. The divestiture reduced our exposure to cyclical end markets and improved our profit margin and cash generation profile.

Our strong operational performance in 2019 reflected improvements in our Fabrication Technology business that enabled it to increase its market share while sharply improving margins. DJO rapidly returned to healthy growth levels following investments and improvements in its operating and innovation capabilities. Consolidated net sales of over $3.3 billion reflected only 10 months of DJO results, and Colfax delivered full year organic growth despite dynamic industrial markets. Excluding costs associated with portfolio changes, exiting certain pension obligations, and restructuring charges primarily related to DJO, our core operating metric, adjusted EBITA, and adjusted earnings per share (“EPS”) showed strong growth.

We achieved and exceeded many of our internal corporate financial and operational goals, leading to an overall corporate bonus achievement under our Annual Incentive Plan (“AIP”) of 100% for Messrs. Trerotola, Hix, and Pryor.

In 2019, Fabrication Technology net sales increased 2.5%, including the successful integration of businesses acquired in 2018. Fabrication Technology achieved organic growth in 2019 at rates higher than the growth rates of competitors, increasing its market share. Overall, the business improved its cost position and achieved its commercial objectives, but the business was below threshold achievement on its working capital metric. These results were reflected in a company-wide/business specific achievement under our AIP with an 88% blended company factor (weighted 30% Colfax corporate and 70% ESAB) for Mr. Kambeyanda.

For the 10-month period in 2019 since being acquired by Colfax in February 2019, DJO achieved net sales of $1.1 billion, with $333.7 million in the fourth quarter of 2019. Since we acquired DJO, we have made significant investments to support operating improvements throughout the business and completed many of the transformational projects that had been started in 2017, enabling the business to better serve its customers. Organic growth improved throughout the year, delivering strong year-on-year organic growth in the fourth quarter of fiscal 2019, and revenue for 2019 came in above target while EBITDA was below threshold. These results were reflected in a company-wide/business specific achievement under our AIP with an 83% blended company factor (weighted 30% Colfax corporate and 70% DJO) for Mr. Shirley.

Further, the Compensation Committee took the following actions during 2019:

The Compensation Committee redesigned our performance-based restricted stock units (“PRSUs”) in 2019 and transitioned from using an operational improvement metric (adjusted operating margin) and an investor return benchmark (relative total stockholder return (“TSR”) vs. the S&P MidCap 400 Industrials Index), each of which was equally weighted and measured over a three-year period, to solely using relative TSR vs. the S&P MidCap 400 Industrials Index, measured over a three-year period. The Compensation Committee believes that using a single investor return benchmark is more appropriate for the Company at this time due to the highly acquisitive nature of our business, which makes it difficult to set meaningful three-year operational improvement metrics.

Each of Messrs. Trerotola’s and Pryor’s annual equity awards consisted of approximately equal parts of (i) stock options that vest in equal installments over a three-year period following their grant date, and (ii) PRSUs that cliff vest in three years based on relative TSR performance over a three-year performance period. Mr. Trerotola did not receive annual equity grants in 2018 and 2017 due to his new hire grant in 2015 and his special equity grant that was made in January 2016.

Due to outstanding performance related to the portfolio changes in fiscal 2019, the Compensation Committee approved a promotional increase to Mr. Hix’s base salary and to Mr. Kambeyanda’s base salary and long-term incentive awards. For their performance throughout the transactions noted above, the Committee also approved in December 2019 a one-time grant of RSUs for Messrs. Hix and Kambeyanda that vest ratably over a three-year period. Both gentlemen also received their annual equity award, which consisted of (i) stock options that vest in equal installments over a three-year period following their grant date and (ii) PRSUs that cliff vest in three years based on relative TSR performance over a three-year performance period.

Mr. Shirley’s annual equity award consisted of (i) stock options that vest in equal installments over a three-year period following their grant date, (ii) PRSUs that become earned subject to achieving adjusted EBITDA targets at DJO (the “DJO PRSUs”) over a two-year performance period, with potential 50% vesting on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date, and (iii) RSUs that cliff vest two years following the grant. With respect to the DJO PRSUs, the Compensation Committee awarded a larger grant of PRSUs than normally provided annually to incentivize Mr. Shirley to achieve deal related targets that would represent significant progress toward the achievement of the Company’s long-term growth objectives with respect to DJO. Additionally, the Compensation Committee believes Mr. Shirley’s award will help align the new DJO platform with Colfax’s long-term growth objectives.

In light of the strategic review undertaken with respect to the Air & Gas Handling business, and its ultimate sale completed in September 2019, the Compensation Committee determined it was appropriate that Mr. Brander receive a deal related bonus of $3,152,585 for his performance during the transaction. Mr. Brander’s annual equity award consisted solely of stock options that were scheduled to vest in equal installments over a three-year period following their grant date; however, these options were forfeited in connection with the sale of the Air & Gas Handling business.

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2019 Say-On-Pay Vote

At our 2019 Annual Meeting, approximately 99% of the stockholder votes cast on our advisory proposal to approve the compensation of our NEOs were voted in favor of our executive compensation proposal. Our Compensation Committee considered the outcome of this vote in the context of our prior and on-going engagement with stockholders and accordingly did not make any additional changes to our executive compensation policies and program elements (other than the redesign of our PRSUs described above). The Compensation Committee has determined to provide for an annual “say-on-pay” proposal and will continue to carefully evaluate the feedback received from our stockholders in connection with the voting on that proposal.

Our Executive Compensation Program

Our executive compensation program includes elements designed to align executive pay with Company objectives and long-term stockholder returns, including the PRSU grants entirely based on relative Total Shareholder Return as discussed above.

For 2019, the Compensation Committee established the following target compensation program for our CEO:

2019 CEO Incentive Compensation Structure

87% of CEO compensation “at risk” and aligned with company and shareholder success

With respect to our other NEOs, for 2019, the Compensation Committee established the following target compensation program:

2019 Incentive Compensation Structure for Other NEOs (Average)*

78% of compensation for other NEOs “at risk” and aligned with company and shareholder success

*	This does not include the one-time promotional grants of RSUs to Messrs. Hix and Kambeyanda discussed above and the grant of RSUs provided to Mr. Shirley in connection with his joining the Company and does not include Mr. Brander’s compensation, as his compensation was approved in connection with the strategic review and potential sale of our Air & Gas Handling business and is not representative of our incentive compensation structure.
**	This reflects performance goals under the plan for corporate-level executives; weightings and performance goals differ for business unit executives as discussed below.

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Our 2019 executive compensation structure consists of three core compensation elements–base salary, an annual cash bonus, and long-term incentives. The Compensation Committee reviewed each element individually while also considering the total compensation package provided to create an appropriate mix designed to attract, incentivize, and retain our executives. The following table summarizes the core elements of our 2019 executive compensation program:

Element of Compensation	Purpose/Description	Form/Timing of Payout
Base Salary	Established at a competitive level to attract and retain our executive talent. Provides a base level of compensation that is not at risk to avoid fluctuations in compensation that could distract executives from the performance of their responsibilities.	Paid in cash throughout the year
Annual Incentive Plan (“AIP”)	Variable compensation that rewards our executive officers for achievement of critical annual operational and financial performance goals by the Company and, if applicable, respective business units, and recognizes the executive’s individual performance during the year.	Paid in cash after the year has ended and performance has been measured. See page 31 for further detail.
Long-Term Incentive Plan	Variable compensation that aligns the rewards of executives with the interests of stockholders to encourage actions and long-term prioritization that we believe will increase stockholder value by generating sustained and superior operational and financial performance over an extended period of time.	See page 34 for further detail.

The framework of our executive compensation program includes the governance features and other specific elements discussed below:

What we do	What we don’t do
Pay for performance focus – Our AIP compensation is linked to pre-established financial and operational goals that are intended to drive performance over the annual performance plan period. Options and PRSUs are linked with longer-term performance, our stock price, and, for PRSUs, relative TSR performance, which we believe incentivizes long-term Company success and stockholder value creation.	No gross-up payments to cover excise taxes or perquisites – We do not provide tax gross-ups to our executives in connection with severance benefits or executive perquisites other than relocation.
Varying performance metrics under short-term and longer-term incentive plans – In balancing compensation objectives linked to short-term and long-term time horizons, the Company seeks to align compensation with several performance metrics that are critical to achievement of sustained growth and stockholder value creation.	No pledging or hedging of Company stock – We prohibit our executives and directors from hedging Colfax stock and from entering into new pledge arrangements or derivative agreements using Colfax stock.
Caps on Annual Incentive Plan payouts – Executive bonus payments are capped under our AIP, as approved by our stockholders, in part to discourage excessive risk taking. The Compensation Committee is prohibited from increasing the results with respect to each financial and operational performance metric once established, but retains the discretion to reduce or eliminate compensation under our AIP even if performance goals are attained.	No repricing or buyout of underwater stock options – We do not permit the repricing of underwater stock options without the express approval of our stockholders.
Double trigger provisions for change in control – Severance payable upon a change in control is only received upon executive’s employment termination without cause or resignation for good reason within two years following the change in control. This approach is commonly referred to as “double trigger.”	No excessive change in control payments – No severance upon a change in control in excess of two times salary and target bonus.
Clawback Policy and Insider Trading Policy – We have a comprehensive compensation clawback policy that is triggered by a material restatement of the Company’s financial statements and applies to all of our executive officers, and enforce a strict insider trading policy and blackout periods for executives and directors.	No short-term vesting – We do not award any long-term incentives with a vesting period shorter than one year.
Stock Ownership Policy – We have a robust stock ownership policy to further align the long-term financial interests of Company executives with those of our stockholders.	No compensation programs or policies that reward for material or excessive risk taking – We annually review the Company’s compensation policies and practices in relation to our risk management practice and any potential risk-taking incentives. Our most recent assessment concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Independent Compensation Committee and Consultant – Our Compensation Committee is comprised solely of independent directors. The compensation consultant to the Compensation Committee during 2019, FW Cook (i) is, based on the Compensation Committee’s assessment, independent and without any conflicts of interest with the Company and (ii) has never provided any services to the Company other than the compensation-related services provided to the Compensation Committee. See page 37 for further details.	No pension plan – We do not maintain a defined benefit pension plan for any senior executives, other than a frozen foreign plan that we acquired via acquisition which is limited to a small number of historical participants.

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Determination of Executive Compensation and Performance Criteria

Our executive compensation program is based on the philosophy and design outlined above with a focus on exceptional performance and continuous improvement from our management team. Within this framework, the Compensation Committee exercises its reasoned business judgment in making executive compensation decisions and takes into account recommendations by our Chief Executive Officer with respect to the compensation of each executive officer, other than himself (see “CEO Recommendations” on page 36). Some of the factors that generally are referenced when making executive compensation decisions, none of which is assigned a particular weight, are as follows:

The nature of the executive’s position
The Compensation Committee’s assessment of pay levels and practices for executives with the skills and experience our executives possess (see “Role of Compensation Consultants and Peer Data Review” on page 36)
The performance record of the executive
The Company’s operational and financial performance
The executive’s leadership potential
The retention value of our compensation program over time

Further, a substantial percentage of compensation under our Annual Incentive Plan is determined solely by the achievement of annual performance criteria based on Board-approved financial and operational goals for the fiscal year. These goals are then incorporated into the metrics set for our Annual Incentive Plan and approved by the Compensation Committee, as further discussed under “Bonus Calculation and Payment - Financial and Operational Metrics and 2019 Performance Results” on page 32. We believe that this link to our Board-established corporate and business goals reinforces alignment and incents breakthrough results both at the business-unit level and Company-wide.

Elements of Our 2019 Executive Compensation Program

Base Salary

Base salaries are designed to provide compensation that is market competitive so that we can attract the best qualified individuals and retain our senior management. Base salaries are established at an executive’s hire and generally reviewed annually for potential increases. In February 2019, the Compensation Committee set the salary levels for each of our NEOs based on the Compensation Committee’s assessment of the relative roles and responsibilities of management and the results of their individual performance assessments, combined with perspective from competitive compensation data prepared by FW Cook and the Compensation Committee’s reasoned business judgment. Mr. Shirley’s base salary was approved by the Compensation Committee in connection with the DJO acquisition and based upon his historical compensation and a review of competitive compensation data prepared by FW Cook. In December 2019 the Compensation Committee approved promotional increases for Messrs. Hix and Kambeyanda in light of their continuing strong performance, in particular their performance related to the transition of the portfolio, and to maintain market competitiveness. As a result, Mr. Hix’s salary was increased from the base salary of $595,000 set in February 2019 to $650,000, and Mr. Kambeyanda’s salary was increased from the base salary of $550,000 set in February 2019 to $625,000, in each case effective as of December 9, 2019. Messrs. Trerotola and Pryor received modest base salary increases in 2019 primarily reflecting our continued operational improvements and the Compensation Committee’s competitive marketplace review. Mr. Brander’s base salary increase was, in part, based on his engaged and focused leadership while the Company undertook a strategic review of the Air & Gas Handling business, which was first publicly announced in November 2018. A comparison of base salary levels as of December 31, 2019 (or September 30, 2019 for Mr. Brander) and 2018 is set forth below:

	2018 Annual	2019 Annual		Percentage
Named Executive Officer	Base Salary	Base Salary		Increase
Mr. Trerotola	$1,056,000	$1,077,000		2.0%
Mr. Hix	$575,000	$650,000	(1)	13.0%
Mr. Pryor	$550,000	$565,000		2.7%
Mr. Kambeyanda	$510,000	$625,000	(1)	22.6%
Mr. Shirley	—	$850,000		—
Mr. Brander	£320,000	£385,000		13.0%
(1)	Reflects promotional increase approved by the Board in December 2019, as noted in discussion above.

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Annual Incentive Plan

The goal of our AIP is to reward our executives for achievement in key areas of Company operational and financial performance as well as each executive’s individual contributions to Company success. Our NEOs are eligible to receive a cash incentive payment that is expressed as a percentage of the executive’s base salary (i.e., “target bonus”) under our Annual Incentive Plan. Performance measures include corporate and individual performance against pre-determined financial and operational metrics approved by the Compensation Committee at the beginning of the fiscal year.

These performance metrics established by the Compensation Committee for business leaders reflect both Company-wide and business-specific performance targets resulting in a company performance factor (“CPF”). The CPF for Messrs. Kambeyanda and Shirley is a weighted average consisting of 70% segment performance and 30% Colfax corporate performance. The amount payable under the AIP can be adjusted upward or downward based on the individual performance factor (“IPF”), which is linked to specific, individualized business goals. Actual bonus amounts are determined following completion of the performance year and are based on performance relative to these pre-established business and individual goals using the following formulas:

As shown in the payout curve that follows, executives can achieve a payout percentage of their target bonus ranging from zero for below-threshold performance to a threshold of 50% to a maximum of 200%, with 100% target goal achievement resulting in 100% payout of the individual’s target bonus for that performance metric, based on the extent to which objective pre-established financial and operational performance goals are achieved; and

The total amount earned is subject to adjustment based on individual achievement as measured by an IPF. The IPF is a multiplier that ranges from 0 to 1.5 (subject to an overall payout cap of 250% of the target bonus). For 2019, IPFs for our NEOs ranged from 1.0 to 1.35. The IPF rating is based on individual performance against pre-established objectives and the embodiment of our Company’s core values and behaviors. The IPF and key performance indicators include both financial and non-financial Company objectives over which the executive has primary control.

2019 Annual Incentive Plan Payout to Performance

*	Working capital turns (WCT) threshold and maximum set within bounds based on management assessment of WCT performance expectations.

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Detail regarding the individual components of these formulas for fiscal year 2019, including a calculation of the payout percentages and description of the IPF component, follows the NEO bonus payout tables below.

Key Executive Team Achievements

Successful completion of the DJO acquisition and sale of the Air & Gas Handling business, furthering the strategic shift of our portfolio to diversify end-market exposure, reduce cyclicality, and increase profitability

Integration of DJO into existing operations, with certain members of the executive team undertaking oversight responsibilities with respect to our new medical device platform

Successful integration of two fiscal 2018 acquisitions completed in our Fabrication Technology segment

Very strong margin improvement in our Fabrication Technology segment

Acceleration of quarter over quarter growth in our Medical Technology segment and strong growth in the Reconstructive and Prevention and Rehabilitiation product lines

Introduction of 84 new products into the market, outpacing competitors and contributing to market share gains in our Fabrication Technology segment

Bonus Calculation and Payment – Financial and Operational Metrics and 2019 Performance Results

For corporate executives, the Company performance factors (CPF) consisted of financial targets based on net sales (as adjusted), adjusted EBITA, working capital turns (as adjusted), and adjusted EPS. In 2019, we transitioned from using a financial target based on operating profit (as adjusted) to the financial target based on adjusted EBITA. This was intended to better align with how Colfax management evaluates the business and the Company’s financial reporting practices. The pre-established targets were based upon Board-approved operational and financial goals for 2019. These targets represented significant progress in each category toward the achievement of the Company’s long-term growth objectives and aligned with the Board-approved corporate budget.

For Mr. Shirley, the “target goals” included adjusted EBITDA for the DJO segment, which was pre-established by the Compensation Committee in connection with the acquisition of DJO. His goals were set at levels that would represent significant progress in each category toward the achievement of the Company’s long-term growth objectives with respect to DJO and align with the Board-approved corporate budget.

For Messrs. Kambeyanda and Shirley, Colfax corporate measures constituted 30% of the potential payout factor with their business unit goals consisting of 70% of the total target. These weightings are intended to drive accountability for business operational results while also encouraging thoughtful work and cooperation across the organization.

The financial and operational performance measures and corresponding weightings of these metrics for 2019 were as follows:

Measure	Corporate	ESAB	DJO
Net sales (as adjusted)(1)	25%	30%	40%
Adjusted EBITA(2)	40%	50%	N/A
Working Capital Turns (as adjusted)(3)	20%	20%	N/A
Adjusted EPS(4)	15%	N/A	N/A
DJO Adjusted EBITDA(5)	N/A	N/A	60%
(1)	Net sales measured by U.S. GAAP sales excluding any sales from unbudgeted 2019 acquisitions, compared to 2019 budgeted sales at actual FX rates.
(2)	Adjusted EBITA is defined as net income from continuing operations excluding restructuring and other related charges, acquisition-related amortization and other non-cash charges, and strategic transaction costs, as well as provision (benefit) for income taxes, loss on short-term investments, interest expense, net and pension settlement loss.
(3)	Working capital turns measured by the weighted average of the quarterly turns for the fiscal year, computed by dividing annualized quarterly sales by the average ending working capital for each quarter. Working capital is defined as the sum of accounts receivable, other receivables, promissory notes, inventory, accounts payable, and nonrecurring items that the Compensation Committee considers unusual and not representative of the underlying economic performance of the Company.
(4)	Adjusted EPS is defined as net income adjusted for the after-tax impact of discontinued operations, the cumulative effect of accounting changes, restructuring costs, non-cash asset impairments, including goodwill and intangibles, costs related to acquisitions in excess of budgeted amounts, financial asset impacts (due to unusual economic circumstances or devaluation by a governing body), as further adjusted for the impact of foreign currency exchange gains or losses arising from the initial recognition of a highly inflationary currency, early extinguishment of debt costs, or other unplanned or nonrecurring items that the Compensation Committee considers unusual and not representative of the underlying economic performance of the Company, divided by the weighted average of diluted shares outstanding.
(5)	DJO Adjusted EBITDA is defined as net income adjusted for business unit entities divested in 2019, including related gain/loss on disposition, restructuring costs, non-cash asset impairments, including goodwill and intangibles, costs related to acquisitions and divestitures in excess of budgeted amounts, the impact of foreign currency exchange gains or losses arising from the initial recognition of a highly inflationary currency, pension curtailment costs, the cumulative effect of accounting changes, and other unplanned or nonrecurring items that the Compensation Committee considers unusual and not representative of the underlying economic performance of the Company, as well as a provision (benefit) for income taxes, interest expense, net, and depreciation and acquisition-related amortization and inventory step-up charges.

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Bonuses were calculated using the aforementioned formula as shown in the following table. These bonuses are also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below on page 40.

								Bonus	Individual		Executive
			Target Bonus		Target			before IPF	Performance		Bonus
NEO	Base Salary		Percentage		Bonus		CPF	application	Factor (IPF)		Payment
Mr. Trerotola	$1,077,000	X	125%	=	$1,346,250	X	100%	1,346,250	110%	=	$1,480,600
Mr. Hix	$595,000	X	80%	=	$476,000	X	100%	476,000	100%	=	$476,000
Mr. Pryor	$565,000	X	80%	=	$452,000	X	100%	452,000	110%	=	$497,200
Mr. Kambeyanda*	$550,000	X	80%	=	$440,000	X	88%	387,200	135%	=	$522,720
Mr. Shirley*	$850,000	X	100%	=	$850,000	X	83%	702,100	100%	=	$702,100
*	The business payout percentage is a weighted average consisting of 70% business segment and 30% Colfax corporate.

In light of Mr. Brander’s execution and effort with respect to the sale of our Air & Gas Handling business, which strengthened our balance sheet and provides more flexibility for our growth strategy, Mr. Brander received a bonus for 2019 of $3,152,585, which is reflected in the “Bonus” column of the Summary Compensation Table below on page 40. The bonus was based upon the performance of the Air & Gas Handling business and his performance through the closing of the transaction.

Bonus Calculation – Target Bonus

The Compensation Committee annually reviews and approves AIP target bonus percentages for each executive officer in alignment with our compensation philosophy and taking into consideration the Compensation Committee’s competitive marketplace review. Targets as a percentage of base salary did not change from prior-year targets, except for Mr. Kambeyanda, whose AIP target increased from 75% to 80% to better align with the Compensation Committee’s evaluation of the competitive market.

In connection with the DJO acquisition, the Compensation Committee set Mr. Shirley’s target bonus at 100% based upon his historical compensation and the Compensation Committee’s competitive marketplace review.

The 2019 corporate performance goals and achievement for each are set forth below. As shown in the table, the weighted average performance result for 2019 corporate metrics was 100% of plan, compared to 121% of plan for 2018 and 83% of plan for 2017.

Measure	Weighting	Target Goal	Threshold Goal	Maximum Goal	Achieved	Company Performance Factor (CPF)
Net Sales (as adjusted)	25%	$4,839 billion	$4,355 billion	$5,323 billion	$4,788 billion	95%
Adjusted EBITA	40%	$666 million	$533 million	$799 million	$680 million	110%
Working Capital Turns (as adjusted)	20%	4.7	4.5	4.9	4.6	67%
Adjusted EPS	15%	$2.62/share	$2.10/share	$3.14/share	$2.74/share	123%

The table below summarizes the 2019 achievement of business goals for Messrs. Kambeyanda and Shirley, which when aggregated with the corporate goal results as shown above, determine their AIP financial and operational performance factor:

Company Performance Factor – DJO and ESAB Segments	ESAB*	DJO*
Sales (as adjusted) (30% for ESAB and 40% DJO)	80%	100%
Adjusted EBITA/EBITDA (50% for ESAB and 60% DJO)	117%	65%
Working Capital Turns (as adjusted) (20% ESAB)	0%	—
Business Achievement (before weighted average with Colfax corporate)*	83%	79%
*	The respective business unit metrics constituted 70% of each executive’s potential AIP performance payout, in aggregate, and the corporate metrics constituted 30% of the potential payout.

We do not disclose the specific target goals or achievement applicable to our business segments as they are highly confidential to our businesses. We believe that disclosure of this information would be competitively harmful to us, as it would provide our competitors with strategic information specific to certain businesses, thus providing our competitors insight into our plans and projections for such businesses. As evidenced by our performance this year, these target levels are designed to be difficult to accomplish and are not certain to be met.

Bonus Calculation – Individual Performance Factor

In addition to the target bonus percentages and financial and operational metrics discussed above, the third and final factor under our AIP is the IPF, as described above. The individual performance factors for each executive were determined after evaluating each NEO’s performance, including the collective achievements detailed on page 32 above. For 2019, IPFs for our NEOs ranged from 1.0 to 1.35, as shown above.

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Long-Term Incentives

The goal of our long-term incentive plan is to align the compensation of executives with the interests of stockholders by encouraging sustained long-term improvement in operational and financial performance and long-term increase in stockholder value. Long-term incentives also serve as retention instruments and provide equity-building opportunities for executives. In recent years, we have granted stock options and PRSUs as our primary forms of equity awards, with service-based RSUs being granted principally as recruitment or promotion awards at the time of hire or promotion. The Compensation Committee redesigned our PRSUs in 2019 and transitioned from using an operational improvement metric (adjusted operating margin) and an investor return benchmark (relative TSR vs. the S&P MidCap 400 Industrials Index), each of which was equally weighted and measured over a three-year period, to solely using relative TSR vs. the S&P MidCap 400 Industrials Index, measured over a three-year period. The Compensation Committee believes that using a single investor return benchmark is more appropriate for the Company at this time due to the highly acquisitive nature of our business, which makes it difficult to set meaningful three-year operational improvement metrics. Once vested, at least 50% of the shares delivered pursuant to the PRSUs (net of shares withheld or sold for taxes) must be held for an additional one-year period.

In connection with the acquisition of DJO, Mr. Shirley received an annual equity award consisting of (i) DJO PRSUs, (ii) RSUs that cliff vest after two years and (iii) stock options. The DJO PRSUs are subject to achieving certain adjusted EBITDA targets at DJO, measured over a two-year period, with 50% vesting on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date. The DJO PRSUs further provided that 50% of the PRSUs may be earned (but not vest) if a specified adjusted EBITDA target was achieved during 2019. However, this target was not achieved during 2019 and such DJO PRSUs remain eligible to vest following completion of the two-year performance period. The award is intended to align Mr. Shirley’s compensation with the interests of stockholders and incentivize the achievement of certain strategic objectives relating to the acquisition and integration of DJO.

2019 Performance Vesting of Outstanding PRSUs

None of the outstanding PRSUs held by the NEOs were earned in 2019. In 2017, we transitioned to using a full three-year performance period for measuring PRSUs. Prior to that, PRSUs were subject to achieving certain performance targets over any four consecutive quarters during a three-year period.

Annual Grants under Omnibus Incentive Plan

On February 25, 2019, the Compensation Committee granted annual awards under the 2016 Omnibus Incentive Plan with a target aggregate value as set forth in the table below. Messrs. Trerotola, Hix, Pryor and Kambeyanda received 50% of their annual grant in the form of PRSUs and 50% in the form of stock options. As discussed further above, on December 13, 2019, the Compensation Committee also granted Messrs. Hix and Kambeyanda RSUs with a grant date fair value of approximately $1,000,000 and $500,000, respectively, in recognition for their contributions to the portfolio changes that occurred in 2019. Mr. Shirley received DJO PRSUs with a target grant date fair value of $2,000,000, stock options with a grant date fair value of approximately $500,000, and RSUs with a grant date fair value of $500,000. Mr. Brander’s award consisted solely of stock options with a grant date fair value of approximately $400,000.

	Total Aggregate
	Value of Grant
Annual Grant Recipient	($)
Mr. Trerotola	5,450,000
Mr. Hix	3,000,000	(1)
Mr. Pryor	1,850,000
Mr. Kambeyanda	1,800,000	(1)
Mr. Shirley	3,000,000
Mr. Brander	400,000
(1)	Messrs. Hix’s and Kambeyanda’s annual grants under the 2016 Omnibus Incentive Plan include an additional grant in recognition of their work related to the portfolio changes in 2019 of RSUs with grant date fair values of approximately $1,000,000 and $500,000, respectively.

Stock options vest in three equal annual installments beginning on the first anniversary of the grant date and PRSUs cliff vest at the end of the three-year measurement period to the extent of achievement of the relative TSR performance metric based on the following payout scale:

		Resulting
	3-Year TSR	Shares Earned
	Percentile Rank*	(% of target)
Below Threshold	<30th	0%
Threshold	30th	50%
Target	55th	100%
Maximum	80th	200%
*	Linear interpolation between achievement points.

As shown in the table above, the target payout is subject to achieving the relative TSR performance metric at the 55th percentile, which underscores the Company’s commitment to delivering and incentivizing above-median performance and returns to stockholders.

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The DJO PRSUs vest in two equal installments beginning on the second anniversary of the grant date, to the extent of achievement of the DJO adjusted EBITDA target based on the payout scale below.

		Resulting
	DJO Adjusted EBITDA	Shares Earned
	(% of target)*	(% of target)
Below Threshold	<90%	0%
Threshold	90%	50%
Target	100%	100%
Maximum	120%	200%
*	Linear interpolation between achievement points.

Additional Compensation Information

Other Elements of Compensation–Non-Qualified Deferred Compensation and Perquisites

The Company does not maintain an active pension plan and instead makes matching contributions to a tax-qualified 401(k) plan and Non-Qualified Deferred Compensation Plan. We established the Non-Qualified Deferred Compensation Plan, which provides participants the opportunity to defer a percentage of their compensation without regard to the compensation limits imposed by the Internal Revenue Code under our 401(k) plan, to allow our senior-level executives to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Colfax employees who are not limited by the Internal Revenue Code limits. For additional details concerning the Non-Qualified Deferred Compensation Plan, please see the Non-Qualified Deferred Compensation Table and the accompanying narrative disclosure. With respect to Mr. Brander, who is based in the U.K., as discussed below in the footnotes to the Summary Compensation Table, for 2019 Howden made contributions to the Howden Retirement Plan, a defined contribution plan, on his behalf. In addition, as discussed following the Pension Benefits table below, Mr. Brander maintains a balance in the Howden Group Pension Plan, a frozen defined benefit pension plan. Mr. Brander’s benefits under the Howden Group Pension Plan were frozen in 2006 and he did not accrue any additional benefits after this date. We retained liability with respect to the Howden Group Pension Plan in connection with the sale of our Air & Gas Handling business. Additionally, the Company also maintains the DJO Global Executive Deferred Compensation Plan (the “DJO Nonqualified Plan”), which was acquired in connection with the acquisition of DJO. The DJO Nonqualified Plan was frozen to new participants and future deferrals on December 31, 2019. Mr. Shirley holds an account balance in this plan.

Aside from the benefits provided to Mr. Trerotola at the time of his hire, which include (i) an automobile allowance of $20,000 per year and (ii) personal use of a private aircraft chartered by the Company and/or personal financial planning services (or any combination thereof) in an aggregate amount not to exceed $100,000 in compensation income (i.e., imputed income under tax rules) for any calendar year, we provide minimal perquisites to our executives, including up to $10,000 in financial and tax planning services for senior executives, business-related items such as relocation assistance, which may be grossed up consistent with competitive market recruitment practices, and benefits provided in non-U.S. locations in accordance with local practice.

Employment & Service Agreements

Messrs. Trerotola and Pryor are party to the same form of employment agreement. These agreements provide for a two-year initial term, or in the case of Mr. Trerotola, a three-year initial term, with automatic one-year term extensions thereafter, unless our Board or the executive provides written notice in advance to terminate the automatic extension provision. Each executive’s base salary may not be reduced below the amount previously in effect without the written agreement of the executive. In addition, as set forth in their current employment agreements, each of Messrs. Trerotola and Pryor is entitled to participate in our Annual Incentive Plan with a target bonus amount no less than 120% and 50%, respectively, of his base salary then in effect. The employment agreements provide severance benefits and provide change in control benefits only if a termination for “good reason” or other than for “cause” occurs within two years following the change in control (i.e., “double trigger” provisions).

Mr. Hix’s letter agreement entered into upon his hire provides for severance and change in control benefits primarily commensurate with those provided in our employment agreements. Mr. Kambeyanda is party to a letter agreement with the Company that specifies his starting annual salary and a target bonus of at least 70% under the AIP. This agreement also provides for a transition bonus made in connection with his hire that is to be paid in installments over his first five years of employment (with $330,000 payable in each of 2017 and 2018, and $130,000 payable in each of 2019 and 2020). This letter agreement also provides that Mr. Kambeyanda is subject to our Executive Officer Severance Plan.

Mr. Shirley is party to a service agreement with DJO, which he entered into prior to our acquisition of the DJO business in 2019 and which was assumed as part of the purchase. The agreement provides for a four-year initial term, with automatic one-year term extensions commencing November 14, 2020, unless we or Mr. Shirley provides written notice in advance to terminate the automatic extension provision. The agreement provides that Mr. Shirley’s base salary is a specified amount and that he is entitled to such increases as determined by the Board. In addition, Mr. Shirley is entitled to receive an annual bonus of 100% of his base salary. The employment agreement also provides severance benefits, but does not provide enhanced change in control benefits.

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Mr. Brander’s employment with Colfax was terminated in connection with the completion of the sale of the Air & Gas Handling business. Prior to this, Mr. Brander’s employment agreement was amended on May 7, 2019, in contemplation of such sale. The amended agreement provided that Mr. Brander was eligible to receive a retention bonus upon closing of such sale, subject to his continued employment through closing. The agreement also provided that, in its discretion, the Company could increase the retention bonus based on its assessment of the performance of the Air & Gas Handling business and Mr. Brander through closing. Mr. Brander was awarded a $3,152,585 payment consistent with these arrangements.

Additional details regarding the material terms of these agreements are summarized under “Employment Agreements and Executive Officer Severance Plan” on page 44 and “Potential Payments Upon Termination or Change in Control” on page 47 and a summary of the material terms and eligibility requirements for the Executive Officer Severance Plan is provided under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Policy and Stock Holding Requirements

Our stock ownership policy further aligns the long-term financial interests of Company executives with those of our stockholders while also serving as a risk mitigation tool. Each executive at a vice president level or higher must retain at least one-half of vested equity awards, less shares withheld or sold for tax withholding obligations, until the executive has accumulated shares of our common stock or other qualifying forms of equity having the value described below. The ownership value thresholds are as follows:

Leadership Position	Value of Shares
President and CEO	6x base salary
EVP/SVP	3x base salary
VP	1x base salary

All of the Company’s NEOs currently employed with the Company have achieved these ownership targets as of the date of this Proxy Statement.

CEO Recommendations

During 2019, Mr. Trerotola provided recommendations to the Compensation Committee with respect to the compensation levels for our executive officers, other than for himself. These recommendations were based on his assessment of the executive officer’s relative experience, overall performance, and impact on the achievement of our financial and operational goals and strategic objectives, combined with perspective from the competitive review data. While the Compensation Committee took these recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its responsibilities as set forth in the Compensation Committee Charter.

Role of Compensation Consultants and Peer Data Review

Our Compensation Committee also obtains perspective from competitive data reviewed by FW Cook, the independent advisor to the Compensation Committee on matters of executive compensation. The Compensation Committee annually reviews the list of peer companies previously recommended by FW Cook to confirm that such continues to reflect the peers used by financial analysts and governance advisors covering Colfax and to represent our growth trajectory, revenue, market capitalization and overall scope and nature of operations. In light of the DJO acquisition, the peer group was revised to include certain companies in the medical device industry to reflect our current business portfolio. The peer group referenced in 2019 was as follows:

Colfax Peer Group
AMETEK, Inc.	IDEX Corporation	STERIS plc
The Cooper Companies, Inc.	ITT Inc.	Teleflex Incorporated
Crane Co.	Kennametal Inc.	The Timken Company
Dover Corporation	Lincoln Electric Holdings, Inc.	Varian Medical Systems
Flowserve Corporation	Pentair plc	Xylem Inc.
Haemonetics Corporation	Regal Beloit Corporation	Zimmer Biomet Holdings, Inc.
Hill-Rom Holdings, Inc.	Rexnord Corporation
Hubbell Incorporated	Snap-on Incorporated

Competitive review data drawn from this group was utilized by the Compensation Committee as one of many reference points to assist in its compensation decisions, and for certain NEOs, competitive review data drawn from this group was used to “benchmark” the amount of compensation paid to such NEOs.

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Independence of Compensation Consultant

In April 2020, the Compensation Committee considered the independence of FW Cook in light of the SEC rules regarding conflicts of interest involving compensation consultants and NYSE listing standards regarding compensation consultant independence. The Compensation Committee requested and received a letter from FW Cook addressing conflicts of interest and independence, including specific factors enumerated in both relevant SEC rules and NYSE listing standards. The Compensation Committee discussed and considered these factors, and other factors it deemed relevant, and concluded that FW Cook is independent and that its work during 2019 did not raise any conflict of interest.

Compensation Program and Risk

As part of our continued appraisal of our compensation program, management, with oversight from the Compensation Committee, annually reviews our compensation policies and practices and the design of our overall compensation program in relation to our risk management practices and any potential risk-taking incentives. This assessment includes a review of the primary elements of our compensation program in light of potential risks:

Compensation Program Risk Considerations
Pay Mix	■	Compensation program includes an appropriate mix of short- and long-term incentives, which mitigate the risk of undue focus on short-term targets while rewarding performance in areas that are key to our long-term success.
	■	Base salaries are set at competitive levels to promote stability and provide a component of compensation that is not at risk.
Performance Metrics and Goals	■	Distinct performance metrics are used in both our short-term (AIP) and long-term incentive plans. Effective for the 2019 fiscal year, the long term performance metrics no longer include a margin goal.
	■	Our Annual Incentive Plan is designed with a payout scale (including a maximum cap) that supports our pay-for-performance philosophy, as set forth on page 31.
Long-Term Incentives	■	The equity grant portion of our compensation program, combined with our stock ownership guidelines and stock holding requirements, is designed to align the long-term interests of our executives with those of our stockholders.

We have controls and other policies in place that serve to limit excessive risk-taking behavior within our compensation program, including, but not limited to, the following:

Compensation Risk Mitigation Components
Compliance Risk Mitigation	■	Oversight of our compensation process and procedures by the Compensation Committee, each member of which has been determined by the Board to be independent under applicable SEC rules and NYSE listing standards;
	■	Internal controls over our financial reporting, which are maintained by management and reviewed as a part of our internal audit process and further reviewed and tested by our external auditors, as overseen by the Audit Committee; and
	■	Audit Committee oversight and review of financial results and non-GAAP metrics used in certain components of our AIP and long-term incentives.
Personnel Risk Mitigation	■	Implementation of and training on Company-wide standards of conduct, as described on page 18 under “Standards of Conduct”.
Risk Mitigation Policies	■	Provisions in the Company’s insider trading policy prohibiting hedging transactions that would allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities;
	■	A policy prohibiting pledging of Company shares after February 17, 2014; and
	■	A clawback policy applicable to all executive officers.

The Compensation Committee reviews with management the results of its assessment annually. Based on its most recent review, the Compensation Committee concluded that the risks arising from Company compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Additionally, the Compensation Committee also reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.

Hedging Ban

Any director, officer or employee of the Company is prohibited from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.

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Pledging Policy

Our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Colfax common stock that he or she directly or indirectly owns and controls (other than shares already pledged as of February 17, 2014). Any shares of Colfax common stock that were pledged prior to February 17, 2014 do not count toward meeting our stock ownership requirements.

Clawback Policy

The Compensation Committee has adopted a clawback policy applicable to our executive officers. Under the policy, in the event the Company is required to restate its financial results due to material non-compliance with any financial reporting requirement under the securities laws as generally applied, the Board will review all bonus payments made, including all bonus payments under our Annual Incentive Plan, and all performance-based equity compensation that was earned or vested on the basis of having met or exceeded financial results during the three years prior to the date that the Company determines such restatement is required.

If the Board determines that such payments or the amount of awards earned/vested would have been lower had they been determined or calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company the value of such excess payments made to and/or equity awards earned by executive officers. The Board maintains discretion, to the extent permitted under applicable law, not to seek such recoupments if the Board determines, in the exercise of its fiduciary duties, that under the specific circumstances it would not be appropriate to seek to recover such amounts. The Company may effect such recoupment by requiring executive officers to pay such amount(s) to the Company, by set-off, by reducing future compensation, or by such other means or combination of means as the Board determines to be appropriate.

Equity Grant Practice

The Compensation Committee has the authority to grant equity awards. The Company does not time the grant of equity awards around material, non-public information. Grant dates are determined either as of the date of Compensation Committee approval or on the date of a specific event, such as the date of hire or promotion, for certain executive officers. The target grant value is translated into a number of shares underlying each grant using a valuation formula that, for PRSUs and RSUs, incorporates a 20-day average closing price up to and including the grant date, to avoid the potential volatility impact of using a single-day closing price.

The Compensation Committee has delegated authority to our CEO and Chief Human Resources Officer for grants of equity awards to associates who are non-executive officers. The aggregate grant date value of such equity awards may not exceed $4,000,000 during the fiscal year period. Such awards are subject to further restrictions on individual size, and awards must be made pursuant to the terms of award agreement forms previously approved by the Board or the Compensation Committee. The effective grant date of these awards is on the first trading day on or after the date of hire or promotion for newly hired employees following review and approval by the CEO or Chief Human Resources Officer, as applicable. The Compensation Committee receives a report of any grants made pursuant to this delegated authority at each regularly scheduled meeting.

Rule 10b5-1 Trading Plans by Executive Officers

Certain of our executive officers have adopted written stock trading plans in accordance with Rule 10b5-1 under the Exchange Act and our insider trading policy. A Rule 10b5-1 Trading Plan is a written document that pre-establishes the amount (or ratio), prices, and dates (or range of possible dates) of future purchases or sales of our common stock. These plans are entered into during an open window period in accordance with the terms of our insider trading policy. From time to time, certain NEOs have entered into such plans (i) to sell the percentage of vested shares necessary to satisfy applicable tax withholding obligations upon the vesting and delivery of PRSUs, or (ii) to exercise options that are approaching the end of their term.

Changes to Compensation Program for 2020

As noted above, in recent years, we have granted stock options and PRSUs as our primary forms of annual equity awards, with service-based RSUs being granted principally as recruitment or promotion awards at the time of hire or promotion. Beginning in 2020, annual equity awards will generally consist of 50% PRSUs, 25% stock options, and 25% time vesting RSUs. The Compensation Committee believes this will further align the long-term interests of management and stockholders and promote increased equity ownership among our executive officers.

In April 2020, the Compensation Committee and Board adopted amendments to our Annual Incentive Plan to (i) eliminate language that was no longer necessary due to the repeal of Section 162(m) of the Internal Revenue Code’s exemption from the deduction limit for certain “performance-based” compensation and (ii) add provisions that provide for certain payments of annual awards in the event of death, disability or retirement, as defined in the Annual Incentive Plan.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2020 Proxy Statement and in the Company’s Annual Report on Form 10-K for 2019 by reference to the Proxy Statement.

Compensation Committee of the Board of Directors

Rhonda Jordan, Compensation Committee Chair
Rajiv Vinnakota
Sharon Wienbar

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EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compen- sation ($)(6)	Total ($)
Matthew Trerotola President and Chief Executive Officer	2019	1,071,346		—	2,724,996	2,724,996	1,480,600	—	428,088	8,430,026
	2018	1,049,000		—	—	—	1,676,000	—	422,927	3,147,927
	2017	1,021,932		1,000,000	—	—	881,000	—	374,184	3,277,107
Christopher Hix Executive Vice President, Finance and Chief Financial Officer	2019	591,731		—	1,999,987	999,998	476,000	—	81,442	4,149,158
	2018	570,962		—	999,987	1,000,002	640,000	—	29,260	3,240,211
	2017	557,308		—	850,002	849,999	319,000	—	52,953	2,629,262
Daniel Pryor Executive Vice President, Strategy and Business Development	2019	560,962		—	924,995	924,999	497,200	—	68,578	2,976,734
	2018	544,615		—	1,874,996	1,875,004	532,000	—	64,249	4,890,864
	2017	525,962		500,000	874,983	874,997	382,000	—	52,078	3,210,019
Shyam Kambeyanda Executive Vice President, President and CEO of ESAB	2019	544,688		130,000	1,149,998	650,001	522,720	—	58,644	3,056,051
	2018	505,000		330,000	599,992	599,999	460,000	—	96,121	2,591,112
	2017	485,000		330,000	499,985	500,000	340,000	—	296,938	2,451,923
Brady Shirley Chief Executive Officer of DJO	2019	719,231		—	2,499,995	500,003	702,100	—	22,027	4,443,356
Ian Brander Former Senior Vice President, Colfax and Howden President	2019	378,652	(7)	3,152,585	—	400,000	—	195,391	58,300	4,184,928
	2018	398,000		—	650,012	349,999	355,000	—	82,198	1,835,209
	2017	414,462		—	499,985	500,000	137,981	90,634	66,995	1,710,056
(1)	For Mr. Trerotola, the amounts in this column for 2017 represent the final payment of the three installment payments of his cash signing bonus agreed to in 2015 when he joined the company. See “2015 CEO Succession” on pages 16-17 of our 2016 Proxy Statement as filed with the SEC on April 1, 2016. For Mr. Pryor the amount represents a performance-related bonus for 2017 in recognition of his contributions to the successful completion of the Colfax Fluid Handling sale. For Mr. Kambeyanda, the amounts represent for 2019, 2018 and 2017 the second, third and fourth of five installment payments of his cash signing bonus. For Mr. Brander the amount represents a performance-related bonus for 2019 in recognition of his contributions to the successful completion of the sale of the Air & Gas Handling business.
(2)	Amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K filed with the SEC on February 24, 2020. See “Long-Term Incentives” above on page 34. Assuming the maximum achievement of the performance goals applicable to the PRSUs, the grant date value of the PRSUs granted to the NEOs in 2019 would have been $5,449,992, $2,000,007, $1,849,990, $1,300,012 and $4,000,014 for Messrs. Trerotola, Hix, Pryor, Kambeyanda, and Shirley, respectively.
(3)	Amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2020. For 2019 grants, options were valued by the Black Scholes-based option value based on the closing price of our common stock on the date of grant. The exercise price for stock option awards equals the closing price of our common stock on the date of grant. See “Long-Term Incentives” above on page 34.
(4)	Amounts represent the payouts pursuant to our Annual Incentive Plan. For a discussion of the performance metrics on which the 2019 Annual Incentive Plan was based, including the weighting for each performance metric and the actual percentage achievement of the financial performance targets, see “Annual Incentive Plan” above on page 31.
(5)	For 2019, amount represents £149,000 or $195,391 in U.S. dollars, calculated based on the exchange rate in effect on December 31, 2019. This amount is the aggregate change in the actuarial present value of Mr. Brander’s accumulated benefit under a closed pension benefit plan from the pension plan measurement date used for financial statement reporting purposes in fiscal 2018 as compared to fiscal 2019. For additional details regarding this plan, see the Pension Benefits table and narrative that follows such table below.

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(6)	Amounts set forth in this column for 2019 consist of the following:

Name	Company 401(k)/Deferred Compensation Plan Match and Contribution ($)(a)	Auto Allowance ($)(b)	Financial Services ($)(c)	Aircraft Usage ($)(d)	Supplemental Long-Term Disability Premiums ($)(e)	Accident Insurance ($)(f)	Howden Retirement Plan Company Contribution ($)(g)	Medical Care Supplement ($)(h)	Total ($)
Mr. Trerotola	164,841	20,000	12,380	230,867	—	—	—	—	428,088
Mr. Hix	73,904	—	7,538	—	—	—	—	—	81,442
Mr. Pryor	65,578	—	3,000	—	—	—	—	—	68,578
Mr. Kambeyanda	54,144	—	4,500	—	—	—	—	—	58,644
Mr. Shirley	22,027	—	—	—	—	—	—	—	22,027
Mr. Brander	—	11,802	—	—	5,547	191	37,865	2,894	58,300
(a)	Amounts represent the aggregate Company match and Company contribution made by Colfax during 2019 to such NEO’s 401(k) plan account and Non-Qualified Deferred Compensation Plan account. See the Nonqualified Deferred Compensation table and accompanying narrative for additional information on the Non-Qualified Deferred Compensation Plan.
(b)	For Mr. Trerotola, amount represents an annual cash allowance for car-related expenses pursuant to his employment contract. For Mr. Brander, the amount represents an annual cash allowance for car-related expenses pursuant to his service contract in the amount of £9,000 or $11,802 in U.S. dollars, calculated based on the exchange rate in effect on December 31, 2019.
(c)	Amount represents amounts for financial planning services as reimbursed by the Company during 2019.
(d)	Amount represents Company expenses incurred for private plane usage in 2019. The Company is billed directly for the charter flight services used for Mr. Trerotola’s personal travel. The imputed income to Mr. Trerotola for these flights as calculated under the tax rules was $31,596, based on the SIFL rates promulgated by the Internal Revenue Service. The Company does not gross-up or make whole Mr. Trerotola for the income imputed to his use of chartered flights.
(e)	Amount represents £4,230, or $5,547 in U.S. dollars, calculated based on the exchange rate in effect on December 31, 2019.
(f)	Amount represents £146, or $191 in U.S. dollars, calculated based on the exchange rate in effect on December 31, 2019.
(g)	Amount represents the annual employer contribution of £28,875, or $37,865 in U.S. dollars, calculated based on the exchange rate in effect on December 31, 2019. Howden contributed 10% of Mr. Brander’s annual salary if Mr. Brander contributed 5% of his annual salary to the retirement plan (as he did in 2019). There is no guaranteed distribution amount based on service years or age. Amounts contributed to the retirement plan are at risk and are invested via direction from Mr. Brander to the plan provider.
(h)	Amount represents a private medical insurance premium and executive physical of £2,207 in aggregate, or $2,894 in U.S. dollars, calculated based on the exchange rate in effect on December 31, 2019.
(7)	For Mr. Brander, amount represents £288,750 or $378,652 in U.S. dollars, calculated based on the exchange rate in effect on December 31, 2019.

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Grants of Plan-Based Awards for 2019

The following table sets forth information with respect to grants of plan-based awards to our named executive officers during 2019:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or units (#)(3)	Options (#)(4)	Awards ($/Sh)	Option Awards ($)(5)
Matthew L. Trerotola	Annual Incentive Plan	—	673,125	1,346,250	3,365,625	—	—	—	—	—	—	—
	PRSUs	2/25/2019	—	—	—	53,531	107,062	214,124				2,724,996
	Stock Options	2/25/2019	—	—	—	—	—	—	—	310,364	26.88	2,724,996
Christopher M. Hix	Annual Incentive Plan		238,000	476,000	1,190,000	—	—	—	—	—	—	—
	PRSUs	2/25/2019	—	—	—	19,645	39,289	78,578	—	—	—	1,000,003
	RSUs(6)	12/13/2019	—	—	—	—	—	—	29,394			999,984
	Stock Options	2/25/2019	—	—	—	—	—	—	—	113,895	26.88	999,998
Daniel A. Pryor	Annual Incentive Plan	—	226,000	452,000	1,130,000	—	—	—	—	—	—	—
	PRSUs	2/25/2019	—	—	—	18,171	36,342	72,684	—	—	—	924,995
	Stock Options	2/25/2019	—	—	—	—	—	—	—	105,353	26.88	924,999
Shyam Kambeyanda	Annual Incentive Plan	—	220,000	440,000	1,100,000	—	—	—	—	—	—
	PRSUs	2/25/2019	—	—	—	12,769	25,538	51,076	—	—	—	650,006
	RSUs(6)	12/13/2019	—	—	—	—	—	—	14,697	—	—	499,992
	Stock Options	2/25/2019	—	—	—	—	—	—	—	74,032	26.88	650,001
Brady Shirley	Annual Incentive Plan	—	425,000	850,000	2,125,000	—	—	—	—	—	—
	DJO PRSUs	2/25/2019	—	—	—	39,289	78,578	157,156	—	—	—	2,000,007
	RSUs	2/25/2019	—	—	—	—	—	—	19,644	—	—	499,989
	Stock Options	2/25/2019	—	—	—	—	—	—	—	56,948	26.88	500,003
Ian Brander	Stock Options(7)	3/1/2019	—	—	—	—	—	—	—	45,977	26.52	400,000
(1)	Amounts represent the possible payouts under our Annual Incentive Plan. Threshold estimated possible payouts incorporate a 0.5 IPF, target estimated possible payouts incorporate a 1.0 IPF and maximum estimated possible payouts incorporate the 250% maximum payout cap under the Annual Incentive Plan. For a discussion of the performance metrics and actual results and payouts under the plan for fiscal 2019 see the Compensation Discussion and Analysis and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above, respectively.
(2)	Amounts represent potential shares issued under performance-based restricted stock unit awards. The PRSUs may be earned at the end of the performance period upon certification by the Compensation Committee of the performance level that has been met. For Messrs. Trerotola, Hix, Pryor and Kambeyanda the PRSUs cliff vest at the end of the three-year performance period, if earned. Once vested, at least 50% of the shares delivered pursuant to the PRSUs (net of shares withheld or sold for taxes) must be held for an additional one-year period. For Mr. Shirley, the PRSUs are subject to a two-year performance period, with 50% vesting on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date, if earned.
(3)	Amounts represent restricted stock units. For Messrs. Hix and Kambeyanda, the RSUs vest in three equal annual installments beginning on the first anniversary of the grant date. For Mr. Shirley, the RSUs cliff vest after two years.
(4)	Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.
(5)	The amounts shown in this column represent the full grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. PRSUs are valued based upon the probable outcome of the performance conditions associated with these awards as of the grant date and such calculation is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.
(6)	The Compensation Committee approved a one-time promotional grant of RSUs for each of Messrs. Hix and Kambeyanda.
(7)	These options were forfeited in connection with the sale of the Air & Gas Handling Business.

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Outstanding Equity Awards at 2019 Fiscal Year-End

The following table shows, as of December 31, 2019, the number of outstanding stock options, performance-based restricted stock unit awards and restricted stock unit awards held by the named executive officers:

	Option Awards				Stock Awards
					Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Matthew L. Trerotola	359,066	179,534	39.54	7/23/2022	—	—	—	—
	186,521	373,042	23.74	1/3/2023	—	—	—	—
	—	310,364	26.88	2/24/2026	—	—	—	—
	—	—	—	—	123,774	4,502,898	—	—
	—	—	—	—	—	—	107,062	3,894,916
Christopher M. Hix	124,611	—	26.56	6/30/2023	—	—	—	—
	47,739	23,870	40.47	2/12/2024	—	—	—	—
	32,237	64,475	33.41	3/7/2025	—	—	—	—
	—	113,895	26.88	2/24/2026	—	—	—	—
	—	—	—	—	42,607	1,550,043	—	—
	—	—	—	—	—	—	68,774	2,501,998
Daniel A. Pryor	23,669	—	42.25	2/17/2020	—	—	—	—
	144,648	—	52.79	7/28/2020	—	—	—	—
	78,673	39,337	52.02	2/15/2022	—	—	—	—
	114,613	—	26.51	11/15/2022	—	—	—	—
	49,143	24,572	40.47	2/12/2024	—	—	—	—
	60,444	120,891	33.41	3/7/2025	—	—	—	—
	—	105,353	26.88	2/24/2026	—	—	—	—
	—	—	—	—	—	—	91,627	3,333,390
Shyam Kambeyanda	24,644	—	24.96	5/12/2023	—	—	—	—
	28,081	14,042	40.47	2/12/2024	—	—	—	—
	19,342	38,685	33.41	3/7/2025	—	—	—	—
	—	74,032	26.88	2/24/2026	—	—	—	—
	—	—	—	—	45,334	1,649,251	—	—
	—	—	—	—	—	—	43,229	1,572,671
Brady Shirley	—	56,948	26.88	2/24/2026	—	—	—	—
	—	—	—	—	19,644	714,649	—	—
	—	—	—	—	—	—	78,578	2,858,668
Ian Brander	14,793	—	42.25	1/29/2020	—	—	—	—
	15,024	—	68.23	1/29/2020	—	—	—	—
	54,087	—	52.02	1/29/2020	—	—	—	—
	28,081	—	40.47	1/29/2020	—	—	—	—
(1)	The vesting date of unvested stock option awards is set forth beside each option expiration date in the following chart. Note that the vesting date provided reflects when the options fully vest. Stock option awards vest ratably over three years beginning on the first anniversary of the grant date except as follows: For Mr. Trerotola, options granted on July 24, 2015 and January 4, 2016 vest in equal amounts on the third, fourth and fifth anniversaries of the grant date. For Mr. Pryor, the options granted on February 16, 2015 vest in equal amounts on the third, fourth and fifth anniversaries of the grant date.

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Option Grant Date	Option Expiration Date	Option Full Vesting Date (options vest over three year period except as noted above)
2/16/2015	2/15/2022	2/16/2020
7/24/2015	7/23/2022	7/24/2020
11/16/2015	11/15/2022	11/16/2018
1/4/2016	1/3/2023	1/4/2021
5/13/2016	5/12/2023	5/13/2019
7/1/2016	6/30/2023	7/1/2019
2/14/2017	2/12/2024	2/13/2020
3/8/2018	3/7/2025	3/8/2021
2/25/2019	2/24/2026	2/25/2022
(2)	For Mr. Trerotola, the amounts represent (i) 37,937 PRSUs that were earned upon certification by the Compensation Committee that the performance metric for these awards had been met and that vest on July 24, 2020 pending continued service with the Company, and (ii) 85,837 PRSUs that were earned upon certification by the Compensation Committee that the performance metric for these awards had been met, of which 42,918 vested on January 4, 2020 and 42,919 will vest on January 4, 2021, pending continued service with the Company.
For Mr. Hix, the amounts represent (i) 6,006 restricted stock units that are the remaining portion of the RSU portion of his 2016 signing bonus, which vests July 1, 2020, (ii) 29,394 restricted stock units granted to Mr. Hix as part of the promotional award discussed above that vest ratably over three years, beginning on December 13, 2020, and (iii) 7,207 PRSUs that were earned upon certification by the Compensation Committee that the performance metric for these awards had been met and that vest on July 1, 2020 pending continued service with the Company.
For Mr. Kambeyanda, the amounts represent (i) 22,759 RSUs that vest on May 13, 2020, which is the outstanding restricted stock unit award portions of his 2016 signing bonus, (ii) 14,697 restricted stock units granted to Mr. Kambeyanda as part of the promotional award discussed above that vest ratably over three years, beginning on December 13, 2020, and (iii) 7,878 PRSUs from his initial long-term incentive award that were earned upon certification by the Compensation Committee that the performance metric for these awards had been met and that vest on May 13, 2020 pending continued service with the Company.
For Mr. Shirley, the amounts represent 19,644 RSUs that vest on February 25, 2021.
(3)	The amounts shown in this column represent the market value of the unvested PRSUs or restricted stock units, as applicable, based on the closing price of the Company’s common stock on December 31, 2019, which was $36.38 per share, multiplied by the number of units, respectively, for each unvested award.
(4)	The amounts shown in this column reflect unearned PRSUs as of December 31, 2019. If earned, these PRSUs are then subject to an additional service-based vesting period.
The amounts shown in this column reflect awards made in 2018 and 2019 and show the target amount of PRSUs that may be earned at the end of the performance period upon certification by the Compensation Committee. For Messrs. Trerotola, Hix, Kambeyanda and Pryor, the amounts would cliff vest at the end of the three-year performance period, if earned. Once vested, at least 50% of the shares delivered pursuant to the PRSUs (net of shares withheld or sold for taxes) must be held for an additional one-year period. For Mr. Shirley, the PRSUs are subject to a two-year performance period, with 50% vesting on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date, if earned. For 2019, these amounts are reflected in the “Grants of Plan-Based Awards for 2019” table above under the column “Estimated Future Payouts Under Equity Incentive Plan Awards” and for 2018 are reflected in the “Grants of Plan-Based Awards for 2018” table in the Proxy Statement for the 2019 Annual Meeting.
PRSU grants made to Messrs. Hix, Pryor and Kambeyanda in February 2017 were cancelled without any shares being issued following the end of their performance period, which concluded as of the end of the fiscal year, and are not reflected in this table.
(5)	The amounts shown in this column represent the market value of the unearned PRSUs based on the closing price of the Company’s common stock on December 31, 2019, which was $36.38 per share, multiplied by the threshold number of units, respectively, for each unvested and unearned performance stock award.

Employment Agreements and Executive Officer Severance Plan

Messrs. Trerotola and Pryor are party to our current form of employment agreement for executive officers, which was adopted by the Company on September 15, 2010.

Mr. Hix’s letter agreement, entered into upon his hire, provides for severance and change in control benefits primarily commensurate with those provided under our employment agreements. Mr. Kambeyanda is party to a letter agreement that specifies his starting annual salary and minimum target bonus. Mr. Shirley is party to a service agreement with DJO, which he entered into prior to our acquisition of the DJO business in 2019. The agreement provides for a four-year initial term, with automatic one-year term extensions commencing November 14, 2020, unless we or Mr. Shirley provides written notice in advance to terminate the automatic extension provision. The agreement provides that Mr. Shirley’s base salary is a specified amount and that he is entitled to such increases as determined by the Board. In addition, Mr. Shirley is entitled to receive an annual bonus of 100% of his base salary. The employment agreement also provides severance benefits, but does not provide change in control benefits.

Mr. Brander’s employment with Colfax was terminated in connection with the completion of the sale of the Air & Gas Handling business. Prior to this, Mr. Brander’s employment agreement was amended on May 7, 2019, in contemplation of such sale. The amended agreement provided that Mr. Brander was eligible to receive a retention bonus upon closing of such sale, subject to his continued employment through closing. The agreement also provided that, in its discretion, the Company could increase the retention bonus based on its assessment of the performance of the Air & Gas Handling business and Mr. Brander through closing.

We also maintain an Executive Officer Severance Plan, which provides for severance benefits upon a termination without cause or a resignation for good reason for executive officers who are not otherwise contractually entitled to severance compensation. The Executive Officer Severance Plan does not provide for change in control benefits. Mr. Kambeyanda is the only NEO subject to this plan.

Form of Employment Agreement

On September 15, 2010, the Company adopted a new form of employment agreement for executive officers. Messrs. Trerotola and Pryor are each parties to employment agreements based on this form, which, except for Mr. Trerotola (who has a three-

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year term), currently has a two-year term that is automatically extended unless the Board or the executive provides written notice to terminate the automatic extension provision. In addition, in the event we undergo a “change in control” (as described below under “Potential Payments Upon Termination or Change in Control”) during the term of the employment agreements, the agreements will be automatically extended to the second anniversary of the change in control. Each officer’s base salary may not be reduced below the amount previously in effect without the written agreement of the executive.

With respect to the benefits payable to each executive under these agreements upon a change in control of Colfax, the benefits are only paid upon a “double trigger,” meaning a change in control event must occur and the executive must either be terminated without cause by Colfax (or its successor) or the executive must resign for good reason. In entering into these arrangements, the Company wanted to ensure the continued dedication of these executive officers, notwithstanding the possibility of a change in control, and to retain such officers in our employ after any such transaction. We believe that, should the possibility of a change in control arise, Colfax should be able to receive and rely upon our officers’ advice as to the best interests of the Company and without the concern that such officer might be distracted by the personal uncertainties and risks created by the potential change in control. In the event, however, that such officer is actually terminated during the period beginning three months prior to a change in control event or within a certain period of time following the change in control (or prior to the end of the term of the applicable employment agreement should the change of control not be consummated), which termination may be out of their control (i.e., by the successor company or management), we believe that the officers should be compensated for their efforts in positioning Colfax for the possibility of an acquisition event. Further, any bonus payment paid in conjunction with the termination of a NEO will be based upon the performance of the Company, as stipulated in the Company’s Annual Incentive Plan. Additional information on certain benefits provided under the form of employment agreement in certain terminations or in connection with a change of control is discussed below under “Potential Payments Upon Termination or Change in Control.”

Option Exercises and Stock Vested

The following table provides information regarding (i) the vesting of earned PRSUs for Messrs. Trerotola, Hix, Pryor, and Kambeyanda, (ii) the vesting of new hire RSU awards for Messrs. Hix and Kambeyanda, (iii) the vesting of RSUs granted to Mr. Brander in contemplation of the strategic review for the Air & Gas Handling business and (iv) Mr. Brander’s option exercises during 2019. The number of shares acquired upon exercise or vesting and the value realized before payment of any taxes and broker commissions is reflected below. Value realized represents the product of the number of shares received upon exercise or vesting and the closing market price of our common stock on the exercise or vesting date, less the exercise price for options. Mr. Shirley did not exercise any Company options nor did any of his Company stock awards vest in 2019.

Option Exercises and Stock Vested During Fiscal 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew Trerotola	N/A	N/A	80,854	2,013,171
Chris Hix	N/A	N/A	13,213	364,811
Daniel Pryor	N/A	N/A	14,373	482,070
Shyam Kambeyanda	N/A	N/A	30,637	811,881
Ian Brander	68,589	407,052	9,144	239,298

Nonqualified Deferred Compensation

Effective January 1, 2016, we established the Colfax Corporation Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”) to provide certain select members of management and other highly compensated employees, including each of the NEOs, with an opportunity to defer a stated percentage of their base compensation or their bonus compensation without regard to the compensation limits imposed by the Internal Revenue Code for our 401(k) plan. We established the Nonqualified Plan to allow these individuals to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Colfax employees who are not limited by the Internal Revenue Code limits. The plan is “unfunded,” meaning there are no assets segregated for the exclusive benefit of plan participants.

The Nonqualified Plan allows the NEOs to defer up to 50% of their base salaries and up to 75% of their bonus compensation. In addition, during 2017 we matched up to 4% of all excess

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deferrals by the NEOs and provided a 2% Company contribution. Our NEOs vest in these Company contributions to the Nonqualified Plan on the same terms as under the Company’s 401(k) plan.

Deferrals under the Nonqualified Plan are notionally invested among a number of different mutual funds, insurance company separate accounts, indexed rates or other measurement funds, which are selected periodically by the plan administrator to best match the funds offered in the qualified 401(k) plan. Each participating NEO can allocate his deferrals among these notional fund investment options and may change elections at any time by making a change of election with the plan administrator. Colfax notionally invests its match and contribution amounts in the same investment options in the same amounts and allocations as the reference funds selected by the officer.

Simultaneously with the executive’s election to defer amounts under the Nonqualified Plan, the executive must elect the time and form of payment for the deferred amounts, which may generally be either a lump sum distribution or in quarterly installments payable over a period of one to ten years following a specified date (that must be at least one year following the end of the year to which the officer’s deferral election relates) or at least six months following the officer’s separation from service. Limited changes to deferral elections are permitted in accordance with the terms of the Nonqualified Plan. If no election is made, the benefit will be paid in a lump sum on the last day of the month which occurs six months after the executive’s separation from service. Deferred amounts may alternatively be paid out in a lump sum in the event of an executive’s death or disability or in the event of an unforeseeable financial emergency, Furthermore, in the event the executive’s account balance at the time of his or her separation from service is less than $15,000, payment of the account balance will be made in a lump sum on or before the later of (i) December 31 of the calendar year of separation, or (ii) the date 2.5 months after the executive’s separation from service.

The Company also maintains the Colfax Corporation Excess Benefit Plan (the “Excess Benefit Plan”) which was frozen to new participants and future new deferrals on December 31, 2015. Like the Nonqualified Plan, the Excess Benefit Plan is an unfunded non-qualified deferred compensation plan in which Mr. Pryor holds an account balance. Like the Nonqualified Plan, amounts deferred under the Excess Benefit Plan are notionally invested in offered measurement funds as selected by the plan participant and will be distributed in accordance with participant elections and the terms of the Excess Benefit Plan following a participant’s separation from service, death or disability.

The Company also maintains the DJO Global Executive Deferred Compensation Plan (the “DJO Nonqualified Plan”), which was acquired in connection with the acquisition of DJO. The DJO Nonqualified Plan was frozen to new participants and future deferrals on December 31, 2019. Like the Nonqualified Plan, the DJO Nonqualified Plan is an unfunded non-qualified deferred compensation plan. Mr. Shirley holds an account balance in this plan. Like the Nonqualified Plan, amounts deferred under the DJO Nonqualified Plan are notionally invested in offered measurement funds as selected by the plan participant and will be distributed in accordance with participant elections. Deferred amounts may generally be paid out in either a lump sum distribution or in annual installments payable over a period of two to ten years following a specified date or the officer’s separation from service (subject to any required 6-month delay). Deferred amounts will alternatively be paid out in a lump sum in the event of an executive’s death.

Mr. Brander does not participate in either the Nonqualified Plan or the Excess Benefit Plan.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Matthew L. Trerotola	137,367	148,041	29,941	—	889,527
Christopher M. Hix	49,269	57,104	6,331	—	254,978
Daniel A. Pryor	65,578	48,778	26,311	—	935,670
Shyam Kambeyanda	27,234	37,344	11,326	—	353,327
Brady Shirley	—	—	4,091	—	62,637
(1)	With respect to each applicable NEO, amounts represent deferred salary and deferred bonus amounts that are reported in the Summary Compensation Table above under the applicable column.
(2)	All amounts reported in this column for each applicable NEO are reported in the “All Other Compensation” column of the Summary Compensation Table above.

Pension Benefits- Mr. Brander

Mr. Brander previously participated in a pension plan provided by Howden Group Ltd., the Howden Group Pension Plan. Members of the Howden Group Pension Plan stopped accruing benefits on September 30, 2006. The pension amount available to each participant under the Howden Group Pension Plan is based on the participant’s years of service and his or her “Final Pensionable Earnings.” For purposes of the Howden Group Pension Plan, “Final Pensionable Earnings” means the participant’s base annual salary as of the date accruals ceased under the Howden Group Pension Plan, plus an allowance for fluctuating earnings for overtime and shift allowances, less an amount equal to 1.5 times the Lower Earnings Limit (a figure determined by the UK tax authorities).

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The pension formula under the plan is one sixtieth of the Final Pensionable Earnings multiplied by the number years of pensionable service for each participant.

All pension amounts under the Howden Group Pension Plan are paid monthly following retirement. We retained liability with respect to the Howden Group Pension Plan in connection with the sale of our Air & Gas Handling business.

2019 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)
Ian Brander	Howden Group Pension Plan	19.4	883,850	(3)	—
(1)	Represents the number of years of pensionable service for Mr. Brander under the Howden Group Pension Plan. The number of years of pensionable service represents Mr. Brander’s actual years of service with the company prior to the plan freeze date in 2006.
(2)	Amounts represent the actuarial present value of Mr. Brander’s accumulated benefit under the plan, computed as of the date used for financial statement reporting purposes with respect to our 2019 financial statements and assuming the normal plan retirement age of 65. The value quoted is the full Howden Group Pension Plan transfer value that would be paid in full upon transfer to Mr. Brander.
(3)	Amount represents £674,000 or $883,850 in U.S. dollars, calculated based on the exchange rate in effect on December 31, 2019.

Potential Payments Upon Termination or Change in Control

The information below describes relevant employment agreement, severance plan and equity plan provisions for payments upon termination or change in control and sets forth the amount of compensation that could have been received by each of the NEOs in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 31, 2019. The benefits discussed below are in addition to those generally available to all salaried employees, such as distributions under the 401(k) plan, Howden Group Pension Plan, health care benefits and disability benefits or vested amounts payable under the Nonqualified Plan and Excess Benefit Plan described above. In addition, these benefits do not take into account any arrangements that we may provide in connection with an actual separation from service or a change in control. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the NEOs should a separation from service or change-in-control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, the Company’s stock price, and the target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event.

Employment Agreements

Pursuant to the terms of the employment agreements with each of Messrs. Trerotola, Pryor and Shirley, each executive is entitled to the following severance payments or benefits in the event his employment is terminated by us without “cause” or the executive resigns for “good reason,” in the case of Messrs. Trerotola and Pryor, or as a result of a “constructive termination,” in the case of Mr. Shirley (each as described below):

For Mr. Trerotola, the (i) payment of his base salary then in effect for 24 months following termination, (ii) an amount equal to 200% of his target annual incentive bonus for the year of termination paid in equal installments over the 24 months following termination, and (iii) COBRA coverage for 24 months or until he becomes eligible for coverage by another company or is no longer eligible for COBRA;
For Mr. Pryor, a lump sum payment equal to one times the executive’s base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual annual incentive payments made to the executive during the last three years);
For each of Messrs. Trerotola and Pryor, a lump sum payment equal to the executive’s pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan; and
For Mr. Shirley, (i) a lump sum payment equal to one and a half times the sum of the executive’s base salary in effect and his target annual incentive compensation for the year of termination and (ii) a pro rata portion of the executive’s annual bonus that would have been earned for the year of termination.

In the event Messrs. Trerotola or Pryor terminate employment without “cause” or for “good reason” within three months prior to a “change in control event” (as described below), or two years after a “change in control”, each executive is entitled to the following severance payments or benefits:

a lump sum payment equal to two times the executive’s base salary in effect and his or her target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual incentive payments made to the executive during the last three years);
a lump sum payment equal to the executive’s pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan; and
all equity awards will immediately vest, with any performance objectives applicable to performance-based equity awards deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination.

Mr. Shirley’s agreement does not provide for any additional payments or benefits in the event of a change in control or a termination in connection with a change in control.

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In each case described above, the executive’s right to the severance payments and benefits is conditioned on the executive’s execution of a waiver and release agreement in favor of Colfax. In addition, each employment agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

Under Mr. Trerotola’s and Mr. Pryor’s agreements, in the event that any payment or benefit to the executives pursuant to the employment agreements or otherwise constitute excess parachute payments under Section 280G of the Internal Revenue Code such that they would trigger the excise tax provisions of the Internal Revenue Code, such payments are to be reduced so that the excise tax provisions are not triggered, but only upon determination that the after-tax value of the termination benefits calculated with the restriction described above exceed the value of those calculated without such restriction.

Mr. Trerotola’s and Mr. Pryor’s agreements further provide that, in the event it is determined that the willful actions of the executive have resulted in a material misstatement or omission in any report or statement filed by Colfax with the SEC, or material fraud against Colfax, Colfax is entitled to recover all or any portion of any award or payment made to the executive.

For purposes of the employment agreements, the following terms generally have the following meanings:

“cause” means conviction of a felony or a crime involving moral turpitude, willful commission of any act of theft, fraud, embezzlement or misappropriation against Colfax or its subsidiaries or willful and continued failure of the executive to substantially perform his or her duties;
“change in control” means:
–	a transaction or series of transactions pursuant to which any person acquires beneficial ownership of more than 50% of the voting power of the common stock of Colfax then outstanding;
–	during any two-year consecutive period, individuals who at the beginning of the period constitute the Board (together with any new directors approved by at least two-thirds of the directors at the beginning of the period or subsequently approved) cease to constitute a majority of the Board;
–	a merger, sale of all or substantially all of the assets of Colfax or certain acquisitions of the assets or stock by Colfax of another entity in which there is a change in control of Colfax; or
–	a liquidation or dissolution of Colfax.
“change in control event” means the earlier to occur of a “change in control” or the execution of an agreement by Colfax providing for a change in control.
“constructive termination” means:
–	Colfax’s failure to pay or cause to be paid the executive’s base salary or annual bonus, if any, when due;
–	a reduction in the executive’s base salary or target annual bonus;
–	any diminution in the executive’s title or any substantial and sustained diminution in the executive’s duties;
–	a relocation of the executive’s primary work location more than 50 miles without the executive’s prior written consent; or
–	Colfax provides notice to the executive that it is electing not to extend the executive’s employment term.
“good reason” means:
–	upon or following a change in control, the assignment to the executive of duties materially inconsistent with his or her position or any alteration of an executive’s duties, responsibilities and authorities, and then only if such adjustments or assignments are not the result of the conclusion by a significantly larger successor entity and its board of directors that such executive’s role needs to be altered;
–	the requirement for the executive to relocate his or her principal place of business at least 35 miles from his or her current place of business;
–	Colfax’s failure to obtain agreement from any successor to fully assume its obligations to the executive under the terms of the agreement; or
–	any other failure by Colfax to perform its material obligations under, or breach of Colfax of any material provision of, the employment agreement.

Trerotola Pro-Rata Vesting Provisions

In addition, for Mr. Trerotola his CEO Performance Stock Unit Agreements provide that if he is terminated by the Company without “cause” (and not on account of disability) or resigns for “good reason” his outstanding performance-based equity awards shall vest pro-ratably only if the performance objectives are achieved as of the end of the performance period.

Hix Letter Agreement

Mr. Hix is subject to a letter agreement entered into with the Company upon his hire. Pursuant to that letter agreement, severance in an amount equal to the sum of his base salary and target bonus is to be provided in the event of a termination without “cause” or for “good reason”, with severance of two times such amount to be provided in connection with such a termination within three months prior to or two years after a “change in control”.

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Executive Officer Severance Plan

Mr. Kambeyanda is a participant in our Executive Officer Severance Plan, which provides for severance benefits upon termination without cause or for good reason for executive officers who are not otherwise contractually entitled to severance compensation pursuant to a separate agreement with the Company. Severance provided in the event of termination without “cause” or for “good reason” (each defined as in the form of employment agreement) is a lump sum payment equal to one times the executive’s base salary in effect and a pro rata payment of his or her target annual incentive compensation for the year of termination. The Executive Officer Severance Plan does not provide for any additional change in control benefits.

Equity Awards

The vesting of outstanding equity awards, other than performance-based awards, accelerates in full upon the death or total and permanent disability of the grantee or, unless assumed or substituted as discussed below, upon a “corporate transaction” (as defined below). The vesting of the outstanding PRSUs accelerates in full upon the death or total and permanent disability of the grantee only if and when the performance criteria for such award are achieved as of the end of the performance period upon certification of the same by the Compensation Committee, or immediately if the performance period has already ended and the Compensation Committee has certified that the performance criteria have been achieved. The outstanding PRSUs will terminate and cease to vest upon a “corporate transaction,” unless prior to the corporate transaction the achievement of the performance criteria is certified by the Compensation Committee, in which case the vesting for the award will accelerate in full unless assumed or substituted as discussed below. While these benefits are available to all of our equity plan participants equally, pursuant to SEC requirements, we have included these acceleration benefits in the table below. In addition, in the event of termination of service other than for death, disability or cause, any stock option awards will remain exercisable to the extent vested for 90 days after termination of service.

A “corporate transaction” under any outstanding equity awards is generally defined as:

the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which we are not the surviving entity;
a sale of substantially all of our assets to another person or entity; or
any transaction which results in any person or entity, other than persons who are stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of our stock.

Accelerated vesting upon a “corporate transaction” will not occur to the extent that provision is made in writing in connection with the corporate transaction for the assumption or continuation of the outstanding awards, or for the substitution of such outstanding awards for similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. If an award is assumed or substituted in connection with a corporate transaction and the holder is terminated without cause within a year following a change in control, the award will fully vest and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the compensation committee shall determine.

Estimate of Payments

The following table provides information related to compensation payable to each NEO assuming termination of such executive’s employment on December 31, 2019, or assuming a change of control or corporate transaction with corresponding qualifying termination occurred on December 31, 2019. Amounts also assume the price of our common stock was $36.38, the closing price on December 31, 2019, the last trading day of the fiscal year.

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Potential Payments Upon Termination or Change of Control

	Matthew L.	Christopher	Daniel A.	Shyam
Executive	Trerotola	M. Hix	Pryor	Kambeyanda	Brady Shirley
Employment Agreement/Severance Plan Benefits:
Termination without “cause” or “good reason” (for all NEOs other than Mr. Shirley) or “constructive termination” (for Mr. Shirley)
Payment Over 24 Months/18 Months//Lump Sum Payment(1)	4,846,500	1,170,000	1,017,000	625,000	2,550,000
Pro Rata Incentive Compensation(2)	1,346,250	—	452,000	440,000	850,000
Termination in connection with a “change of control”
Lump Sum Payment	4,846,500	2,340,000	2,034,000	625,000	2,550,000
Pro Rata Incentive Compensation(2)	1,346,250	—	452,000	440,000	850,000
Accelerated Stock Options(3)	7,663,710	1,273,493	1,359,900	818,199	541,006
Accelerated PRSUs(4)	8,397,814	3,529,188	4,120,872	2,309,257	2,858,668
Accelerated RSUs(4)	—	1,287,852	—	1,362,649	714,649
NQDC Plans/Pension(5)	889,527	254,978	935,670	353,327	62,637

(1)	For Messrs. Trerotola and Shirley, the amount is paid over the 24 months and 18 months, respectively, following termination. For the other NEOs, the amount is paid as a lump sum.
(2)	Assumes achievement at target.
(3)	In addition to accelerated vesting pursuant to Messrs. Trerotola’s and Pryor’s employment agreements, stock options accelerate upon death, total and permanent disability, and, unless assumed or substituted as discussed above, upon a “corporate transaction” as defined above.
(4)	Under Messrs. Trerotola’s and Pryor’s employment agreements, in the event of a termination in connection with a change in control, the performance objectives applicable to PRSUs will be deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination. In addition to accelerated vesting pursuant to the employment agreements, RSUs, and PRSUs for which the performance criteria have been certified as achieved, accelerate upon death, total and permanent disability and, unless assumed or substituted as discussed above, upon a “corporate transaction” as defined above.
(5)	Amounts represent the aggregate balance of the NEO’s Excess Benefit Plan or Non-Qualified Deferred Compensation account as of December 31, 2019. For more details on these plans, see “Nonqualified Deferred Compensation” above.

Payments Made to Mr. Brander

As a result of the sale of our Air & Gas Handling business, Mr. Brander’s employment with Colfax terminated at the close of the transaction in September 2019. In light of the execution and effort with respect to the sale of our Air & Gas Handling business, Mr. Brander received a bonus for 2019 of $3,152,585, which is reflected in the “Bonus” column of the Summary Compensation Table above on page 40. The bonus consisted of a retention bonus pursuant to his amended employment agreement, with the remaining amount based upon the performance of the Air & Gas Handling business and his performance through the closing of the transaction. This bonus was paid in lieu of a bonus under our AIP for 2019. Mr. Brander’s outstanding unvested stock options and PRSUs were forfeited in connection with the sale of our Air & Gas Handling business.

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CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated associate and the annual total compensation of Mr. Trerotola, our President & Chief Executive Officer. The pay ratio included in this section is a reasonable estimate calculated in a matter consistent with Item 402(u) of Regulation S-K.

For 2019:

The annual total compensation of the median compensated of all of our employees (other than our CEO) was $23,146; and
The annual total compensation of Mr. Trerotola, as presented in the Summary Compensation Table, was $8,430,026.

Based on this information, for 2019 the ratio of the annual total compensation of Mr. Trerotola, our Chief Executive Officer, to the annual total compensation of our median compensated employee was 364 to one.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify our median-compensated employee, as well as to determine the annual total compensation of this “median employee”:

We determined that, as of December 31, 2019, our employee population consisted of approximately 14,202 persons, of whom approximately 2,794 were employed in the United States and approximately 11,408 were employed outside the United States, based on our payroll records;
We selected December 31, 2019 as the date upon which we would identify the “median employee”;
We annualized the compensation of associates employed by us for less than a full fiscal year;
Based on payroll data for all employees aside from those noted as excluded above, we used annualized base salary or base pay rate to identify our median employee, who was a full-time, hourly associate in Mexico; and
Once the median employee was identified, we calculated the elements of this employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-X, resulting in annual total compensation of $23,146 based on the exchange rate in effect as of December 31, 2019.

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Proposal 3	Approval of Named Executive Officers’ Compensation, on a Non-Binding Advisory Basis (“Say-on-Pay”)

We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Pursuant to Section 14A of the Exchange Act, we are asking that you vote on the following advisory resolution:

RESOLVED, that the 2019 compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Though the vote is non-binding, the Compensation Committee and the Board of Directors value your opinion and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions. At this time, we intend to seek stockholder approval of our executive compensation program on an annual basis.

Why You Should Approve Our Executive Compensation Program

As discussed in our Compensation Discussion and Analysis, we believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the advisory vote approving the compensation of our named executive officers.

Board Recommendation

The Board unanimously recommends that you vote FOR Proposal 3, which is advisory approval of Colfax’s named executive compensation as disclosed in this Proxy Statement. We strongly urge stockholders to review our entire Compensation Discussion and Analysis and the accompanying tables, which provides complete information on the compensation awarded to the named executive officers and the reasoning supporting those awards.

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Proposal 4	Approval of Colfax Corporation 2020 Omnibus Incentive Plan

On April 3, 2020, the Board of Directors, upon recommendation of the Compensation Committee, approved the adoption of the Colfax Corporation 2020 Omnibus Incentive Plan (the “2020 Plan” or the “Plan”) subject to approval by the Company’s stockholders at the Annual Meeting. We are asking stockholders to consider and vote upon a proposal to approve the 2020 Plan. Upon approval of the 2020 Plan, awards will no longer be made under our existing Colfax Corporation 2016 Omnibus Incentive Plan (the “2016 Plan”), and the 2020 Plan will become the primary plan used for equity grants to employees, officers and directors of the Company and its affiliates going forward. If the 2020 Plan is not approved by the Company’s stockholders, the 2016 Plan will continue to operate in accordance with its terms.

The Board recommends that you vote for approval of the 2020 Plan in order to allow the Company to continue our equity-based, pay-for-performance compensation philosophy. The number of shares of common stock that remain available for issuance under the 2016 Plan is insufficient to satisfy our equity compensation needs for 2020 and beyond. Equity compensation aligns the compensation of our non-employee directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation. As of February 28, 2020, approximately 225 of our regular, full-time employees held outstanding equity awards.

The affirmative vote of a majority of our shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the 2020 Plan. Our executive officers and non-employee directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2020 Plan.

The material features and provisions of the 2020 Plan are summarized below. The full text of the 2020 Plan is attached as Appendix A to this Proxy Statement. The following description is not complete and is qualified in its entirety by reference to that exhibit.

Highlights of the 2020 Plan

The 2020 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based stock, performance-based stock units, dividend equivalents, and unrestricted stock awards for the purpose of providing our non-employee directors, officers and other employees (and those of our subsidiaries and affiliates) with incentives and rewards for performance.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and non-employee directors and that the ability to provide equity-based and incentive-based awards under the 2020 Plan is critical to achieving this success. We would be at a competitive disadvantage if we could no longer use share-based awards to recruit and compensate our non-employee directors, officers and other employees.

Some of the key features of the 2020 Plan that reflect our commitment to effective management of equity and incentive compensation and our maintenance of sound governance practices in granting awards include:

Performance-Based Awards

The 2020 Plan provides that the payment of dividend equivalents with respect to performance-based awards will accumulate, be deferred and only paid contingent upon the level of achievement of the applicable management performance goals.

Clawback

All amounts paid to a grantee under the 2020 Plan are subject to recovery under any law, governmental regulation, stock exchange listing requirement or any policy adopted by the Company and may be deducted or clawed back in accordance with such law, regulation or policy.

Minimum Vesting Period

The 2020 Plan requires that nearly all awards granted under it be subject to a one-year minimum vesting period.

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Limitation on Awards to Outside Directors

The aggregate equity-based and cash compensation granted under the Plan or otherwise to Outside Directors during any calendar year will not exceed $350,000, except in the instance of a newly-elected or appointed director or a newly-designated lead director or chair, which limit is then increased to $700,000.

No Discounted Options or Stock Appreciation Rights

The 2020 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our shares of common stock on the grant date.

No Repricing of Options or Stock Appreciation Rights

The 2020 Plan prohibits the repricing of options or stock appreciation rights (outside of certain corporate transactions or adjustment events described in the 2020 Plan) without stockholder approval.

Independent Committee Administration

Awards to our named executive officers under the 2020 Plan will be granted by a committee composed entirely of independent directors.

Term of the 2020 Plan

No awards may be granted under the 2020 Plan more than ten years from the date of initial stockholder approval of the Plan.

Summary of Material Terms of the 2020 Plan

Shares of Common Stock Available

Subject to adjustment as provided in the 2020 Plan and the approval of this Proposal 4 by stockholders at the Annual Meeting, the number of shares of common stock that may be issued or transferred:

upon the exercise of options or stock appreciation rights;
as restricted shares released from substantial risks of forfeiture;
in payment of performance shares or performance units that have been earned;
in payment for restricted stock units;
in payment for other share-based awards; or
in payment of dividend equivalents paid with respect to awards made under the 2020 Plan will not exceed, in the aggregate, 4,430,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of both.

The share reserve under the 2020 Plan will be reduced on a one-for-one basis for shares covered by an award. Canceled, terminated, expired, forfeited or lapsed Awards (in whole or in part) shall be added back to the aggregate number of shares of stock reserved and available for issuance pursuant to awards granted under the Plan (“Total Available Shares”). Any stock-related award that is settled in cash or other consideration shall be added back to the Total Available Shares reserve and available again for issuance. Shares of stock withheld or deducted from an award by the Company to satisfy tax withholding requirements relating to options or stock appreciation rights shall not be added back to the Total Available Shares reserve, but shares of stock withheld or deducted by the Company to satisfy tax withholding requirements relating to full value awards shall be added back to the Total Available Shares reserve and available again for issuance pursuant to awards granted under the Plan. Performance awards (other than an option or stock appreciation right) where performance criteria were not met shall be added back to the Total Available Shares reserve and shall be available again for issuance pursuant to awards granted under the 2020 Plan. Substitute awards granted will not count against the Total Available Share reserve.

If the full number of shares of stock subject to an option or a stock-settled stock appreciation right is not issued upon exercise of such option or stock appreciation right for any reason, including by reason of a net settlement or net exercise, all such shares

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of stock that were covered by the exercised option or stock appreciation right shall not be added back to the Total Available Shares reserve. If the exercise price of an option is satisfied by the grantee delivering shares of stock to the Company (by either actual delivery or attestation), such shares of stock shall not be added to the Total Available Shares reserve. Shares of stock repurchased on the open market with the proceeds of an option exercise shall not be added to the Total Available Shares reserve. Any dividend equivalent denominated in shares of stock shall be counted against the Total Available Shares in such amount and at such time as the dividend equivalent first constitutes a commitment to issue shares of stock.

Limit on Awards

The following limits apply to awards under the 2020 Plan (subject to limited permitted adjustments under the 2020 Plan):

With respect to Outside Directors, the aggregate equity-based and cash compensation granted (measured as of the grant date) under the Plan or otherwise to each Outside Director during any calendar year will not exceed $350,000, except in the instance of a newly-elected or appointed director or a newly-designated lead director or chair, which limit is then increased to $700,000.
The maximum number of shares of common stock that may be issued upon exercise of incentive stock options granted under the 2020 Plan is 4,430,000.
The maximum number of shares of common stock underlying awards to any grantee in any fiscal years is 1,000,000.

Minimum Vesting Requirement

The Compensation Committee will not award more than 5% of the aggregate number of shares of common stock that become available for grant under the 2020 Plan pursuant to awards that are solely subject to a vesting or performance condition that provides for full vesting or completion of the performance period in less than one year following the grant date of the applicable award, subject to the authority of the Compensation Committee to vest awards earlier, as the Committee deems appropriate, in the event of a Change in Control (as defined), in the event of termination of employment or service or as otherwise permitted by the Plan.

Eligibility

Our officers and employees, and those of our subsidiaries and affiliates (in total, approximately 317 people) and our non-employee directors (currently 8 people) may be selected by the Board or Compensation Committee to receive benefits under the 2020 Plan. These individuals are referred to as “Service Providers” in the 2020 Plan, and as participants or grantees in this summary description.

Administration

The Board has delegated to the Compensation Committee the power and authority to administer and implement the Plan. The Compensation Committee has the authority to interpret the terms and intent of the 2020 Plan, determine eligibility and terms of awards for participants and make all other determinations necessary or advisable for the administration of the 2020 Plan. To the extent permitted by law, the Board or Compensation Committee may delegate authority under the 2020 Plan to a member of the Board or officer of the Company, who may administer the plan with respect to employees or other service providers of the Company who are not officers or directors.

Amendment or Suspension

The Board may amend, suspend or terminate the 2020 Plan at any time with respect to any shares of common stock as to which awards have not been made. No such action may amend the 2020 Plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation, including rules of the NYSE.

Effective Date and Term

The 2020 Plan will be effective as of the date of stockholder approval and will expire on May 21, 2030 unless earlier terminated by our Board. In no event will any award under the 2020 Plan be granted on or after the tenth anniversary of its effective date, and no award of incentive stock options will be granted on or after April 3, 2030.

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Options

An option granted under the Plan is the option to purchase one or more shares of common stock pursuant to the Plan. An option granted under the 2020 Plan will be exercisable only to the extent that it is vested on the date of exercise. Exercisability of options may be subject to future service requirements, to the achievement of one or more of the performance objectives of the Company or to such other terms and conditions as the Compensation Committee, in its sole discretion, may impose. No option may be exercisable more than ten years from the option grant date, and subject to limited exceptions, shall be subject to the minimum vesting requirement. The exercise price per share under each option granted under the 2020 Plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a 10% stockholder, of the fair market value of the common stock on the option grant date. Payment of the option price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to us or any other method permitted by law and approved by Compensation Committee. Promptly after payment , the grantee is entitled to issuance of the shares of stock subject to the option. The 2020 Plan does not permit reloading of options and, except in connection with recapitalization events, prohibits repricings without stockholder approval.

In the case of incentive stock options, the aggregate fair market value of the common stock determined on the option grant date with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000. Incentive stock options are non-transferable during the optionee’s lifetime. Awards of non-qualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The Compensation Committee may, in its discretion, authorize in an Award Agreement that an award of options, other than Incentive stock options, also may be transferred to family members by gift or other transfers deemed not to be for value.

Stock Appreciation Rights (SAR)

A SAR confers on the grantee the right to receive, upon exercise, the excess of the (a) fair market value of one share of stock on the date of exercise over (b) the SAR exercise price determined by the Committee. The award agreement shall specify the exercise price, which shall be at last the fair market value on the date of grant. SARs may be granted in tandem with another award. The Board or Committee shall determine all other terms and requirements relating to the SAR, including method of exercise and settlement. SARs are subject to the minimum vesting requirement, shall have a term of not more than ten years from the date of grant, and may be transferable to a family member if specified in the award agreement.

Restricted Stock and Restricted Stock Units

Restricted stock means one or more shares of common stock awarded subject to restrictions, and restricted stock units means a bookkeeping entry representing the equivalent of one share of common stock awarded subject to restrictions. The restriction may be a period of time or other and additional restrictions, and the restricted stock or stock unit may not be transferred, pledged or encumbered during the restricted period or while subject to restrictions. Restricted stock units may be settled in stock, cash, or a combination of both, as determined by the Compensation Committee. Unless otherwise specified in the award agreement, the holder of restricted stock shall have the right to vote and to receive dividends, and the holder of a stock unit shall not. Restricted stock and restricted stock units are subject to the minimum vesting requirements.

Dividend Equivalent Rights

A dividend equivalent rights is an award entitling the grantee to receive credits based on cash distribution that would have been paid on the shares of common stock specified in the dividend equivalent right (or such other award to which is relates). The Compensation Committee is authorized to grant dividend equivalents to a participant in connection with an award under the 2020 Plan (other than options or SARs), or without regard to any other award. Dividend equivalents will entitle the participant to receive cash or common stock equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of common stock. Dividend equivalents may be paid or distributed when accrued or at the end of any applicable vesting period, or will be deemed to have been reinvested in additional common stock or in awards under the 2020 Plan, and will be subject to such risks of forfeiture as the Compensation Committee may specify. Dividend equivalent rights paid on awards subject to performance criteria will not vest unless such performance goals for such awards are achieved, and if such performance goals are not achieved, the payments made in connection with the dividend equivalent rights will be repaid to the Company. Grants of dividend equivalent rights are subject to the minimum vesting requirements.

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Performance Units and Performance Shares

A performance share means a performance award denominated in shares of common stock, the value of which is determined as a function of the extent to which corresponding performance criteria have been achieved. Performance units means a performance award denominated in a stock unit, the value of which is determined as a function of the extent to which corresponding performance criteria have been achieved. The Compensation Committee may award performance shares and performance units in such amounts and upon such terms as the Compensation Committee may determine. Each performance share will have an initial value that is equal to the fair market value of a share of common stock on the date of grant. Each award of performance units or performance shares will have an actual or target number of shares of common stock set by the Compensation Committee. The Compensation Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value or number of performance units or performance shares that will be paid out to a participant. The Compensation Committee may, in its sole discretion, pay earned performance units or performance shares in the form of cash or in shares of common stock (or a combination of both) equal to the value of the earned performance units or performance shares. Any shares of common stock issued based upon performance units or performance shares may be granted subject to any restrictions that the Compensation Committee deems appropriate. The Committee may provide for payment of dividends or dividend equivalents to the grantee in cash or additional shares, subject in all cases to deferral and payment on a contingent basis based on earning of the performance shares or units with respect to which the dividends or dividend equivalents are paid. Performance shares and performance units are subject to minimum vesting requirements.

Unrestricted Stock

The Compensation Committee may award unrestricted stock, free of any restrictions such as vesting requirements, in such amounts and upon such terms as the Compensation Committee may determine.

Share Usage

We are committed to sound equity compensation practices because we recognize that equity compensation awards dilute stockholder equity. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests.

Set forth below is information regarding shares currently outstanding under the 2016 Plan and prior plans. The Company made its annual award grant to employees in February 2020 and those awards are included in the data below.

Selected Data as of February 28, 2020:

Stock options outstanding	4,903,894
Weighted average exercise price	$34.89
Weighted average remaining contractual life	4.2 years
Restricted stock units outstanding (unvested)	865,616
Performance-based restricted stock units outstanding (unvested)	1,547,995
Shares remaining for grant under the 2016 Plan[1]	621,523

(1)	Any remaining shares under the 2016 Plan will not be available for grant after the effective date of the 2020 Plan, if approved.

For purposes of evaluating our equity compensation program, stockholders may wish to consider two metrics: historical burn rate and overhang.

Historical burn rate: Our historical burn rate is equal to the number of shares subject to equity awards granted during a period, in proportion to our outstanding shares. Our burn rate was 1.33% for 2017, 1.53% for 2018 and 1.73% for 2019, and our three-year average burn rate for 2017 through 2019 was 1.53%.
Overhang: Our overhang is the number of shares subject to unvested equity awards outstanding as of February 28, 2020 plus the number of shares available for future grants of equity awards in proportion to our shares outstanding as of that date. As of February 28, 2020, our overhang was 2.9%.

The 2016 Plan used a fungible share pool, under which the number of shares available reduced at varying rates based upon the type of award given. The 2020 Plan will not be a fungible plan and will not use a fungible share pool.

More detail regarding the overhang and dilution associated with the current 2016 Plan, the 2020 Plan as proposed, and our prior plans is below. The information is as of February 28, 2020. As of that date, there were 118,286,673 shares of our common stock outstanding. We replaced all prior plans with the 2016 Plan at the 2016 Annual Meeting. No additional awards will be made under those prior plans, and therefore the table below reflects that no shares are available for future issuance under those plans. Assuming approval by the stockholders at the Annual Meeting, all remaining shares available for issuance under the 2016 Plan will be cancelled, and the 2020 Plan will be the sole equity compensation plan under which future awards can be made.

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Outstanding full-value awards assuming that the outstanding awards achieve maximum performance under the 2016 Plan and prior plans	2,413,611 shares or 2.04% of our outstanding shares
Number of shares subject to outstanding stock options under the 2016 and prior plans	4,903,894 shares or 4.15% of our outstanding shares
Weighted average exercise price of outstanding options under the 2016 Plan and prior plans	$34.89
Weighted average remaining term of outstanding options under the 2016 plan and prior plans	4.2 years
Total shares subject to outstanding awards under the 2016 Plan and prior plans	7,317,505 shares or 6.19% of our outstanding shares
Total shares available for future awards under the 2016 Plan	621,523
Current overhang percentage based on total number of shares subject to outstanding awards under the 2016 plan and prior plans	2.9%
New shares being authorized under the 2020 Plan	4,430,000
Potential dilution (including 4,430,000 additional shares and canceling all remaining available 2016 plan shares) as a percentage of outstanding shares	9.93%
Total potential fully-diluted overhang under the prior plans, the 2016 Plan and the 2020 Plan	6.7%

Based on the closing price on the NYSE for our shares of common stock on February 28, 2020 of $33.47 per share, the aggregate market value as of that date of the 4,430,000 shares of common stock requested for issuance under the 2020 Plan is $148,272,100.

If the 2020 Plan is approved, the Company’s total potential dilution from the shares available for issuance under the 2020 Plan and the 2016 Plan would increase from 6.19% as of February 28, 2020 to 9.93%. The Compensation Committee has considered this potential dilution level and believes that the resulting dilution levels would be within normal competitive ranges.

In determining the number of shares to request for approval by our stockholders under the 2020 Plan, our management team worked with advisors and the Compensation Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating this proposal. We are also mindful of the ratio of our stock-based compensation to our performance over time. In addition, the Compensation Committee also reviewed, among other things, projected future share usage and projected future forfeitures. Subject to assumptions, the Committee currently anticipates that the proposed 4,430,000 shares of common stock under the 2020 Plan are expected to satisfy the Company’s equity compensation needs for approximately 3 years.

If the 2020 Plan is approved, we intend to utilize the shares authorized under the 2020 Plan to continue our practice of incentivizing key individuals through annual equity grants. Our Compensation Committee retains full discretion under the 2020 Plan to determine the number and amount of awards to be granted under the 2020 Plan, subject to the terms of the 2020 Plan, and future benefits that may be received by participants under the 2020 Plan are not determinable at this time.

Adjustment of Shares Subject to 2020 Plan

In the event of an equity restructuring, including any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the authorization limits regarding the number of shares under this plan, the maximum number of shares of stock that may be issued under Incentive Stock Options and the Maximum amount of stock issued under Awards shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and the outstanding awards as it deems necessary and appropriate, in its sole discretion, to prevent dilution or enlargement of benefits or potential benefits. In addition, upon the occurrence or in anticipation of a share combination, merger, consolidate or other corporate transaction, including those in which adjustments are mandatory, the Committee may, in its sole discretion, vest, equitably convert, substitute or otherwise settle outstanding awards.

Change in Control

Under the 2020 Plan, a “Change in Control” generally means the occurrence of any of the following events: (1) acquisition of beneficial ownership of more than 50% of (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the outstanding voting securities entitled to vote in director elections; (2) individuals constituting the Board as of the date of the Plan ceasing to continue to constitute at least a majority of the Board, unless election or nomination of such director was approved by a vote of at least a majority of the directors constituting the incumbent board; (3) the closing of a reorganization, merger or consolidation or sale of all or substantially all of the assets of the Company or (4) stockholder approval of a Business Combination, and (5) approval by the stockholders of the Company of a complete liquidation of dissolution of the Company. The Compensation Committee may specify in an award agreement the treatment of that award in the event of a Change in Control.

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Federal Income Tax Consequences

The following summarizes the federal income tax consequences of awards that may be granted under the 2020 Plan.

Incentive Stock Options

An option holder will not realize taxable income upon the grant of an incentive stock option under the 2020 Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Non-Qualified Stock Options

An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. The Company will, subject to any applicable limitations under Code Section 162(m), generally be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

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Restricted Stock

A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the common stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company, subject to any applicable limitations under Code Section 162(m), generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income.

Dividend Equivalents Rights

Grantees under the 2020 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements of the Internal Revenue Code, it will, subject to any applicable limitations under Code Section 162(m), generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units and Performance Awards

A distribution of common stock or a payment of cash in satisfaction of stock units or performance awards will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or the amount of the cash payment. The Company will, subject to any applicable limitations under Code Section 162(m), generally be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if the Company complies with applicable reporting requirements.

Stock Appreciation Rights

The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the common stock received by the holder. The Company will, subject to any applicable limitations under Code Section 162(m), generally be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, and, as to SARs that are settled in shares of common stock, if the Company complies with applicable reporting requirements.

Unrestricted Stock

A holder of shares of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will, subject to any applicable limitations under Code Section 162(m), generally be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements.

Upon the holder’s disposition of shares of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding

Payment of the taxes imposed on awards made under the 2020 Plan may be made by withholding from payments otherwise due and owing to the holder. Subject to the prior approval of the Company, the holder may elect to satisfy such obligations: (1) by causing the Company to withhold shares of common stock otherwise issuable or (2) by delivering to the Company shares of common stock already owned by the holder. The maximum number of shares of common stock that may be withheld from any award to satisfy any applicable withholding requirements cannot exceed such number of shares having a fair market value equal to the statutory amount required by the Company to be withheld and paid with respect to such award.

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Performance Objectives

Section 162(m) of the Internal Revenue Code limits public companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer, chief financial officer, the three most highly compensated executive officers determined at the end of each year and certain other covered employees who previously fell into any of these categories. Prior to the Tax Cuts and Jobs Act of 2017 (“TCJA”) changes to Section 162(m), performance-based compensation was excluded from such $1,000,000 deduction limitation. The pre-TCJA deductibility for performance-based compensation will not apply to the 2020 Plan.

Any performance award granted under the 2020 Plan shall be earned, vested and payable (as applicable) upon the attainment of performance goals established by the Compensation Committee based upon one or more performance criteria, together with the satisfaction of any other conditions, such as continued service, as the Compensation Committee may determine to be appropriate on an absolute or relative basis, subject to the change in control provisions of the 2020 Plan. Performance goals for performance awards may be based on one or more of, but not limited to, the following business criteria: net earnings or net income; operating earnings; pretax earnings; pre-tax earnings per share; earnings per share; share price, including growth measures and total stockholder return; earnings before interest and taxes; earnings before interest, taxes, depreciation and/or amortization; earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transaction; sales or revenue growth, whether in general, by type of product or service, or by type of customer; gross or operating margins; return measures, including total stockholder return, return on assets, capital, investment, equity, sales or revenue; cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to earnings before interest, taxes, depreciation and/or amortization above) less capital expenditures; cash flow return on equity; and cash flow return on investment; productivity ratios; expense targets; market share; working capital targets; completion of acquisitions of businesses or companies (including metrics resulting from the same such as revenue or margin); completion of divestitures and asset sales; debt repayment targets, and debt/equity ratios; bookings or completion of orders (including metrics resulting from the same such as revenue or margin); project bookings, milestones or completion (including metrics related to the same such as revenue or margin); and any combination of the foregoing business criteria.

The business criteria may be used to measure the performance of our company, any subsidiary or affiliate of our Company as a whole or any business unit of our Company, any subsidiary or affiliate of our Company or any combination thereof, as the Compensation Committee deems appropriate. The Compensation Committee also may compare the performance measures listed above against the performance of a group of comparative companies, or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate. We may use the share price performance measure as compared to various stock market indices. The Compensation Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures listed above. The amounts payable for achievement shall be defined by the applicable award agreement and may be different between grantees, as determined by the Committee.

New Plan Benefits

No awards under the 2020 Plan have been granted or will be granted unless and until the 2020 Plan is approved by the Company’s stockholders at the Annual Meeting. If approved, grants of awards under the 2020 Plan will be in the discretion of the Compensation Committee and any other committee authorized to grant awards under the 2020 Plan. Accordingly, it is not possible as of the date of this Proxy Statement to determine the nature or amount of any awards under the 2020 Plan that may be subject to future grants to employees, officers and directors of the Company and its subsidiaries or affiliates who will be eligible to participate in the 2020 Plan.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of common stock under the 2020 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2020 Plan by our stockholders.

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Equity Compensation Plan Information

The following table summarizes Colfax Corporation’s equity plan information as of December 31, 2019.

				Number of securities
	Number of securities			remaining available for
	to be issued		Weighted-average	future issuance under
	upon exercise of		exercise price	equity compensation
	outstanding options,		of outstanding	plans (excluding
	warrants, and rights		options, warrants,	securities reflected in
Plan Category	(a)		and rights (b)(1)	column (a))(c)
Equity compensation plans approved by Company stockholders	6,606,859		$34.93	2,663,654
Stock options	4,675,281		$34.93
Restricted stock units	595,376		–
Performance-based restricted stock units	1,336,202	(2)	–
Equity compensation plans not approved by Company stockholders	–		–	–
TOTAL	6,606,859		$34.93	2,663,654

(1)	The weighted average exercise price does not take into account the shares issuable upon outstanding restricted stock units and performance-based restricted stock units vesting, which have no exercise price.
(2)	This number assumes shares will be issued at the maximum vesting amount for outstanding performance-based restricted stock units.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Colfax Corporation 2020 Omnibus Incentive Plan.

Board Recommendation

The Board recommends that our stockholders approve the 2020 Plan because appropriate equity incentives are important to attract and retain high quality officers and employees, to link compensation to Company performance, to encourage employee and director ownership in our Company, and to align the interests of participants to those of our stockholders. The approval of the 2020 Plan will enable us to continue to provide such incentives.

The Board unanimously recommends that stockholders vote “FOR” the approval of the Colfax Corporation 2020 Omnibus Incentive Plan.

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BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of March 16, 2020 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as listed below), and all directors and executive officers as a group. Unless otherwise indicated, to our knowledge, each person has sole dispositive and voting power over the shares in the table.

Beneficial Owner	Shares Beneficially Owned		Percent of Class
5% Holder and Director
Mitchell P. Rales	10,257,859	(1)	8.6%
5% Holders
T. Rowe Price Associates, Inc.	16,566,794	(2)	14.0%
BlackRock, Inc.	9,618,958	(3)	8.1%
Steven M. Rales	8,420,373	(4)	7.1%
The Vanguard Group	8,026,168	(5)	6.8%
Principal Global Investors, LLC	6,865,138	(6)	5.8%
Dimensional Fund Advisors LP	6,089,699	(7)	5.1%
Cooke & Bieler, LP	5,909,634	(8)	5.0%
Directors
Patrick W. Allender	307,095	(9)(10)	*
Thomas S. Gayner	82,292	(10)	*
Rhonda L. Jordan	107,186	(10)(11)	*
Liam J. Kelly	1,842	(10)
A. Clayton Perfall	76,044	(10)(12)	*
Rajiv Vinnakota	51,027	(10)	*
Didier Teirlinck	26,245	(10)	*
Sharon Wienbar	36,063	(10)	*
Named Executive Officers and Directors
Matthew L. Trerotola	957,993		*
Named Executive Officers
Christopher M. Hix	313,127		*
Daniel A. Pryor	691,601	(13)(14)	*
Shyam Kambeyanda	177,291	(13)(15)	*
Brady Shirley	18,982	(13)
Ian Brander	7,374		*
All of our directors and executive officers as a group (17 persons)	13,142,449	(13)	10.8%

*	Represents beneficial ownership of less than 1%

(1)	Includes 2,010,507 shares held directly, 6,000,000 shares held by limited liability companies of which Mr. Rales is the trustee of the sole member, 19,388 shares held by Capital Yield Corporation, of which Mr. Mitchell Rales and Mr. Steven Rales are the sole stockholders, 679,264 shares held by the Mitchell P. Rales Family Trust, 28,700 shares held in trust for his daughters and 1,520,000 shares of common stock underlying tangible equity units (TEUs) that may be settled into shares of common stock by the holder at any time. The number of shares of common stock underlying Mr. Mitchell Rales’ TEUs is based on the amount that may be acquired if the prepaid stock purchase contracts were settled prior to January 15, 2021. The actual number of shares the reporting person may acquire will depend on when the prepaid stock purchase contracts are settled. Mr. Mitchell Rales has sole voting power and sole dispositive power with respect to 8,718,471 shares of common stock and the 1,520,000 shares underlying TEUs, and shared voting power and shared dispositive power with respect to 19,388 shares of common stock. 6,000,000 shares of Colfax common stock are pledged to secure a line of credit. This entity and Mr. Mitchell Rales are in compliance with this line of credit. The business address of Mr. Mitchell Rales, and the limited liability company, is 11790 Glen Road, Potomac, MD 20854.

(2)	The amount shown and the following information is derived from a Schedule 13G/A filed February 14, 2020 by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2019. According to the Schedule 13G/A, Price Associates has sole voting power over 6,150,197 shares and sole dispositive power over 16,566,794 shares. The business address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(3)	The amount shown and the following information is derived from a Schedule 13G filed February 10, 2020 by BlackRock, Inc. (“BlackRock”), which sets forth BlackRock’s beneficial ownership as of December 31, 2019. According to the Schedule 13G, BlackRock has sole voting power over 9,259,410 shares and sole dispositive power over 9,618,958 shares. The business address of BlackRock is BlackRock, Inc. 55 East 52nd Street, New York, NY 10055.

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(4)	Includes 8,400,985 shares owned directly and 19,388 shares held by Capital Yield Corporation, of which Mr. Mitchell Rales and Mr. Steven Rales are the sole stockholders. Mr. Steven Rales has sole voting power and sole dispositive power with respect to 8,400,985 shares of common stock, and shared voting power and shared dispositive power with respect to 19,388 shares of common stock. The business address of Steven M. Rales is 2200 Pennsylvania Avenue, N.W., Suite 800 W, Washington, D.C. 20037-1701.

(5)	The amount shown and the following information is derived from a Schedule 13G/A filed February 12, 2020 by The Vanguard Group (“Vanguard”), which sets forth Vanguard’s beneficial ownership as of December 31, 2019. According to the Schedule 13G/A, Vanguard has sole voting power over 44,265 shares, shared voting power of 12,287 shares, sole dispositive power over 7,980,251 shares, and shared dispositive power over 45,917 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 33,630 shares or .02% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 22,922 shares or .01% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	The amount shown and the following information is derived from a Schedule 13G/A filed February 18, 2020 by Principal Global Investors, LLC (“Principal”), which sets forth Principal’s beneficial ownership as of December 31, 2019. According to the Schedule 13G/A, Principal has shared voting and dispositive power over 6,865,138 shares. The business address of Principal is 801 Grand Avenue, Des Moines, IA 50392.

(7)	The amount shown and the following information is derived from a Schedule 13G filed February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional”), which sets forth Dimensional’s beneficial ownership as of December 31, 2019. According to the Schedule 13G, Dimensional has sole voting power over 5,985,990 shares and sole dispositive power over 6,089,699 shares. The business address of Dimensional is Building One 6300 Bee Cave Road, Austin, Texas, 78746.

(8)	The amount shown and the following information is derived from a Schedule 13G filed February 14, 2020 by Cooke & Bieler, LP (“Cooke & Bieler”), which sets forth Cooke & Bieler’s beneficial ownership as of December 31, 2019. According to the Schedule 13G, Cooke & Bieler has shared voting power over 4,927,924 shares and shared dispositive power over 5,909,634 shares. The business address of Cooke & Bieler is 1700 Market Street, Suite 3222, Philadelphia, PA 19103.

(9)	Includes 23,648 shares owned by the JWA Irrevocable Trust #1, 45,412 shares held by the JWA GRAT #4, 77,679 shares held by the JWA GRAT #5, 52,160 shares held by the JWA 2014 Trust, and 20,000 shares held by an irrevocable trust, of which Patrick Allender is a trustee. Mr. Allender disclaims beneficial ownership of all shares held by the JWA irrevocable trust, JWA GRATs, and the JWA 2014 Trust, except to the extent of his pecuniary interest therein.

(10)	Beneficial ownership by directors (other than Mitchell P. Rales) includes: (i) for each of Messrs. Allender and Gayner and Ms. Jordan, 32,217 DRSUs or DSUs that have vested or will vest within 60 days of March 16, 2020 and will be delivered following the conclusion of service on the Board and 27,903 shares that such individuals have the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 16, 2020, (ii) for Mr. Perfall, 20,005 DRSUs or DSUs that have vested or will vest within 60 days of March 16, 2020 and will be delivered following the conclusion of service on the Board and 27,903 shares that Mr. Perfall has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 16, 2020, (iii) for Mr. Vinnakota, 15,470 DRSUs or DSUs that have vested or will vest within 60 days of March 16, 2020 and will be delivered following the conclusion of service on the Board and 27,903 shares that Mr. Vinnakota has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 16, 2020, (iv) for Mr. Teirlinck, 7,891 DRSUs or DSUs that have vested or will vest within 60 days of March 16, 2020 and will be delivered following the conclusion of service on the Board and 12,240 shares that Mr. Teirlinck has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 16, 2020, (v) for Ms. Wienbar, 11,317 DRSUs or DSUs that have vested or will vest within 60 days of March 16, 2020 and will be delivered following the conclusion of service on the Board and 16,478 shares that Ms. Wienbar has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 16, 2020, (vi) for Mr. Kelly, 1,842 shares that Mr. Kelly has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 16, 2020, and (vii) DSUs received in lieu of annual cash retainers and committee chairperson retainers that will be delivered following the conclusion of service on the Board as follows: Mr. Allender—27,109, Mr. Gayner—22,172, Ms. Jordan— 22,066, Mr. Perfall— 20,689, Mr. Teirlinck— 6,114, and Ms. Wienbar— 8,268. For more information on these awards, see Director Compensation above.

(11)	Includes 18,010 shares held by a family trust, 6,191 shares held by her spouse and 799 shares held in a trust account for her spouse.

(12)	Includes 7,447 shares held by a trust.

(13)	Beneficial ownership by named executive officers and our executive officers as a group includes shares that such individuals have the right to acquire upon the exercise of options that have vested or will vest within 60 days of March 16, 2020. The number of shares included in the table as beneficially owned which are subject to such options is as follows: Mr. Trerotola— 835,562, Mr. Hix— 298,658, Mr. Pryor— 606,992, Mr. Kambeyanda— 130,128, and Mr. Shirley—18,982, all of our current executive officers as a group— 1,923,146.

(14)	Includes 3,000 shares held by trusts for his children and 1,920 shares held in his 401(k) account.

(15)	Includes 22,759 RSUs that will vest within 60 days of March 16, 2020.

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GENERAL MATTERS

Outstanding Stock and Voting Rights

The Board has fixed the close of business on April 2, 2020 (the “Record Date”) as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. Proxies will be voted as specified in the stockholder’s proxy. In the absence of specific instructions, proxies will be voted in accordance with the Company’s recommendations and in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment or postponement thereof. The Board has selected Mitchell P. Rales and Matthew L. Trerotola to act as proxies with full power of substitution.

Any stockholder of record giving a proxy has the power to revoke the proxy at any time before it is exercised by either (i) delivering a written notice of revocation to Colfax Corporation at 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701, Attn: Corporate Secretary, (ii) delivering prior to the Annual Meeting a properly executed and subsequently dated proxy, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. A beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, should contact that entity to revoke a previously given proxy.

The Company will bear the total expense of this solicitation, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, Internet, e-mail or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

The holders of shares of the Company’s common stock are entitled to vote at the Annual Meeting. As of the Record Date, 118,327,405 shares of the Company’s common stock were outstanding. Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters brought before the Annual Meeting.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our corporate headquarters located at 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701, for 10 days prior to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the shares of the Company’s stock outstanding on the Record Date and entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the Chairman of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, for approval of the advisory vote approving the compensation of our named executive officers, and for approval of the Colfax Corporation 2020 Omnibus Incentive Plan.

Abstentions will have no effect on the election of directors but will have the same effect as a vote against ratification of the appointment of Ernst & Young LLP, approval of the advisory vote approving the compensation of our named executive officers and approval of the Colfax Corporation 2020 Omnibus Incentive Plan.

Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions on the ratification of the selection of our registered public accounting firm. In contrast, the remaining proposals are “non-routine” items. This means brokerage firms that have not received voting instructions from their clients may not vote on these proposals (a “broker non-vote”). Broker non-votes will not be considered in determining the number of votes necessary for election and, therefore, will have no effect on the outcome of the vote for the election of directors. Further, broker non-votes will have no effect on the advisory vote to approve the compensation of our named executive officers or the proposal to approve the Colfax Corporation 2020 Omnibus Incentive Plan.

Only stockholders as of the Record Date are entitled to attend the Annual Meeting in person. The names of stockholders of record will be on a list at the Annual Meeting and such stockholders may gain entry with a government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. Beneficial stockholders who own common stock in street name, meaning through a bank, broker or other nominee, must present a government-issued photo identification and proof of beneficial stock ownership as of the Record Date (such as the Notice of Internet Availability, a copy of the proxy card received if one was sent to the stockholder or an account statement or other similar evidence showing stock ownership as of the Record Date) in order to gain entry to the Annual Meeting. Representatives of an entity that owns stock of the Company must present government-issued photo identification, evidence that they are the entity’s authorized representative or proxyholder and, if the entity is a beneficial owner, proof of the entity’s beneficial stock ownership

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as of the Record Date. A person who is not a stockholder will be entitled to admission only if he or she presents a valid legal proxy from a stockholder of record and government-issued photo identification. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

Please note that the use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices is strictly prohibited at the meeting.

We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments, and related agencies, have issued and may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our press releases, available at http://ir.colfaxcorp.com, and our filings with the SEC for updated information. If you are planning to attend our Annual Meeting, please check http://ir.colfaxcorp.com the week of the meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 10, 2020.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for a stockholder to nominate a candidate for election to the Board or propose any other business to be considered at an annual meeting other than through a proposal presented pursuant to Rule 14a-8 of the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701, Attn: Corporate Secretary. To be timely for an annual meeting, the stockholder’s notice must be delivered to or mailed and received by the Secretary not less than the close of business 90 days nor more than 120 days before the anniversary date of the preceding annual meeting; accordingly, for the 2020 annual meeting, notice must be delivered to or mailed and received by the Secretary no later than the close of business on February 20, 2021 and no earlier than January 21, 2021. However, if the annual meeting is set for a date that is more than 30 days before or more than 70 days after such anniversary, the Company must receive the notice not earlier than the 120th day prior to the annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when the Company makes a public announcement of the annual meeting date. Such notice must provide the information required by Section 2.2 of our Bylaws with respect to each matter, other than stockholder nominations of directors, that the stockholder proposes to bring before the annual meeting. Notice of stockholder nominations must provide the information required by Section 3.3 of our Bylaws. Both Section 2.2 and Section 3.3 of our Bylaws mandate certain additional information to be provided by a stockholder who wishes to introduce business or nominate a director candidate. The chairman of the annual meeting may refuse to acknowledge or introduce any nomination or proposal if notice thereof is not received within the applicable deadlines or does not otherwise comply with our Bylaws. If the stockholder does not provide notice of a nomination or proposal within the applicable deadlines or does not comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such nomination or proposal.

Delivery of Documents to Stockholders Sharing an Address

SEC rules permit the delivery of a single copy of a company’s annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.

The broker, bank or other nominee for any stockholder who is a beneficial owner of the Company’s stock may deliver only one copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, now or in the future, should submit a written request to Investor Relations, Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701 or call (301) 323-9000 and ask for Investor Relations. Beneficial owners sharing an address who are receiving multiple copies of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

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Additional Information

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2019 has been made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

The Company filed its Annual Report on Form 10-K with the SEC on February 24, 2020. The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements but excluding exhibits. Exhibits, if requested, will be furnished upon the payment of a fee determined by the Company, such fee to be limited to the Company’s reasonable expenses in furnishing the requested exhibit or exhibits. Please send a written request to Investor Relations, Colfax Corporation, 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701, or access these materials on the Company’s website at www.colfaxcorp.com on the Investors page.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

Bradley J. Tandy

Secretary

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APPENDIX A	COLFAX CORPORATION 2020 OMNIBUS INCENTIVE PLAN

Colfax Corporation, a Delaware corporation, sets forth herein the terms of its 2020 Omnibus Incentive Plan, as follows:

SECTION 1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, and key employees, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

SECTION 2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following capitalized terms shall have the respective meanings set forth below:

2.1	“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2	“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Share, Performance Unit or Substitute Award under the Plan.

2.3	“Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award. An Award Agreement may be provided in any medium, including any electronic medium.

2.4	“Benefit Arrangement” has the meaning set forth in Section 15.

2.5	“Board” means the Board of Directors of the Company.

2.6	“Business Combination” has the meaning set forth in Section 2.8(3).

2.7	“Cause” means, as determined by the Board or the Committee and unless otherwise provided in an Award Agreement or other applicable agreement with the Company: (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or any Affiliate.

2.8	“Change in Control” means the occurrence of any of the following:

(1)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either: (A) the then-outstanding shares of common stock of the Company (the “Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iv) any acquisition by any Person (or more than one Person acting as a group) that owns more than fifty (50) percent of the Company Common Stock or Voting Stock and acquires additional shares, or (v) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) below; or

(2)	individuals who, as of the date hereof, constitute the Board (as modified by this subsection (2), the “Incumbent Board”), cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)	consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding

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voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than fifty percent (50%), respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

(4)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

A “Change in Control” will be deemed to occur (i) with respect to a Change in Control pursuant to subsection (1) above, on the date that any Person becomes the beneficial owner of more than fifty percent (50%) of either the Company Common Stock or the Voting Stock, (ii) with respect to a Change in Control pursuant to subsection (2) above, on the date the members of the Incumbent Board first cease for any reason (other than death or disability) to constitute at least a majority of the Board, (iii) with respect to a Change in Control pursuant to subsection (3) above, on the date the applicable transaction closes and (iv) with respect to a Change in Control pursuant to subsection (4) above, on the date of the stockholder approval. Notwithstanding the foregoing provisions, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because of a change in control of any Subsidiary by which the Employee may be employed.

2.9	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10	“Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.

2.11	“Company” means Colfax Corporation, a Delaware corporation, or its successors.

2.12	“Company Common Stock” has the meaning set forth in Section 2.8(1).

2.13	“Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.14	“Dividend Equivalent Right” and “Dividend Equivalent” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property in an amount equal in value to the dividends paid with respect to all or a specified number of shares of Stock, or other periodic payments.

2.15	“Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

2.16	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17	“Exercise Price” means (a) in the case of an Option, the amount for which a share of Stock may be purchased upon exercise of such Option, as set forth in the applicable Award Agreement, and (b) in the case of a Stock Appreciation Right, the per share of Stock amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value of a share of Stock in determining the amount payable upon exercise of such SAR.

2.18	“Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board or the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the average between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board or the Committee in good faith in a manner consistent with Code Section 409A.

2.19	“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

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2.20	“Full Value Award” means any Award, other than an Option or Stock Appreciation Right, that is settled by the issuance of shares of Stock (or, at the direction of the Committee, settled in cash or other consideration by reference to the value of shares of Stock).

2.21	“Grant Date” means the date on which the Board or Committee, as applicable, adopts a resolution or takes other appropriate action, granting an Award to a Service Provider or, if a later date is set forth in such resolution, then such later date as set forth therein.

2.22	“Grantee” means a person who receives or holds an Award under the Plan.

2.23	“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24	“Incumbent Board” has the meaning set forth in Section 2.8(2).

2.25	“Minimum Vesting Requirements” means, notwithstanding any provision of this Plan to the contrary, on and after the Effective Date, the Committee shall not award more than five percent (5%) of the aggregate number of shares of Stock that are available for grant under this Plan as of the Effective Date pursuant to Awards that are solely subject to vesting conditions or performance periods that are less than one (1) year following the Grant Date of the applicable Award, subject, in each case to the Committee’s authority under this Plan to vest Awards earlier, as the Committee deems appropriate, upon the occurrence of a Change in Control, in the event of a Service Provider’s termination of employment or Service or otherwise as permitted by this Plan.

2.26	“Net Exercise” means a Grantee’s ability (if authorized by the Board or the Committee) to exercise an Option by directing the Company to deduct from the shares of Stock issuable upon exercise of his or her Option a number of shares of Stock having an aggregate Fair Market Value equal to the sum of the aggregate Option Price therefor plus the amount of the Grantee’s tax withholding described in Section 18.3 (if any), whereupon the Company shall issue to the Grantee the net remaining number of shares of Stock after such deduction.

2.27	“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.28	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan that is either an Incentive Stock Option or a Non-qualified Stock Option.

2.29	“Option Price” means the Exercise Price for each share of Stock subject to an Option.

2.30	“Other Agreement” has the meaning set forth in Section 15.

2.31	“Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.32	“Performance Award” means an Award made subject to the attainment of one or more performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

2.33	“Performance-Based Compensation” means compensation under an Award that is intended to constitute performance-based compensation within the meaning of Code Section 409A.

2.34	“Performance Measures” means measures as described in Section 14 and Appendix A on which the performance goals are based.

2.35	“Performance Period” means the period of time not in excess of ten (10) years during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to a Performance Award.

2.36	“Performance Share” means a Performance Award under Section 14 hereof and subject to the terms of this Plan, denominated in Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.37	“Performance Unit” means a Performance Award under Section 14 hereof and subject to the terms of this Plan, denominated in Stock Units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.38	“Person” has the meaning set forth in Section 2.8(1).

2.39	“Plan” means this Colfax Corporation 2020 Omnibus Incentive Plan, as the same may be amended from time to time.

2.40	“Prior Plan” means the Colfax Corporation 2016 Omnibus Incentive Plan.

2.41	“Purchase Price” means the purchase price paid by a Grantee for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.42	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.43	“Repricing” and “Repriced” means lowering of the Option Price or SAR Exercise Price or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles, and includes a cancellation of an Option or SAR when its Option Price or SAR Exercise Price exceeds the Fair Market Value of the underlying Stock and exchange for another Option, SAR or other Award or a cash payment.

2.44	“Restricted Period” has the meaning set forth in Section 10.2.

2.45	“Restricted Stock” means one or more shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.46	“SAR Exercise Price” means the per share Exercise Price of an SAR granted to a Grantee under Section 9 hereof.

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2.47	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.48	“Service” means (i) such term as defined in an applicable Award Agreement, if the Award Agreement so defines such term, or (ii) if not defined in an applicable Award Agreement, service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties and periods of leave following which a Service Provider is expected to return to service with the Company or an Affiliate shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Any periods of garden leave prior to a Service Provider’s termination of service with the Company or an Affiliate shall not be considered periods of “Service” hereunder, unless the Committee determines otherwise. Subject to the preceding, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board or the Committee, which determination shall be final, binding and conclusive.

2.49	“Service Provider” means an employee, officer or director of the Company or an Affiliate, currently providing services to the Company or an Affiliate.

2.50	“Share Counting” has the meaning set forth in Section 4.4.

2.51	“Stock” means the common stock, par value $0.001 per share, of the Company.

2.52	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.53	“Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.54	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.55	“Substitute Award” means an Award granted upon assumption of, or in substitution for, an outstanding award previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.56	“Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries, within the meaning of Section 422(b)(6) of the Code. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.57	“Total Available Shares” has the meaning set forth in Section 4.1.

2.58	“Unrestricted Stock” means one or more shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.59	“Voting Stock” has the meaning set forth in Section 2.8(1).

SECTION 3.	ADMINISTRATION OF THE PLAN

3.1	Board. The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2	Committee. The Board hereby delegates to the Compensation Committee of the Board, which shall be the Committee hereunder until such time as a replacement Committee is so designated by the Board, such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and Section 3.3 below.

(i)	Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, and any successor thereto appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and who comply with the independence requirements of the stock exchange on which the Stock is listed.

(ii)	The Board may also appoint one or more separate committees, each composed of one or more directors of the Company who need not be Outside Directors or one or more officers of the Company who need not be members of the Board, who may, within specified parameters, administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

(iii)	The Committee may delegate to any appropriate officer or employee of the Company or an Affiliate responsibility for performing ministerial and administrative functions under the Plan.

(iv)	In the event that the Committee’s authority is delegated to any officer or employee in accordance with this Section 3.2, any actions undertaken by such person in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to such officer or employee.

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In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3	Committee Authority. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i)	designate Grantees;

(ii)	determine the type or types of Awards to be made to a Grantee;

(iii)	determine the number of shares of Stock to be subject to an Award;

(iv)	subject to the Minimum Vesting Requirements, establish the terms, conditions, restrictions and other provisions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)	prescribe the form of each Award Agreement evidencing an Award, which need not be identical for each Grantee;

(vi)	Grant Awards;

(vii)	Establish performance conditions and goals for Performance Awards, and verify the level of performance attained with respect to such performance conditions and goals;

(viii)	Adopt sub-plans or supplements to, or alternative versions of, the Plan as the Committee deems necessary or desirable to comply with laws or regulations or to accommodate the tax policy or custom of, foreign jurisdictions.

(ix)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement,

(x)	establish, adopt or revise rules, guidelines and policies for the administration of the Plan;

(xi)	amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, materially impair the Grantee’s rights under such Award. In addition, notwithstanding anything in the Plan to the contrary, the Committee shall not have the discretion to accelerate the vesting of any outstanding Awards, except that the Committee may accelerate the vesting of Awards in the event of a Grantee’s death or Disability or as provided in Section 17 of the Plan; and

(xii)	make all other decisions and determinations, and take such other actions with respect to the Plan or any Award as the Committee shall deem necessary, appropriate or advisable for the administration of the Plan and any Award.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause.

3.4	Deferral Arrangement. The Board or the Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5	No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6	Share Issuance/Book-Entry. Notwithstanding any provision of this Plan to the contrary, the issuance of shares of Stock under the Plan may be evidenced in such a manner as the Board or Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration on a non-certificated basis or issuance of one or more Stock certificates, subject to applicable law and the rules of the applicable stock exchange. Any reference to the issuance of Stock certificates to a Grantee shall be deemed to include any such issuance of the Stock.

SECTION 4.	STOCK SUBJECT TO THE PLAN

4.1	Number of Shares. Subject to the Share Counting rules set forth in Section 4.4 and to adjustment as provided in Section 17, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,430,000 shares, which number may be increased by the number of shares available for issuance under a stockholder-approved plan of a business entity that is a party to an acquisition, merger or other transaction in which the Company or an Affiliate acquires the business entity (as appropriately adjusted, if necessary, to reflect such transaction) (“Total Available Shares”).

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4.2	Incentive Stock Options. The maximum number of shares of Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,430,000 shares, subject to adjustment as provided in Section 17.

4.3	Prior Plan. On or after the Effective Date, no further awards shall be granted under the Prior Plan, it being understood that awards granted under the Prior Plan as of the Effective Date shall remain in full force and effect under the Prior Plan according to their respective terms.

4.4	Share Counting.

(i)	The number of shares of Stock covered by an Award, or to which an Award relates, shall be subtracted from the Total Available Shares reserve as of the Grant Date.

(ii)	To the extent an Award is canceled, terminates, expires, is forfeited or lapses for any reason (in whole or in part), any unissued or forfeited shares of Stock subject to the Award shall be added back to the Total Available Shares reserve and available again for issuance pursuant to Awards granted under the Plan.

(iii)	Any shares of Stock related to Awards that are settled in cash or other consideration in lieu of shares of Stock shall be added back to the Total Available Shares reserve and available again for issuance pursuant to Awards granted under the Plan.

(iv)	Shares of Stock withheld or deducted from an Award by the Company to satisfy tax withholding requirements relating to Options or Stock Appreciation Rights shall not be added back to the Total Available Shares reserve and shall not again be available for issuance pursuant to Awards granted under the Plan, but shares of Stock withheld or deducted by the Company to satisfy tax withholding requirements relating to Full Value Awards shall be added back to the Total Available Shares reserve and available again for issuance pursuant to Awards granted under the Plan. Shares of Stock delivered by a Grantee to the Company to satisfy tax withholding requirements shall be treated in the same way as shares of Stock withheld or deducted from an Award as specified above for purposes of Share Counting under this Section 4.4.

(v)	If the full number of shares of Stock subject to an Option or a Stock-settled Stock Appreciation Right is not issued upon exercise of such Option or Stock Appreciation Right for any reason, including by reason of a net settlement or Net Exercise, all such shares of Stock that were covered by the exercised Option or SAR shall not be added back to the Total Available Shares reserve and shall not again be available for issuance pursuant to Awards granted under the Plan.

(vi)	If the Exercise Price of an Option is satisfied by the Grantee delivering shares of Stock to the Company (by either actual delivery or attestation), such shares of Stock shall not be added to the Total Available Shares reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(vii)	To the extent that the full number of shares of Stock subject to a Performance Award (other than an Option or Stock Appreciation Right) is not issued by reason of failure to achieve maximum performance goals, the number of shares of Stock not issued shall be added back to the Total Available Shares reserve and shall be available again for issuance pursuant to Awards granted under the Plan.

(viii)	Shares of Stock repurchased on the open market with the proceeds of an Option exercise shall not be added to the Total Available Shares reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(ix)	Any Dividend Equivalent denominated in shares of Stock shall be counted against the Total Available Shares in such amount and at such time as the Dividend Equivalent first constitutes a commitment to issue shares of Stock.

(x)	Substitute Awards granted shall not count against the Total Available Shares reserve.

4.5	Source of Shares of Stock. Shares of Stock issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares of Stock.

4.6	Fractional Shares of Stock. No fractional shares of Stock shall be issued under or pursuant to the Plan or any Award and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding down.

SECTION 5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1	Effective Date. The Plan shall be effective on the Effective Date.

5.2	Term. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date set forth in Section 5.1 and may be terminated on any earlier date as provided in Section 5.3. Any Awards of Incentive Stock Options shall be granted within the time periods provided in Section 8.3. No termination of the Plan shall have any effect on any Awards then outstanding under the Plan.

5.3	Amendment and Termination of the Plan. The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded under the Plan.

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SECTION 6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1	Service Providers. Subject to this Section 6, Awards may be made under the Plan to any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company or of any Affiliate, as the Board or the Committee shall determine and designate from time to time.

6.2	Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original date of grant; provided, that the Option Price or grant price is determined in accordance with the principles of Code Section 424, Code Section 409A, and the regulations thereunder. Substitute Awards may be granted (on such terms and conditions as the Committee determines appropriate) in assumption of, or in substitution or exchange for, stock and stock-based awards held by employees, directors and other service providers of another entity who, pursuant to an acquisition (whether by purchase, merger or other Change in Control) by the Company or an Affiliate, become employees, directors or other service providers of the Company or an Affiliate.

6.3	Limitation on Awards to Outside Directors. The aggregate dollar value of equity-based (based on the Grant Date’s Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any Outside Director shall not exceed Three Hundred Fifty Thousand Dollars ($350,000); provided, however, that in the calendar year in which an Outside Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Outside Director may be up to two hundred percent (200%) of the foregoing limit.

6.4	Maximum Awards. Subject to adjustment as provided in Section 17, the maximum number of shares of Stock underlying Awards to any one Grantee during any fiscal year of the Company shall be 1,000,000.

SECTION 7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board or the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.

SECTION 8.	TERMS AND CONDITIONS OF OPTIONS

8.1	Option Price. The Option Price of each Option shall be fixed by the Board or the Committee and stated in the Award Agreement evidencing such Option. Except for Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2	Vesting. Subject to Sections 8.3 and 17 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including conditions based on achievement of performance goals and/or future service requirements) as shall be determined by the Board or the Committee and stated in the Award Agreement. Except for Substitute Awards and the Minimum Vesting Requirements, exceptions, Options shall have a vesting period of at least twelve (12) months from the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3	Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board or the Committee and stated in the Award Agreement relating to such Option; provided, however, that (i) in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date; and (ii) such term shall be automatically extended by thirty (30) days (but to no longer than ten (10) years for any Option that intended to be an Incentive Stock Option or to no longer than five (5) years for any Option that intended to be an Incentive Stock Option and is granted to a Ten Percent Stockholder) in the event that the original term of the Option is set to expire during a closed window period applicable to the Grantee. Any Award of an Incentive Stock Option must be made prior to April 3, 2030.

8.4	Termination of Service. Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board or the Committee, need not be uniform among all Options granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5	Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

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8.6	Method of Exercise. Subject to such rules and procedures as may be established by the Board or the Committee, the provisions of this Section 8.6 shall apply to the exercise of Options. An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised; and, subject to Section 12, unless the Board or Committee in its discretion permits payment through a “cashless exercise” or Net Exercise procedure, shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) one hundred (100) shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7	Rights of Holders of Options. An individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid for and issued to the Grantee. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8	Delivery of Stock. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of the shares of Stock subject to the Option pursuant to Section 3.6.

8.9	Transferability of Options. Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10	Family Transfers. If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11	Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed One Hundred Thousand Dollars ($100,000). This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12	Notice of Disqualifying Disposition. If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

8.13	No Reloads. Award Agreements for Options shall not contain any provision entitling a Grantee to the automatic grant of additional Options in connection with the exercise of the original Option.

8.14	No Repricing. Except as contemplated by the provisions of Section 17, outstanding Options will not be repriced without the prior approval of the Company’s stockholders.

SECTION 9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1	Right to Payment and Grant Price. A Stock Appreciation Right shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price as determined by the Board or the Committee. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of the SAR.

9.2	Other Terms. The Board or the Committee shall determine at the Grant Date, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method

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by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Notwithstanding the foregoing, except for Substitute Awards and the Minimum Vesting Requirements exceptions, SARs shall have a vesting period of at least twelve (12) months from the Grant Date.

9.3	Term. Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board or the Committee and stated in the Award Agreement relating to such SAR; provided, however, that such term shall be automatically extended by thirty (30) days in the event that the original term of the SAR is set to expire during a closed window period applicable to the Grantee.

9.4	Transferability of SARS. Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5	Family Transfers. If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

9.6	No Repricing. Except as contemplated by the provisions of Section 17, outstanding Stock Appreciation Rights will not be repriced without the prior approval of the Company’s stockholders.

SECTION 10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units shall be evidenced by an Award Agreement and may be made for no consideration (other than par value of the shares of Stock which is deemed paid by Services already rendered). Settlement of each Award of Stock Units shall be in cash, Stock, other property or a combination thereof, in the discretion of the Committee.

10.2	Restrictions; Minimum Vesting. At the time a grant of Restricted Stock or Stock Units is made, the Board or the Committee may, in its sole discretion, establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different Restricted Period. The Board or the Committee may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period. Notwithstanding the foregoing, except for Substitute Awards and the Minimum Vesting Requirements exceptions, Awards of Restricted Stock or Stock Units subject solely to continued Service with the Company or an Affiliate shall have a vesting period of at least twelve (12) months from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board or the Committee with respect to such Restricted Stock or Stock Units.

10.3	Restricted Stock Certificates. The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or book-entry registered shares pursuant to Section 3.6 representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or such certificates or book-entry registered shares shall be delivered to the Grantee, provided, however, that such certificates or book-entry registered shares shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4	Rights of Holders of Restricted Stock. Unless the Board or the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board or the Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.5	Rights of Holders of Stock Units.

(i)	Voting and Dividend Rights. Holders of Stock Units shall have no rights as stockholders of the Company. The Board or the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

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(ii)	Creditor’s Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6	Purchase of Restricted Stock. The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock, or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board or the Committee, in consideration for past Services rendered to the Company or an Affiliate.

10.7	Delivery of Stock. Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board or the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate or book-entry registration for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit (or cash or other property, as applicable) has been delivered.

SECTION 11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board or the Committee may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Board or the Committee) an Award of Unrestricted Stock to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past Services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

SECTION 12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1	General Rule. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2	Surrender of Stock. To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3	Cashless Exercise; Net Exercise. With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by (i) delivery (on a form acceptable to the Board or the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3, or (ii) a Net Exercise.

12.4	Other Forms of Payment. To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1	Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares of Stock had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or at the end of any applicable vesting period, or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board or the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest or become payable unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights. Awards of Dividend Equivalent rights shall be subject to the Minimum Vesting Requirements.

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SECTION 14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES AND PERFORMANCE UNITS AWARDS

14.1	Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Board or Committee, at any time and from time to time, may grant Awards of Performance Units and/or Performance Shares to Grantees in such amounts and upon such terms as the Board or Committee shall determine.

14.2	Award Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or Performance Units subject to the Award, the performance objectives (which may include Performance Measures), the Performance Period applicable to the Award, any other conditions or restrictions on the Award, and such other terms and conditions as the Board or Committee, in its discretion, determines and as are consistent with this Plan. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

14.3	Performance Objectives. Any grant of Performance Shares or Performance Units shall specify performance objectives (which may include Performance Measures), which, if achieved, will result in payment or early payment of the Award. Each grant shall specify a minimum acceptable level of achievement of the performance objectives and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above minimum level, but falls short of full achievement of the specified performance objectives. Before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine the level of achievement of the performance objectives.

14.4	Timing For Establishing Performance Goals. For Performance Awards other than Options that are intended to qualify as “performance-based compensation” for purposes of Code Section 409A, performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 409A and the regulations issued thereunder.

14.5	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other property or a combination thereof, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.6	Performance Measures. Any Performance Measure(s) may be used to measure the performance of the Company, any Subsidiary, and/or any Affiliate as a whole or any business unit of the Company, any Subsidiary, and/or any Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select share price, including growth measures and total stockholder return as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of performance goals pursuant to the Performance Measures.

(i)	Evaluation of Performance. The Committee may provide in any Award Agreement that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) events or circumstances that are unusual in nature or infrequently occurring; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

(ii)	Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may be adjusted upward or downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.7	Dividends and Dividend Equivalents. The Committee may, at the Grant Date of Performance Shares or Performance Units, provide for payment of dividends or dividend equivalents to the Grantee either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on Grantee’s earning of the Performance Shares or Performance Units with respect to which such dividend equivalents or dividends are paid.

14.8	Minimum Vesting Requirements. Except for Substitute Awards and the Minimum Vesting Requirements exceptions, Awards of Performance Shares and Performance Units shall have a vesting period of at least twelve (12) months from the Grant Date.

SECTION 15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any Award Agreement or other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”), and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such

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payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

SECTION 16.	REQUIREMENTS OF LAW

16.1	General. The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2	Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

SECTION 17.	ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

17.1	Mandatory Adjustments. In the event of an ‘‘equity restructuring” (as such term is defined in Financial Accounting Standards Board Accounting Standards Codification Topic 718, ‘‘Compensation — Stock Compensation”), including any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the authorization limits under Sections 4.1, 4.2, and 6.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and outstanding Awards as it deems necessary or appropriate, in its sole discretion, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, including: (a) adjustment of the number and kind of shares or securities that may be issued under the Plan; (b) adjustment of the number and kind of shares or securities subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Stock Options and Stock Appreciation Rights or the measure to be used to determine the amount of the benefit payable on an Award; (d) adjustment to market price-based performance goals or performance goals set on a per-Share basis; and (e) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Stock Options or SARs to the extent that it causes such Stock Options or SARs to provide for a deferral of compensation subject to Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (a stock split), a dividend payable in Shares, or a combination or consolidation of the outstanding Common Stock into a lesser number of Shares, the authorization limits under Sections 4.1, 4.2 and 6.4 shall automatically be adjusted proportionately, and the Shares then subject to each outstanding Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate Exercise Price therefor.

17.2	Discretionary Adjustments. Upon the occurrence or in anticipation of any share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, or any transaction described in Section 17.1, in addition to any of the actions described in Section 17.1, the Committee may, in its sole discretion, provide: (a) that Awards will be settled in cash rather than Shares; (b) that Awards will become immediately vested and exercisable

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and will expire after a designated period of time to the extent not then exercised; (c) that Awards will be equitably converted, adjusted or substituted in connection with such transaction; (d) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares as of a specified date associated with the transaction, over the Exercise Price of the Award; (e) that performance targets and Performance Periods for Performance Awards will be modified; or (f) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

17.3	No Fractional Shares, etc. After giving effect to any adjustment pursuant to the provisions of this Section 17, the number of Shares subject to any Award denominated in whole Shares shall always be a whole number, unless otherwise determined by the Committee. Any discretionary adjustments made pursuant to the provisions of this Section 17 shall be subject to the provisions of Section 5. To the extent any adjustments made pursuant to this Section 17 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Stock Options shall be deemed to be Non-Qualified Stock Options.

17.4	No Limitations on Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

SECTION 18.	GENERAL PROVISIONS

18.1	Disclaimer of Rights. No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2	Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3	Withholding Taxes. The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the maximum amount to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares, or such amount that will not cause an adverse accounting consequence or cost to the Company.

18.4	Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5	Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, in its sole discretion.

18.6	Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

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18.7	Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8	Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9	Section 409A of the Code. The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board or the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board. Notwithstanding the foregoing, the Company, the Board and the Committee shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant.

18.10	Clawback/Recoupment. Notwithstanding any other provisions herein to the contrary, any performance based compensation, or any other amount, paid to a Grantee pursuant to an Award, which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company.

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APPENDIX A

net earnings or net income;
operating earnings;
pretax earnings;
pre-tax earnings per share;
earnings per share;
share price, including growth measures and total stockholder return;
earnings before interest and taxes;
earnings before interest, taxes, depreciation and/or amortization;
earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

–	stock-based compensation expense;
–	income from discontinued operations;
–	gain on cancellation of debt;
–	debt extinguishment and related costs;
–	restructuring, separation and/or integration charges and costs;
–	reorganization and/or recapitalization charges and costs;
–	impairment charges;
–	gain or loss related to investments;
–	sales and use tax settlement; and
–	gain on non-monetary transaction.

sales or revenue growth, whether in general, by type of product or service, or by type of customer;
gross or operating margins;
return measures, including total shareholder return, return on assets, capital, investment, equity, sales or revenue;
cash flow, including:

–	operating cash flow;
–	free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to earnings before interest, taxes, depreciation and/or amortization above) less capital expenditures;
–	cash flow return on equity; and
–	cash flow return on investment.

productivity ratios;
expense targets;
market share;
working capital targets;
completion of acquisitions of businesses or companies (including metrics resulting from the same such as revenue or margin);
completion of divestitures and asset sales;
debt repayment targets, and debt/equity ratios;
bookings or completion of orders (including metrics resulting from the same such as revenue or margin);
project bookings, milestones or completion (including metrics related to the same such as revenue or margin); and
any combination of the foregoing business criteria.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 20, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 20, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D05187-P36854-Z76616

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COLFAX CORPORATION

Company Proposals

The Board of Directors recommends you vote FOR each of the nominees listed below:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Mitchell P. Rales	☐	☐	☐
1b. Matthew L. Trerotola	☐	☐	☐
1c. Patrick W. Allender	☐	☐	☐
1d. Thomas S. Gayner	☐	☐	☐
1e. Rhonda L. Jordan	☐	☐	☐
1f. Liam J. Kelly	☐	☐	☐
1g. A. Clayton Perfall	☐	☐	☐
1h. Didier Teirlinck	☐	☐	☐
1i. Rajiv Vinnakota	☐	☐	☐
1j. Sharon Wienbar	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To approve on an advisory basis the compensation of our named executive officers.	☐	☐	☐
4. To approve the Colfax Corporation 2020 Omnibus Incentive Plan.	☐	☐	☐

NOTE: I authorize the proxies to vote according to their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D05188-P36854-Z76616

STOCKHOLDERS' PROXY SOLICITED BY THE BOARD OF DIRECTORS OF COLFAX CORPORATION

Mitchell P. Rales and Matthew L. Trerotola, or either of them, each with the full power of substitution, are hereby authorized to represent and to vote all of the shares of COLFAX CORPORATION common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of COLFAX CORPORATION to be held at the Maryland Conference Center, 2720 Technology Drive, Annapolis Junction, Maryland 20701 on Thursday, May 21, 2020 at 3:00 p.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting.

The above named proxies will vote the shares represented hereby as directed on the other side of this card, and if no such direction is made, the above named proxies will vote "FOR" the election of all the nominees listed under Proposal 1 and "FOR" Proposals 2, 3 and 4. The above named proxies may vote according to their discretion on any other matter which may properly come before the meeting or any adjournment or postponement thereof. The undersigned may revoke this proxy prior to its exercise.

Please fill the appropriate boxes, sign and date on the other side of this card.